Exhibit 10.4
FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of August 31, 2023 (this “Agreement”), is by and among BLUE OWL NLT OPERATING PARTNERSHIP LP (f/k/a OAKTRUST OPERATING PARTNERSHIP L.P.), a Delaware limited partnership (the “Borrower”), the other Loan Parties (as defined in the Credit Agreement (defined below)) solely for purpose of Section V hereof, KEYBANK NATIONAL ASSOCIATION, as Agent for the Lenders (in such capacity, the “Agent”), and the Lenders (defined below) party hereto.

RECITALS

        WHEREAS, the Borrower, the lenders from time to time party thereto (the “Lenders”) and the Agent are parties to the Credit Agreement, dated as of August 11, 2022 (as amended, restated, modified or supplemented prior to the date hereof, the “Credit Agreement”); and

        WHEREAS, as permitted by Section 11.3 of the Credit Agreement, the parties hereto desire to amend the Credit Agreement subject to the terms and conditions of this Agreement (the Credit Agreement as so amended hereby, the “Amended Credit Agreement”; capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Amended Credit Agreement).

    NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I.AMENDMENTS TO CREDIT AGREEMENT. Subject to the conditions precedent set forth in Section III below, as of the Fourth Amendment Effective Date, the Credit Agreement is hereby amended to delete the red font stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the blue font double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A attached hereto such that, immediately after giving effect to this Agreement, the Amended Credit Agreement will read as set forth in Exhibit A.

II.REPRESENTATIONS. The Borrower, on its own behalf and on behalf of the other Loan Parties, hereby represents, warrants and confirms that (a) the representations and warranties made or deemed made by the Borrower or any other Loan Party in the Amended Credit Agreement and each other Loan Document to which such Loan Party is a party are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) as of the date hereof, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances permitted under the Amended Credit Agreement, and (b) immediately before and after giving effect to this Agreement, no Default or Event of Default exists.

III.CONDITIONS TO EFFECTIVENESS. This Agreement will become effective on the first date (the “Fourth Amendment Effective Date”) on which the following conditions are satisfied:

A.The Agent shall have received counterparts of this Agreement executed and delivered by the Borrower, the other Loan Parties, the Lenders party hereto (constituting Majority Lenders) and the Agent.

B.The Agent shall have received a certificate signed by an Authorized Officer of the Borrower and dated as of the Fourth Amendment Effective Date, certifying that, after giving effect to this Agreement and the other transactions contemplated hereby, (i) the representations and warranties contained in the Amended Credit Agreement and the other Loan Documents are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) as of the Fourth Amendment Effective Date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances permitted under the Amended Credit Agreement, and (ii) no Default or Event of Default exists.

C.The Borrower shall have paid to the Agent, for the account of each Lender party hereto, a consent fee (collectively, the "Consent Fee"), in an amount equal to $15,000 for each such consenting Lender, which Consent Fee shall be non-refundable and earned, due and payable in full in cash to the Agent on the Fourth Amendment Effective Date.

D.The Agent shall have received all other amounts due and payable by the Borrower to the Agent or any Arranger pursuant to any Loan Document on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required pursuant to the terms of the Credit Agreement to be reimbursed or paid by the Borrower in connection herewith.

IV.EFFECT. Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. The amendments contained herein shall be deemed to have prospective application only. The Amended Credit Agreement is hereby ratified and confirmed in all respects. Nothing in this Agreement shall limit, impair or constitute a waiver of the rights, powers or remedies available to the Agent or the Lenders under the Amended Credit Agreement or any other Loan Document. This Agreement is not intended to and shall not constitute a novation of any of the Loan Documents or the Obligations.

V.CONFIRMATION OF GUARANTY. Each Loan Party (a) confirms its obligations under the Guaranty to which it is a party, (b) confirms that the obligations under the Amended Credit Agreement constitute “Obligations” (as defined in the Amended Credit Agreement), (c) confirms its guarantee of the Obligations under the Guaranty to which it is a party, (d) confirms that the Obligations under the Amended Credit Agreement are entitled to the benefits of the guarantee set forth in the Guaranty to which it is a party, and (e) agrees that the Amended Credit Agreement is the “Credit Agreement” under and for all purposes of the Guaranty to which it is a party. Each Loan Party, by its execution of this Agreement, hereby confirms that the Obligations shall remain in full force and effect.

VI.MISCELLANEOUS.

A.Each party hereto agrees, that except as specifically amended hereby, the Loan Documents shall remain unmodified and in full force and effect.

B.On and after the date hereof, references in the Amended Credit Agreement or in any other Loan Document to the Loan Documents shall be deemed to be references to the Loan Documents as amended hereby and as further amended, restated, modified or supplemented from time to time. This Agreement shall constitute a Loan Document.

C.This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or as an attachment to an electronic mail message in .pdf, .jpeg, .TIFF or similar electronic format shall be effective as delivery of a manually executed counterpart of this Agreement for all purposes. Section 11.8 of the Amended Credit Agreement is incorporated herein by reference, mutatis mutandis.

D.This Agreement shall be construed in accordance with and governed by the law of the State of New York. Section 11.7 of the Amended Credit Agreement is incorporated herein by reference, mutatis mutandis.

E.Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

[Remainder of page intentionally blank]

    IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

BORROWER:

BLUE OWL NLT OPERATING PARTNERSHIP LP,
a Delaware limited partnership
By:     BLUE OWL REAL ESTATE NET LEASE TRUST, its general partner

    By:    /s/ Michael Reiter
    Name: Michael Reiter
    Title: Chief Operating Officer

[Blue Owl NLT – Fourth Amendment to Credit Agreement]

GUARANTORS:

BLUE OWL REAL ESTATE NET LEASE TRUST,
a Maryland statutory trust

PROJECT PEARL PASCO LLC
OAK TRUST SUB‐REIT I, LLC
OAK TRUST SUB‐REIT II, LLC
PROJECT BRONCO FAYETTEVILLE LLC
OT CB I OWNER LLC
OT MA OWNER LLC
PROJECT EVERGREEN WA LLC
PROJECT EVERGREEN NV LLC
PASTFL001 LLC
ES PORTFOLIO OWNER LLC
ES HATX OWNER LLC
ES WFTX OWNER LLC
ES HOTX OWNER LLC
ES BROTX OWNER LLC
ES BRYTX OWNER LLC
HFAKOH001 LLC
WHRAMIA001 LLC
BACHIL001 LLC
CHWSNJ001 LLC
TEN PORTFOLIO OWNER LLC
LOPLMI001 LLC
LOSTOH001 LLC, each a Delaware limited liability company
By: BLUE OWL NLT OPERATING PARTNERSHIP LP, its managing member
By: BLUE OWL REAL ESTATE NET LEASE TRUST, its general partner

PAORON001 HOLDINGS ULC, a British Columbia unlimited liability company
By: BLUE OWL NLT OPERATING PARTNERSHIP LP, its managing member
By: BLUE OWL REAL ESTATE NET LEASE TRUST, its general partner

DOCOON001 HOLDINGS ULC, a British Columbia unlimited liability company

OT WA OWNER LLC
WBCCTX001 LLC
WBHOTX003 LLC
WBHOTX004 LLC
WBKITX001 LLC
WBPLTX001 LLC
WBSATX001 LLC, each a Delaware limited liability company
[Blue Owl NLT – Fourth Amendment to Credit Agreement]

By: OAK TRUST SUB‐REIT I, LLC, its sole member
By: BLUE OWL NLT OPERATING PARTNERSHIP LP, its managing member
By: BLUE OWL REAL ESTATE NET LEASE TRUST, its general partner

MOUNTAIN PORTFOLIO OWNER LLC
MOUNTAIN PORTFOLIO OWNER NC LLC
MOUNTAIN PORTFOLIO OWNER LA LLC
MOUNTAIN PORTFOLIO OWNER AR LLC
MOUNTAIN METX001 LLC
MOUNTAIN IRTX001 LLC
MOUNTAIN DATX005 LLC
MOUNTAIN DATX004 LLC
MOUNTAIN DATX002 LLC
JCSEWA001 LLC, each a Delaware limited liability company
By: OAK TRUST SUB‐REIT II, LLC, its sole member
By: BLUE OWL NLT OPERATING PARTNERSHIP LP, its managing member
By: BLUE OWL REAL ESTATE NET LEASE TRUST, its general partner

MGKY001 Owner LLC, a Delaware limited liability company
By: OT MA OWNER LLC, its sole member
By: BLUE OWL NLT OPERATING PARTNERSHIP LP, its managing member
By: BLUE OWL REAL ESTATE NET LEASE TRUST, its general partner

CB Portfolio Owner LLC
CBPFTN001 LLC
CBMUTN001 LLC
CBLCTN001 LLC
CBLATN001 LLC
CBCRTN001 LLC
CBCOTN002 LLC, each a Delaware limited liability company
By: OT CB I OWNER LLC, its sole member
By: BLUE OWL NLT OPERATING PARTNERSHIP LP, its managing member
By: BLUE OWL REAL ESTATE NET LEASE TRUST, its general partner

By:     /s/ Michael Reiter
Name: Michael Reiter
Title: Chief Operating Officer

Q LUX MASTERCO S.À R.L.
Q GE LUX HOLDCO S.À R.L.
Q GE LUX PROPCO 1 S.À R.L., each a société à responsabilité limitée governed by the laws of the Grand Duchy of Luxembourg

By:     /s/ Colleen McNellis Collins
Name: Colleen McNellis Collins
Title: Class A manager

[Blue Owl NLT – Fourth Amendment to Credit Agreement]

KEYBANK NATIONAL ASSOCIATION,
as Agent and a Lender

By:     /s/ Joshua K. Mayers
Name: Joshua K. Mayers
Title: SVP

[Blue Owl NLT – Fourth Amendment to Credit Agreement]

EXHIBIT A

Amended Credit Agreement
[To be attached.]

Page

CREDIT AGREEMENT
dated as of August 11, 2022
conformed through
~~THIRD~~FOURTH AMENDMENT TO CREDIT AGREEMENT
dated as of ~~April 19~~August 31, 2023
by and among
BLUE OWL NLT OPERATING PARTNERSHIP LP (f/k/a OAKTRUST OPERATING PARTNERSHIP L.P.),
as the Borrower,
KEYBANK NATIONAL ASSOCIATION,
THE OTHER LENDERS WHICH ARE PARTIES TO THIS AGREEMENT,
and
OTHER LENDERS THAT MAY BECOME PARTIES TO THIS AGREEMENT,
KEYBANK NATIONAL ASSOCIATION,
as the Agent,
BANK OF AMERICA, N.A.,
as the Syndication Agent,
and
KEYBANC CAPITAL MARKETS INC., BOFA SECURITIES, INC., and PNC CAPITAL MARKETS LLC,
as Joint Lead Arrangers and Joint Bookrunners,

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(continued)
Page

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(continued)
Page

ARTICLE 1 DEFINITIONS AND RULES OF INTERPRETATION.    1
Section 1.1    Definitions    1
Section 1.2    Rules of Interpretation    ~~57~~61
Section 1.3    Currencies; Currency Equivalents    ~~58~~62
ARTICLE 2 THE CREDIT FACILITY.    ~~60~~64
Section 2.1    Revolving Credit Loans    ~~60~~64
Section 2.2    Initial Term Loans    ~~61~~65
Section 2.3    Fees    ~~61~~66
Section 2.4    Reduction and Termination of the Revolving Credit Commitments    ~~63~~67
Section 2.5    [Reserved]    ~~63~~68
Section 2.6    Interest on Loans    ~~63~~68
Section 2.7    Requests for Loans    ~~64~~68
Section 2.8    Funds for Loans    ~~65~~70
Section 2.9    [Reserved].    ~~66~~71
Section 2.10    Letters of Credit    ~~66~~71
Section 2.11    Increase in Commitments    ~~71~~75
Section 2.12    Extension of Revolving Credit Maturity Date    ~~73~~77
Section 2.13    Defaulting Lenders    ~~75~~79
Section 2.14    Evidence of Debt    ~~79~~83
Section 2.15    [Reserved]    ~~80~~84
Section 2.16    Addition and Removal of Unencumbered Pool Assets    ~~80~~84
ARTICLE 3 REPAYMENT OF THE LOANS.    ~~81~~86
Section 3.1    Stated Maturity    ~~81~~86
Section 3.2    Mandatory Prepayments    ~~81~~86
Section 3.3    Optional Prepayments    ~~83~~87
Section 3.4    Partial Prepayments    ~~83~~88
Section 3.5    Effect of Prepayments    ~~83~~88
ARTICLE 4 CERTAIN GENERAL PROVISIONS.    ~~83~~88
Section 4.1    Conversion Options    ~~83~~88
Section 4.2    Other Fees    ~~85~~89
Section 4.3    Funds for Payments    ~~85~~90
Section 4.4    Computations    ~~91~~95
Section 4.5    Temporary Inability to Determine Rates    ~~91~~96
Section 4.6    Illegality    ~~92~~96
Section 4.7    Additional Interest    ~~93~~97
Section 4.8    Additional Costs, Etc    ~~93~~98
Section 4.9    Capital Adequacy    ~~94~~99
Section 4.10    Breakage Costs    ~~95~~99
Section 4.11    Default Interest    ~~95~~99
Section 4.12    Certificate    ~~95~~100
Section 4.13    Limitation on Interest    ~~95~~100
Section 4.14    Certain Provisions Relating to Increased Costs and Non-Funding Lenders    ~~96~~101

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(continued)
Page

Section 4.15    Delay in Requests    ~~97~~102
Section 4.16    Permanent Inability to Determine Rate; Benchmark Replacement    ~~97~~102
ARTICLE 5 REPRESENTATIONS AND WARRANTIES.    ~~99~~104
Section 5.1    Organization and Qualification    ~~99~~104
Section 5.2    Subsidiaries    ~~100~~104
Section 5.3    Authority and Validity of Obligations    ~~100~~105
Section 5.4    Use of Proceeds; Margin Stock    ~~101~~105
Section 5.5    [Reserved]    ~~101~~106
Section 5.6    No Material Adverse Change    ~~101~~106
Section 5.7    Full Disclosure    ~~101~~106
Section 5.8    Trademarks, Franchises, and Licenses    ~~101~~106
Section 5.9    Governmental Authority and Licensing    ~~102~~106
Section 5.10    Good Title    ~~102~~106
Section 5.11    Litigation and Other Controversies    ~~102~~107
Section 5.12    Taxes    ~~102~~107
Section 5.13    Approvals    ~~102~~107
Section 5.14    [Reserved]    ~~102~~107
Section 5.15    Investment Company    ~~102~~107
Section 5.16    ERISA    ~~102~~107
Section 5.17    Compliance with Laws    ~~103~~108
Section 5.18    OFAC    ~~104~~109
Section 5.19    Labor Matters    ~~105~~109
Section 5.20    Other Agreements    ~~105~~109
Section 5.21    Solvency    ~~105~~110
Section 5.22    No Default    ~~105~~110
Section 5.23    No Broker Fees    ~~105~~110
Section 5.24    Legal Requirements and Zoning    ~~105~~110
Section 5.25    EEA Financial Institution    ~~105~~110
Section 5.26    Unencumbered Pool Assets    ~~105~~110
Section 5.27    Surviving Debt    ~~107~~112
Section 5.28    Existing Liens    ~~108~~112
ARTICLE 6 AFFIRMATIVE COVENANTS.    ~~108~~112
Section 6.1    Financial Statements, Certificates and Information    ~~108~~112
Section 6.2    Notices    ~~111~~116
Section 6.3    Existence; Maintenance of Properties    ~~113~~117
Section 6.4    Insurance    ~~113~~118
Section 6.5    Taxes    ~~114~~118
Section 6.6    Inspection of Properties and Books    ~~114~~118
Section 6.7    Compliance with Laws, Contracts, Licenses, and Permits    ~~114~~119
Section 6.8    Further Assurances    ~~116~~120
Section 6.9    Records and Accounts    ~~116~~121
Section 6.10    Guarantors.    ~~116~~121
Section 6.11    Current Appraisals    ~~118~~123
Section 6.12    [Reserved]    ~~118~~123
Section 6.13    Unencumbered Pool Assets    ~~118~~123

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(continued)
Page

Section 6.14    Beneficial Ownership    ~~120~~126
Section 6.15    Use of Proceeds; Sanctions Laws and Regulations    ~~121~~126
ARTICLE 7 NEGATIVE COVENANTS.    ~~121~~127
Section 7.1    Restrictions on Indebtedness    ~~121~~127
Section 7.2    Restrictions on Liens    ~~122~~127
Section 7.3    Restrictions on Investments    ~~122~~128
Section 7.4    Merger, Consolidation    ~~123~~129
Section 7.5    Sale and Leaseback    ~~123~~129
Section 7.6    Distributions    ~~124~~129
Section 7.7    Asset Sales    ~~124~~129
Section 7.8    Restriction on Prepayment of Indebtedness    ~~124~~130
Section 7.9    Financial Covenants.    ~~124~~130
Section 7.10    Transactions with Affiliates    ~~126~~131
Section 7.11    Changes to Organizational Documents    ~~126~~132
Section 7.12    Changes in Nature of Business    ~~127~~132
ARTICLE 8 CLOSING CONDITIONS.    ~~127~~133
Section 8.1    Initial Conditions Precedent    ~~127~~133
Section 8.2    Conditions to All Borrowings    ~~129~~134
ARTICLE 9 EVENTS OF DEFAULT; ACCELERATION; ETC.    ~~129~~135
Section 9.1    Events of Default and Acceleration    ~~129~~135
Section 9.2    Termination of Commitments    ~~132~~138
Section 9.3    Remedies    ~~133~~138
Section 9.4    Distribution of Proceeds    ~~133~~139
Section 9.5    Collateral Account    ~~134~~140
ARTICLE 10 THE AGENT.    ~~135~~141
Section 10.1    Authorization    ~~135~~141
Section 10.2    Employees and Agents    ~~135~~141
Section 10.3    No Liability    ~~136~~141
Section 10.4    No Representations    ~~136~~142
Section 10.5    Payments    ~~136~~142
Section 10.6    Holders of Notes    ~~137~~143
Section 10.7    Indemnity    ~~137~~143
Section 10.8    The Agent as Lender    ~~137~~143
Section 10.9    Resignation    ~~138~~143
Section 10.10    Duties in the Case of Enforcement    ~~138~~144
Section 10.11    Bankruptcy    ~~139~~145
Section 10.12    Reliance by the Agent    ~~139~~145
Section 10.13    Approvals    ~~139~~145
Section 10.14    The Borrower Not Beneficiary    ~~140~~146
Section 10.15    Reliance on Hedge Provider    ~~140~~146
Section 10.16    Erroneous Payments    ~~140~~146
Section 10.17    Certain ERISA Matters    ~~143~~149
ARTICLE 11 MISCELLANEOUS.    ~~144~~150
Section 11.1    Expenses    ~~144~~150

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(continued)
Page

Section 11.2    Successors and Assigns.    ~~145~~151
Section 11.3    Amendments.    ~~149~~155
Section 11.4    Notices; Electronic Communications.    ~~151~~157
Section 11.5    Survival    ~~153~~159
Section 11.6    No Fiduciary Relationship    ~~153~~159
Section 11.7    Governing Law; Jurisdiction; Consent to Service of Process.    ~~153~~159
Section 11.8    Counterparts; Electronic Signatures.    ~~154~~160
Section 11.9    Headings    ~~155~~161
Section 11.10    Right of Setoff    ~~155~~161
Section 11.11    Entire Agreement    ~~155~~161
Section 11.12    Dealings with the Borrower and the Guarantors    ~~156~~162
Section 11.13    Severability    ~~156~~162
Section 11.14    Confidentiality    ~~156~~162
Section 11.15    [Reserved]    ~~157~~163
Section 11.16    Third Party Beneficiaries    ~~157~~163
Section 11.17    Patriot Act    ~~158~~163
Section 11.18    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~158~~164
Section 11.19    Automatic Alternative Currency Conversion    ~~158~~164
Section 11.20    Judgment Currency    ~~158~~164
Section 11.21    Acknowledgment Regarding any Supported QFCs    ~~159~~165

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EXHIBITS AND SCHEDULES
Exhibit A    FORM OF TERM LOAN NOTE
Exhibit B-1    FORM OF DOLLAR REVOLVING CREDIT NOTE
Exhibit B-2    FORM OF ALTERNATIVE CURRENCY REVOLVING CREDIT NOTE
Exhibit C    FORM OF LOAN REQUEST
Exhibit D    FORM OF LETTER OF CREDIT REQUEST
Exhibit E    FORM OF LETTER OF CREDIT APPLICATION
Exhibit F    FORM OF COMPLIANCE CERTIFICATE
Exhibit G    FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
Exhibit H    FORM OF REIT GUARANTY
Exhibit I    FORM OF SUBSIDIARY GUARANTY
Exhibits J-1 - J-4    FORMS OF U.S. TAX COMPLIANCE CERTIFICATES

Schedule 1.1    LENDERS AND COMMITMENTS
Schedule 1.2    LETTER OF CREDIT COMMITMENTS
Schedule 4.3    ACCOUNTS
Schedule 5.2    SUBSIDIARIES
Schedule 5.26    UNENCUMBERED POOL ASSETS
Schedule 5.27    SURVIVING DEBT
Schedule 5.28    EXISTING LIENS
Schedule 7.10    AFFILIATE TRANSACTIONS

-vii-

CREDIT AGREEMENT
THIS CREDIT AGREEMENT (this “Agreement”) is made as of August 11, 2022, by and among BLUE OWL NLT OPERATING PARTNERSHIP LP (f/k/a OAKTRUST OPERATING PARTNERSHIP L.P.), a Delaware limited partnership (the “Borrower”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), the other lending institutions which are parties to this Agreement as “Lenders”, and the other lending institutions that may become parties hereto as “Lenders” pursuant to Section 11.2 (collectively, the “Lenders”), KEYBANK NATIONAL ASSOCIATION, as Agent for the Lenders (the “Agent”), and KEYBANC CAPITAL MARKETS INC. (“KCM”), BOFA SECURITIES, INC., PNC CAPITAL MARKETS LLC, ~~and~~ TRUIST SECURITIES, INC., and MANUFACTURERS AND TRADERS TRUST COMPANY, each as a Joint Lead Arranger and Joint Bookrunner.
R E C I T A L S
WHEREAS, the Borrower has requested, and subject to the terms and conditions set forth in this Agreement, the Agent and the Lenders have agreed to extend, certain credit facilities to the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:
ARTICLE 1
DEFINITIONS AND RULES OF INTERPRETATION.
Section 1.1    Definitions
. The following terms shall have the meanings set forth in this Article l or elsewhere in the provisions of this Agreement referred to below:
“Adjusted BBSY Rate”. With respect to any Term Benchmark Loans denominated in Australian Dollars for any Interest Period, an interest rate per annum equal to (a) the BBSY Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted BBSY Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Consolidated EBITDA”. With respect to any period, the Consolidated EBITDA for such period, minus, with respect to Properties owned by the Consolidated Group, the Capital Reserve, and minus, with respect to Properties owned by Unconsolidated Affiliates, the Consolidated Group Pro Rata Share of the Capital Reserve.
“Adjusted CDOR Rate”. With respect to any Term Benchmark Loans denominated in Canadian Dollars for any Interest Period, an interest rate per annum equal to (a) the Canadian CDOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted CDOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted EURIBOR Rate”. With respect to any Term Benchmark Loans denominated in Euro for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period, multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted RFR”. (i) With respect to any RFR Loans denominated in Sterling, an interest rate per annum equal to (a) the RFR for Sterling, plus (b) 0.0326%, and (ii) with respect to any RFR Loans denominated in Dollars, an interest rate per annum equal to (a) the RFR for Dollars, plus (b) 0.10%; provided that if the Adjusted RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR”. For any Available Tenor and Interest Period with respect to a Term SOFR Loan, an interest rate per annum equal to (a) Term SOFR for such Interest Period, plus (b) the applicable Term SOFR Index Adjustment; provided that if Adjusted Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Affected Financial Institution”. Any (a) EEA Financial Institution or (b) UK Financial Institution.
“Affected Lender”. See Section 4.14.
“Affiliate”. An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote twenty-five percent (25%) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest or managing partnership interest, (ii) a managing member’s, manager’s or director’s interest in a limited liability company, or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing twenty-five percent (25%) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.
“Agent”. KeyBank National Association, acting as administrative agent for the Lenders, and its successors and assigns.
“Agent’s Head Office”. The Agent’s head office located at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Lenders.
“Agreed Currencies”. Dollars and each Alternative Currency.
“Agreement”. This Credit Agreement, including the Schedules and Exhibits hereto.
“Alternative Currency”. At any time, any of Euro, Sterling, Canadian Dollar, and Australian Dollars, so long as, in each such case, at such time (i) such Currency is dealt with in the relevant local market for obtaining quotations, (ii) such Currency is freely transferable and convertible into Dollars, (iii) the Benchmark applicable to such Currency hereunder can be calculated as provided in the definition thereof for such Currency for the applicable tenor selected by the Borrower pursuant to and in accordance with the terms of this Agreement (as reasonably determined by the Agent), and (iv) no central bank or other governmental authorization in the country of issue of such Currency is required to permit use of such Currency by any Lender for making any Loan hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.
“Alternative Currency Equivalent”. At any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as reasonably determined by the Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
“Alternative Currency Letter of Credit”. Any standby letter of credit issued in an Alternative Currency at the request of the Borrower and for the account of the Borrower in accordance with Section 2.10.
“Alternative Currency Letter of Credit Commitment”. With respect to each Issuing Lender, the commitment of such Issuing Lender to issue Alternative Currency Letters of Credit hereunder. The amount of each Issuing Lender’s Alternative Currency Letter of Credit Commitment as of the Second Amendment Effective Date is set forth on Schedule 1.2, or if an Issuing Lender has entered into an Assignment and Acceptance Agreement or become a party hereto pursuant to an agreement entered into in connection with an increase of commitments pursuant to Section 2.11, the amount set forth for such Issuing Lender as its Alternative Currency Letter of Credit Commitment in the Register maintained by the Agent. The total of all Alternative Currency Letter of Credit Commitments shall not exceed the lesser of (i) Thirty-Five Million and No/100 Dollars ($35,000,000) and (ii) fifteen percent (15%) of the Total Alternative Currency Revolving Commitments.
“Alternative Currency Letter of Credit Liabilities”. At any time and in respect of any Alternative Currency Letter of Credit, the sum of (a) the maximum undrawn face amount of such Alternative Currency Letter of Credit plus (b) the aggregate unpaid principal amount of all drawings made under such Alternative Currency Letter of Credit which have not been repaid (including repayment by an Alternative Currency Loan). For purposes of this Agreement, an Alternative Currency Revolving Lender (other than the Alternative Currency Revolving Lender acting as the Issuing Lender) shall be deemed to hold an Alternative Currency Letter of Credit Liability in an amount equal to the Dollar Equivalent of its participation interest in the related Alternative Currency Letter of Credit under Section 2.10, and the Alternative Currency Revolving Lender acting as the Issuing Lender shall be deemed to hold an Alternative Currency Letter of Credit Liability in a Dollar Equivalent amount equal to its retained interest in the related Alternative Currency Letter of Credit after giving effect to the acquisition by the Alternative Currency Revolving Lenders other than the Alternative Currency Revolving Lender acting as the Issuing Lender of their participation interests under Section 2.10.
“Alternative Currency Loan”. A Revolving Credit Loan that is made pursuant to Section 2.1(b). Without limiting the foregoing, Alternative Currency Loans shall also include Alternative Currency Loans made pursuant to Section 2.10(f). The Borrower hereby agrees and acknowledges that, as of the Second Amendment Effective Date, the outstanding principal balance of the Alternative Currency Loans is $60,170,000.
“Alternative Currency Revolving Commitment Percentage”. With respect to each Alternative Currency Revolving Lender, the percentage set forth on Schedule 1.1 hereto as such Alternative Currency Revolving Lender’s percentage of the Total Alternative Currency Revolving Commitments, as the same may be changed from time to time in accordance with the terms of this Agreement or as a result of an assignment pursuant to an Assignment and Acceptance Agreement; provided that if the Total Alternative Currency Revolving Commitments have been terminated as provided in this Agreement, then the Alternative Currency Revolving Commitment Percentage of each Alternative Currency Revolving Lender shall be determined based on the Alternative Currency Revolving Commitment Percentage of such Alternative Currency Revolving Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
“Alternative Currency Revolving Commitment”. With respect to each Alternative Currency Revolving Lender, the amount set forth on Schedule 1.1 hereto as the Dollar Equivalent of such Alternative Currency Revolving Lender’s commitment to make or maintain Alternative Currency Loans to the Borrower, and to participate in Alternative Currency Letters of Credit for the account of the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement. With respect to Alternative Currency Loans, each Alternative Currency Revolving Lender’s Alternative Currency Revolving Commitment shall be determined using the Dollar Equivalent.
“Alternative Currency Revolving Credit Note”. A promissory note of the Borrower payable to any Alternative Currency Revolving Lender or its registered assigns, in substantially the form of Exhibit B-2 hereto, evidencing the aggregate Indebtedness of the Borrower to such Alternative Currency Revolving Lender resulting from the Alternative Currency Loans made or otherwise held by such Alternative Currency Revolving Lender.
“Alternative Currency Revolving Lenders”. Collectively, the Revolving Credit Lenders that have an Alternative Currency Revolving Commitment, the Alternative Currency Revolving Lenders as of the Second Amendment Effective Date being identified on Schedule 1.1 hereto.
“Amazon”. Amazon.com, Inc., a Delaware corporation, and its Affiliates.
“Applicable Law”. Collectively, all international, non-U.S., Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Applicable Lending Office”. With respect to each Lender, the office designated by such Lender to the Agent as such Lender’s lending office for all purposes of this Agreement. A Lender may have a different Applicable Lending Office for Base Rate Loans and Benchmark Loans. Any Alternative Currency Revolving Lender may also have a different Applicable Lending Office for Alternative Currency Loans.
“Applicable Margin”.
(a)    From and after the date of this Agreement (and unless and until the Borrower obtains an Investment Grade Rating and elects to have the Applicable Margin determined pursuant to subparagraph (b) below), the Applicable Margin for Benchmark Revolving Credit Loans, Benchmark Term Loans, Revolving Credit Base Rate Loans and Term Base Rate Loans shall be a percentage per annum based on the ratio of the Consolidated Total Indebtedness to the Consolidated Total Asset Value as set forth below:

Pricing Level	Ratio	Benchmark Revolving Credit Loans	Revolving Credit Base Rate Loans	Benchmark Term Loans	Base Rate Term Loans
I	Less than 40%	1.30%	0.30%	1.25%	0.25%
II	Greater than or equal to 40% but less than 45%	1.45%	0.45%	1.40%	0.40%
III	Greater than or equal to 45% but less than 50%	1.60%	0.60%	1.55%	0.55%
IV	Greater than or equal to 50% but less than 55%	1.75%	0.75%	1.70%	0.70%
V	Greater than or equal to 55%	1.90%	0.90%	1.85%	0.85%

The initial Applicable Margin shall be at Pricing Level V. The Applicable Margin shall not be adjusted based upon such ratio, if at all, until the fifth (5th) Business Day following the delivery by the Borrower to the Agent of the Compliance Certificate after the end of a calendar quarter. In the event that the Borrower shall fail to deliver to the Agent a quarterly Compliance Certificate on or before the date required by Section 6.1(c), then, without limiting any other rights of the Agent and the Lenders under this Agreement, the Applicable Margin shall be at Pricing Level V until such failure is cured within any applicable cure period, or waived in writing by the Majority Lenders, in which event the Applicable Margin shall adjust, if necessary, on the first day of the first month following receipt of such Compliance Certificate.
In the event that the Agent, REIT or the Borrower in good faith determines that any financial statements previously delivered were incorrect or inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (a) the Borrower shall as soon as practicable deliver to the Agent the corrected financial statements for such Applicable Period, (b) the Applicable Margin shall be determined as if the Pricing Level for such higher Applicable Margin were applicable for such Applicable Period, and (c) the Borrower shall within three (3) Business Days of demand thereof by the Agent pay to the Agent the accrued additional amount owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Agent in accordance with this Agreement.
(b)    From and after the time that Agent receives written notice from the Borrower that the Borrower has first obtained an Investment Grade Rating and that it elects to use such Credit Rating as the basis for the Applicable Margin, the Applicable Margin for Benchmark Revolving Credit Loans, Benchmark Term Loans, Revolving Credit Base Rate Loans and Term Base Rate Loans shall mean, as of any date of determination, a percentage per annum determined by reference to the Credit Rating Level as set forth below (provided that any accrued interest payable at the Applicable Margin determined by reference to the ratio of Consolidated Total Indebtedness to Consolidated Total Asset Value shall be payable as provided in Section 2.6):

Pricing Level	Credit Rating Level	Benchmark Revolving Credit Loans	Revolving Credit Base Rate Loans	Benchmark Term Loans	Base Rate Term Loans
I	Credit Rating Level 1	0.725%	0.00%	0.80%	0.00%
II	Credit Rating Level 2	0.775%	0.00%	0.85%	0.00%
III	Credit Rating Level 3	0.850%	0.00%	0.95%	0.00%
IV	Credit Rating Level 4	1.050%	0.05%	1.20%	0.20%
V	Credit Rating Level 5	1.400%	0.40%	1.60%	0.60%

At such time as this subparagraph (b) is applicable, the Applicable Margin for each Base Rate Loan shall be determined by reference to the Credit Rating Level in effect from time to time, and the Applicable Margin for any Interest Period for all Benchmark Loans comprising part of the same borrowing shall be determined by reference to the Credit Rating Level in effect on the first day of such Interest Period; provided, however that no change in the Applicable Margin resulting from the application of the Credit Rating Levels or a change in the Credit Rating Level shall be effective until three (3) Business Days after the date on which the Agent receives written notice of the application of the Credit Rating Levels or a change in such Credit Rating Level. From and after the first time that the Applicable Margin is based on REIT’s Credit Rating, the Applicable Margin shall no longer be calculated by reference to the ratio of Consolidated Total Indebtedness to Consolidated Total Asset Value.
“Applicable Specified Laws”. See Section 5.26(b).
“Applicable Time”. With respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Appraised Value”. With respect to any Property, the “as is” market value of such Property as reflected in the most recent Current Appraisal of such Property.
“Approved Foreign Country”. The United Kingdom, Germany, Denmark, the Netherlands, Spain, Australia, and Canada; provided that, from time to time after the Closing Date, the Borrower may request (by written notice to the Agent) that one or more additional foreign jurisdictions be added to the list of Approved Foreign Countries, it being understood that, in such event, such jurisdictions shall be added to (and thereafter form part of) the list of Approved Foreign Countries, so long as, in each case, the respective jurisdiction to be added is approved in writing by all Lenders.
“Arrangers”. KCM, BofA Securities, Inc., PNC Capital Markets LLC ~~and~~, Truist Securities, Inc., and Manufacturers and Traders Trust Company, each in its capacity as a joint lead arranger and joint bookrunner.
“Assets”. As to any Person, all types of real, personal, tangible, intangible or mixed property, including leasehold estates created by Ground Leases, owned by such Person whether or not included in the most recent balance sheet of such Person and its Subsidiaries under GAAP, including, as to any Subsidiary, any Property owned by it.
“Assignment and Acceptance Agreement”. See Section 11.2.
“Australian Dollar” or “AUD”. The lawful currency of Australia.

“Automatic Alternative Currency Conversion Date”. Any date on which the Automatic Alternative Currency Conversion Trigger shall have occurred.
“Automatic Alternative Currency Conversion Trigger”. Either (a) the occurrence of an Event of Default under Section 9.1(k) or Section 9.1(l), or (b) any of the Commitments shall have been terminated prior to the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable, and/or any Loans shall have been declared immediately due and payable, in either case pursuant to Article 9.
“Authorized Officer”. Any of the following persons: Michael Reiter, Kevin Halleran and such other Persons as the Borrower shall designate in a written notice to the Agent.
“Available Tenor”. As of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement, or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.16(d).
“Bail-In Action”. The exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation”. (a) With respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bally’s Conversion Date”. See definition of “Unencumbered Pool Asset”.
“Bally’s Property”. See definition of “Unencumbered Pool Asset”.
“Bankruptcy Code”. Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.
“Base Rate”. The greatest of (a) the fluctuating annual rate of interest announced from time to time by the Agent at the Agent’s Head Office as its “prime rate”, (b) one half of one percent (0.5%) above the Federal Funds Effective Rate, (c) Adjusted Term SOFR in effect on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a one month interest period plus one percent (1.0%) per annum, and (d) 1.0%. Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of 12:01 a.m. on the Business Day on which such change in the Base Rate becomes effective, without notice or demand of any kind. The Base Rate is a reference rate used by the Lender acting as the Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged by the Lender acting as the Agent or any other Lender on any extension of credit to any debtor.

“Base Rate Loans”. Collectively, (a) the Revolving Credit Base Rate Loans, and (b) the Term Base Rate Loans, each of which bear interest calculated by reference to the Base Rate.
“BBSY Rate”. For any Interest Period with respect to Term Benchmark Loans denominated in Australian Dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time), for a period comparable to the applicable Interest Period, at approximately 10:00 a.m. (Melbourne time) on the first day of such Interest Period (or, if such first day is not a Business Day, then at 10:00 a.m. (Melbourne time) on the immediately preceding Business Day). In no event shall the BBSY Rate be less than zero.
“Benchmark”. Initially, with respect to any (i) RFR Loan in any Agreed Currency, the applicable Relevant Rate for such Agreed Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.16. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.
“Benchmark Loans”. Collectively, (a) the Benchmark Revolving Credit Loans, and the (b) the Benchmark Term Loans, each of which bear interest calculated by reference to a Benchmark.
“Benchmark Replacement”. With respect to any Benchmark Transition Event for any Available Tenor for the then-current Benchmark for Loans denominated in any applicable Currency, the sum of: (i) the alternate benchmark rate that has been selected by the Agent and the Borrower as the replacement for such Benchmark giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (ii) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Document.
“Benchmark Replacement Adjustment”. With respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), if any, that has been selected by the Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency at such time.
“Benchmark Replacement Date”. The earlier to occur of the following events with respect to any then-current Benchmark:

(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Revolving Credit Loans”. Revolving Credit Loans bearing interest calculated by reference to a Benchmark.
“Benchmark Term Loans”. Term Loans bearing interest calculated by reference to a Benchmark.
“Benchmark Transition Event”. With respect to any then-current Benchmark, the occurrence of one or more of the following events with respect to such Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date”. With respect to any Benchmark, in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period”. With respect to any then-current Benchmark for any Currency, the period (if any) (i) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.16 and (ii) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.16.
“Beneficial Ownership Certification”. As to the Borrower, a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation which is otherwise in form and substance reasonably satisfactory to the Agent or any Lender requesting the same.
“Beneficial Ownership Regulation”. 31 C.F.R. § 1010.230.
“Benefit Plan”. Any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate”. With respect to any Person, means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.
“Blue Owl Facility”. The Loan Agreement by and between Blue Owl Capital Holdings LP and the Borrower, dated as of August 8, 2022.
“Borrower”. As defined in the preamble hereto.
“Borrowing”. Revolving Credit Loans or Term Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.
“Breakage Costs”. The actual cost incurred (or reasonably expected to be incurred) by any Lender, including, without limitation, actual costs incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Benchmark Loans, with respect to Loans that are not RFR Loans, as a result of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of such Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is revoked in accordance therewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower in accordance herewith or (v) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency.
“Build-to-Suit Property”. Any Property owned or acquired by a Subsidiary Owner (i) that is vacant land intended for development by such Subsidiary Owner, (ii) for which such Subsidiary Owner has a signed Lease with a Tenant for a term longer than ten (10) years (calculated at the time such Property is initially included as an Unencumbered Pool Asset) and (iii) that will otherwise satisfy each of the requirements set forth in the definition of “Unencumbered Pool Asset” once such development is complete. For the avoidance of doubt, no Ground Leased Asset shall constitute a Build-to-Suit Property.
“Business Day”. Any day (other than a Saturday or a Sunday) on which banking institutions located in the same city and State as the Agent’s Head Office are located are open for the transaction of banking business; provided that, (a) in relation to Loans denominated in Sterling, a day (other than a Saturday or a Sunday) which is also a day on which banks are open for business in London, (b) in relation to Loans denominated in Euro and in relation to the calculation or computation of EURIBOR, a day which is also a TARGET Day, (c) in relation to Loans denominated in Canadian Dollars and in relation to the calculation and computation of CDOR, a day which is also a day on which banks are open for business in Toronto, Canada for the conduct of substantially all of their commercial lending activities, (d) in relation to Loans denominated in Australian Dollars and in relation to the calculation and computation of BBSY, a day which is also a day on which banks are open for business in Australia and (e) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, a day that is also an RFR Business Day.
“Canadian CDOR Rate”. For any Interest Period with respect to Term Benchmark Loans denominated in Canadian Dollars, the rate determined by the Agent by reference to the average rate quoted on the Reuters Monitor Screen (Page CDOR, or such other Page as may replace such Page on such Screen for the purpose of displaying Canadian interbank bid rates for Canadian Dollar bankers’ acceptances) applicable to Canadian Dollars bankers’ acceptances with a term comparable to such Interest Period as of 10:00 a.m. (Toronto, Canada time) on the first day of such Interest Period (or, if such first day is not a Business Day, then at 10:00 a.m. Toronto, Canada time on the immediately preceding Business Day), adjusted for reserves and taxes if required by future regulations. If for any reason the Reuters Monitor Screen rates are unavailable, the Canadian CDOR Rate, in respect of any Interest Period applicable to a Term Benchmark Loan, shall be determined from such financial reporting service as the Agent shall reasonably determine as of 10:00 a.m. (Toronto, Canada time) on the first day of such Interest Period (or, if such first day is not a Business Day, then at 10:00 a.m. Toronto, Canada time on the immediately preceding Business Day) and reported to the Borrower from time to time. In no event shall the Canadian CDOR Rate be less than zero.
“Canadian Dollar” or “CAD”. The lawful currency of Canada.
“Capital Reserve”. For any Property, $0.15 per square foot of leasable space per annum (as annualized for the applicable ownership period) for such Property.

“Capitalized Lease”. Subject to Section 1.2(l), a lease under which the discounted future rental payment obligations of the lessee or the obligor are required to be capitalized on the balance sheet of such Person in accordance with GAAP.
“Cash Equivalents”. As of any date, (a) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposit and bankers’ acceptances of (x) any Lender, (y) any commercial bank of recognized standing organized under the laws of the United States (or any state thereof or the District of Columbia) and having capital and surplus in excess of $500,000,000 or (z) any commercial bank (or the parent company of such bank) of recognized standing organized under the laws of the United States (or any state thereof or the District of Columbia) and whose short-term commercial paper rating from S&P is at least A-1, A-2 or the equivalent thereof or from Moody’s is at least P-1, P-2 or the equivalent thereof (any such bank, an “Approved Bank”), in each case with maturities of not more than one year from the date of acquisition, (c) commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long-term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within one year after the date of acquisition, (d) fully collateralized repurchase agreements entered into with any Lender or Approved Bank having a term of not more than 30 days and covering securities described in clause (a) above, (e) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (d) above, (f) investments in money market funds access to which is provided as part of “sweep” accounts maintained with a Lender or an Approved Bank, (g) investments in industrial development revenue bonds that (A) “re-set” interest rates not less frequently than quarterly, (B) are entitled to the benefit of a remarketing arrangement with an established broker dealer, and (C) are supported by a direct pay letter of credit covering principal and accrued interest that is issued by an Approved Bank, and (h) investments in pooled funds or investment accounts consisting of investments of the nature described in the foregoing clause (g).
“CFC”. A “controlled foreign corporation” within the meaning of Section 957(a) of the Code.
“Change of Control”. A Change of Control shall exist upon the occurrence of any of the following:
(a)    any Person (including a Person’s Affiliates and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock or interests shall have different voting powers) of the voting stock or voting interests of the REIT greater than thirty percent (30%);
(b)    as of any date a majority of the Board of Directors or Trustees or similar body (the “Board”) of the REIT or the Borrower consists of individuals who were not either (i) directors or trustees of the REIT or the Borrower as of the corresponding date of the previous year, or (ii) selected or nominated to become directors or trustees by the Board of the REIT or the Borrower of which a majority consisted of individuals described in clause (i) above, or (iii) selected or nominated to become directors or trustees by the Board of the REIT or the Borrower, which majority consisted of individuals described in clause (i) above and individuals described in clause (ii) above;
(c)    the REIT (i) fails to own, directly or indirectly, on or after October 1, 2022, at least fifty-one percent (51%) of the economic, voting and beneficial interest of the Borrower, or (ii) fails to own any of its interest in Borrower free and clear of any lien, encumbrance or other adverse claim;
(d)    the REIT fails to control the Borrower;
(e)    the Borrower fails to own, directly or indirectly, free of any lien, encumbrance or other adverse claim, at least (x) one hundred percent (100%) of the economic, voting and beneficial interest of each Wholly-Owned Subsidiary Owner and (y) fifty-one percent (51%) of the economic, voting and beneficial interest of each Non-Wholly-Owned Subsidiary Owner, in each case, except as otherwise permitted by Section 7.4; or
(f)    GIC and an Affiliate of the Borrower, collectively, fail to own, directly or indirectly, free of any lien, encumbrance or other adverse claim, one hundred percent (100%) of the economic, voting and beneficial interest of each Joint Venture Guarantor.
“Class”. When used in reference to any Loan, Commitment or Borrowing, whether such Loan or Commitment, or the Loans comprising such Borrowing, are Dollar Revolving Credit Loans, Alternative Currency Loans, Initial Term Loans, Incremental Term Loans, Dollar Revolving Credit Commitments, Alternative Currency Revolving Commitments, Initial Term Loan Commitments, or Incremental Term Loan Commitments.
“Closing Date”. The date of this Agreement.
“Code”. The Internal Revenue Code of 1986, as amended.
“Collateral Account”. A special deposit account established by the Agent pursuant to Section 9.5 and under its sole dominion and control.
“CME”. CME Group Benchmark Administration Ltd.
“Commitment”. With respect to each Lender, the aggregate of (a) the Revolving Credit Commitment of such Lender, and (b) the Term Loan Commitments of such Lender.
“Commitment Percentage”. (a) As to any Dollar Revolving Credit Lender, such Lender’s Dollar Revolving Credit Commitment Percentage, (b) as to any Term Loan Lender, the percentage equivalent of such Lender’s Initial Term Loan Commitment or Incremental Term Loan Commitment divided by the Total Initial Term Loan Commitment or the aggregate Incremental Term Loan Commitment of all Lenders, as applicable, and (c) as to each Alternative Currency Revolving Lender, such Alternative Currency Revolving Lender’s Alternative Currency Revolving Commitment Percentage; provided that after any Class of Term Loan has been funded, Commitment Percentages shall be determined for such Class of Term Loan by reference to the outstanding principal balance thereof as of any date of determination rather than the Commitments therefor.
“Commodity Exchange Act”. The Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.
“Communications”. See Section 6.1.

“Compliance Certificate”. A certificate substantially in the form of Exhibit F.
“Conforming Changes”. With respect to either the use or administration of any Benchmark, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “RFR Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of such rate exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes”. Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated”. With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.
“Consolidated EBITDA”. For any period, without duplication, the consolidated net income or loss of the REIT and the other members of the Consolidated Group for such period (before deduction for minority interests and excluding any adjustments for so-called “straight-line rent accounting”); plus (A) the following items to the extent deducted in computing such consolidated net income for such period: (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense of the members of the Consolidated Group for such period, (iii) consolidated expenses of the members of the Consolidated Group for such period associated with the upfront costs of acquisitions and not otherwise capitalized, (iv) consolidated depreciation and amortization expense of the members of the Consolidated Group for such period, (v) extraordinary, unrealized or non-recurring losses, including impairment charges and losses from any sale of assets of the members of the Consolidated Group for such period, (vi) non-cash items of the members of the Consolidated Group for such period (provided that any future cash payment made with respect thereto will be subtracted from Consolidated EBITDA in such future period) and (vii) fees and expenses incurred under the Management Agreement during such period (provided that any addback of such fees and expenses pursuant to this clause (vii) will only be permitted if the Borrower and the Manager have executed a subordination agreement in form and substance reasonably satisfactory to the Agent (and such subordination agreement is in effect at the time of such addback), and any management fees and expenses associated with such addback are not paid in contravention of the terms thereof); minus (B) to the extent included in computing such consolidated net income for such period, extraordinary, unrealized or non-recurring gains (including the write-up of assets and consolidated gains attributable to any sales of assets, debt restructurings or early retirement of debt) and non-cash gains of the members of the Consolidated Group for such period; plus (or minus, as applicable) (C) the Consolidated Group Pro Rata Share of the above attributable to interests in Unconsolidated Affiliates. For purposes of calculating Consolidated EBITDA, only the pro rata share of the consolidated net income (or loss), the costs and expenses described in clause (A) above and the gains described in clause (B) above, in each case, of or attributable to any Non-Wholly Owned Subsidiary Owner

(corresponding to the pro rata share of such Non-Wholly Owned Subsidiary Owner that is owned, directly or indirectly, by the Borrower) shall be counted.
“Consolidated Fixed Charges”. For any period, the sum, without duplication, of (i) Consolidated Interest Expense for such period, plus (ii) all amounts paid or payable in cash by the Borrower or any other member of the Consolidated Group during such period on account of scheduled principal payments on Indebtedness for money borrowed (excluding balloon, bullet or similar payments of principal due upon the stated maturity of such Indebtedness and any mandatory or optional prepayments of such Indebtedness not regularly scheduled), plus (iii) a percentage of all such scheduled principal payments required to be made during such period by any Unconsolidated Affiliate on Indebtedness for borrowed money (excluding balloon, bullet or similar payments of principal due upon the stated maturity of such Indebtedness and any mandatory or optional prepayments of such Indebtedness not regularly scheduled) taken into account in calculating Consolidated Interest Expense, equal to the greater of (x) the percentage of the principal amount of such Indebtedness for which any member of the Consolidated Group is liable and (y) the Consolidated Group Pro Rata Share of such Unconsolidated Affiliate, plus (iv) any dividends paid or payable in cash on preferred stock (including dividends actually paid to Unconsolidated Affiliates but excluding dividends paid to members of the Consolidated Group).
“Consolidated Group”. The REIT, Borrower and all Subsidiaries which are required to be Consolidated with them for financial reporting purposes under GAAP.
“Consolidated Group Pro Rata Share”. With respect to (i) any Unconsolidated Affiliate, the pro rata share of the ownership interests held by the Consolidated Group, in the aggregate, in such Unconsolidated Affiliate, without duplication, and (ii) any Exchange Fee Titleholder, the pro rata share of the ownership interests in such Exchange Fee Titleholder pledged to the Consolidated Group, in the aggregate, without duplication.
“Consolidated Interest Expense”. For any period, total interest expense (including, without limitation, that which is capitalized and that which is attributable to capital leases or synthetic leases) of the Consolidated Group on a consolidated basis with respect to all outstanding Indebtedness of the Consolidated Group and including (without duplication) the Consolidated Group Pro Rata Share of Consolidated Interest Expense for Unconsolidated Affiliates. For purposes of calculating Consolidated Interest Expense, in respect of any Consolidated Interest Expense of any Non-Wholly Owned Subsidiary Owner, only the pro rata share of such Consolidated Interest Expense of such Non-Wholly Owned Subsidiary Owner (corresponding to the pro rata share of such Non-Wholly Owned Subsidiary Owner that is owned, directly or indirectly, by the Borrower) shall be counted.
“Consolidated Tangible Net Worth”. As of any date of determination, with respect to the Consolidated Group, Consolidated Total Asset Value, minus Consolidated Total Indebtedness.
“Consolidated Total Asset Value”. At a given time, the sum (without duplication) of all of the following of the REIT and each other member of the Consolidated Group:
(a)    Unrestricted Cash and Cash Equivalents owned directly by any member of the Consolidated Group or any Exchange Property Owner; plus
(b)    with respect to any Property owned as of the determination date by any member of the Consolidated Group or any Exchange Property Owner and for which there is a Current Appraisal, the Appraised Value of such Property; plus

(c)    with respect to any Build-to-Suit Property owned as of the determination date by any member of the Consolidated Group and for which there does not exist a Current Appraisal, the cost basis for such Property; plus
(d)    the GAAP book value of all Development Properties owned by any member of the Consolidated Group; plus
(e)    the GAAP book value of all Mortgage Note Receivables, and investments in Equity Interests of other Persons, including common shares, preferred shares and mutual funds, plus
(f)    the value of other short term liquid investments approved by the Agent to be included in the calculation of Consolidated Total Asset Value, and valued in a manner consistent with GAAP with such adjustments as reasonably required by Agent~~.~~, plus
(g)    the amount of all Eligible Cash 1031 Proceeds.
For purposes of determining Consolidated Total Asset Value:
(i)    all income, expense and value associated with assets disposed of, and Properties acquired by the Borrower or any Subsidiary during, the fiscal quarter most recently ended prior to a date of determination shall be excluded;
(ii)    to the extent the amount of Consolidated Total Asset Value attributable to investments in Unconsolidated Affiliates and other non-wholly owned Subsidiaries would exceed fifteen percent (15%) of Consolidated Total Asset Value, such excess shall be excluded;
(iii)    to the extent the amount of Consolidated Total Asset Value attributable to direct or indirect (e.g., through ownership of units in a debt fund) ownership of Mortgage Note Receivables would exceed ten percent (10%) of Consolidated Total Asset Value, such excess shall be excluded;
(iv)    to the extent the amount of Consolidated Total Asset Value attributable to Development Properties would exceed fifteen percent (15%) of Consolidated Total Asset Value, such excess shall be excluded;
(v)    In addition to the foregoing limitations, to the extent the amount of Consolidated Total Asset Value attributable to the items described in the immediately preceding clauses (ii), (iii) and (iv) would exceed twenty-five percent (25%) of Consolidated Total Asset Value, such excess shall be excluded;
(vi)    the Consolidated Group Pro Rata Share of assets held by Unconsolidated Affiliates (excluding assets of the type described in clause (a) above) shall be included in the calculation of Consolidated Total Asset Value consistent with the above described treatment for assets owned by the members of the Consolidated Group; ~~and~~
(vii)    the Consolidated Group Pro Rata Share of assets of the types described in clauses (a) through (d) above held by any Exchange Fee Titleholder shall be included in the calculation of Consolidated Total Asset Value consistent with the above described treatment for assets owned by the members of the Consolidated Group;

(~~vii~~viii)    only the pro rata share of assets held by any Non-Wholly Owned Subsidiary Owner (corresponding to the pro rata share of such Non-Wholly Owned Subsidiary Owner that is owned, directly or indirectly, by the Borrower) shall be counted~~.~~ ; and
(ix)    if the FMV Option for any Exchange Property owned by an Exchange Property Owner has expired, then for purposes of calculations under clauses (a) and (b) above with respect to such Exchange Property Owner, only the pro rata share of such assets (corresponding to the Exchange Beneficial Interests in such Exchange Property Owner that are still owned by a member of the Consolidated Group) shall be counted.
“Consolidated Total Indebtedness”. On any date of determination, all Indebtedness of REIT and its Subsidiaries determined on a Consolidated basis and including (without duplication) the Consolidated Group Pro Rata Share of the Indebtedness of its Unconsolidated Affiliates to the extent such Indebtedness of any Unconsolidated Affiliates would be classified as a liability on the consolidated financial statements of the REIT and its Subsidiaries in conformity with GAAP. For purposes of calculating Consolidated Total Indebtedness, in respect of Consolidated Total Indebtedness of any Non-Wholly Owned Subsidiary Owner, only the pro rata share of Consolidated Total Indebtedness of such Non-Wholly Owned Subsidiary Owner (corresponding to the pro rata share of such Non-Wholly Owned Subsidiary Owner that is owned, directly or indirectly, by the Borrower) shall be counted.
“Consolidated Total Secured Indebtedness”. On any date of determination, all Secured Indebtedness of REIT and its Subsidiaries determined on a Consolidated basis and including (without duplication) the Consolidated Group Pro Rata Share of the Secured Indebtedness of its Unconsolidated Affiliates to the extent such Secured Indebtedness of any Unconsolidated Affiliates would be classified as a liability on the consolidated financial statements of the REIT and its Subsidiaries in conformity with GAAP. For purposes of calculating Consolidated Total Secured Indebtedness, in respect of any Consolidated Total Secured Indebtedness of any Non-Wholly Owned Subsidiary Owner, only the pro rata share of such Consolidated Total Secured Indebtedness of such Non-Wholly Owned Subsidiary Owner (corresponding to the pro rata share of such Non-Wholly Owned Subsidiary Owner that is owned, directly or indirectly, by the Borrower) shall be counted.
“Consolidated Total Secured Recourse Indebtedness”. On any date of determination, all Secured Recourse Indebtedness of REIT and its Subsidiaries determined on a Consolidated basis and including (without duplication) the Consolidated Group Pro Rata Share of the Secured Recourse Indebtedness of its Unconsolidated Affiliates to the extent such Secured Recourse Indebtedness of any Unconsolidated Affiliates would be classified as a liability on the consolidated financial statements of the REIT and its Subsidiaries in conformity with GAAP. For purposes of calculating Consolidated Total Secured Recourse Indebtedness, in respect of any Consolidated Total Secured Recourse Indebtedness of any Non-Wholly Owned Subsidiary Owner, only the pro rata share of such Consolidated Total Secured Recourse Indebtedness of such Non-Wholly Owned Subsidiary Owner (corresponding to the pro rata share of such Non-Wholly Owned Subsidiary Owner that is owned, directly or indirectly, by the Borrower) shall be counted.
“Consolidated Total Unsecured Indebtedness”. On any date of determination, all Unsecured Indebtedness (including, without limitation, Obligations under the Loan Documents and the obligations under any Permitted Pari Passu Debt) of REIT and its Subsidiaries determined on a Consolidated basis and including (without duplication) the Consolidated Group Pro Rata Share of the Unsecured Indebtedness of its Unconsolidated Affiliates. For purposes of calculating Consolidated Total Unsecured Indebtedness, in respect of any Consolidated Total Unsecured Indebtedness of any Non-Wholly Owned Subsidiary Owner, only the pro rata share of such Consolidated Total Unsecured Indebtedness of such Non-Wholly Owned Subsidiary Owner (corresponding to the pro rata share of such Non-Wholly Owned Subsidiary Owner that is owned, directly or indirectly, by the Borrower) shall be counted.
“Conversion/Continuation Request”. A written notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with Section 4.1, which notice shall specify (A) the Loan (or portion thereof) to be continued or converted, including the Agreed Currency applicable to such Loan, (B) the requested effective date of the continuation or conversion (which shall be a Business Day), (C) whether the resulting Loan is to be a Base Rate Loan (in the case of borrowings denominated in Dollars) or a Term Benchmark Loan or a RFR Loan, and (D) in the case of a continuation or conversion resulting in a Term Benchmark Loan, the Interest Period applicable thereto.
“Corresponding Tenor”. With respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Covered Entity”. Any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).
“Covered Party”. See Section 11.21.
“Credit Rating”. As of any date of determination, except as hereinafter provided in this definition, the highest of the credit ratings (or their equivalents) then assigned to the Borrower’s long-term senior unsecured non-credit enhanced debt by any of the Rating Agencies. A credit rating of BBB- from S&P or Fitch is equivalent to a credit rating of Baa3 from Moody’s and vice versa. A credit rating of BBB from S&P or Fitch is equivalent to a credit rating of Baa2 from Moody’s and vice versa. A credit rating of BBB+ from S&P or Fitch is equivalent to a credit rating of Baa1 by Moody’s and vice versa. It is the intention of the parties that the Borrower shall obtain a credit rating from at least two (2) Rating Agencies in order for Borrower to be entitled to the benefit of the Credit Rating Level for such credit rating. If the credit ratings obtained by the Borrower are not equivalent, pricing shall be determined by the highest of the credit ratings, provided that the next highest credit rating is only one level below that of the highest credit rating. If the second highest credit rating obtained by the Borrower is more than one level below that of the highest credit rating obtained by the Borrower, the operative rating shall be the credit rating that is one level higher than the second highest of the credit ratings. In the event that the Borrower shall have obtained a credit rating from at least two (2) Rating Agencies and shall thereafter lose one or more credit ratings (whether as a result of a withdrawal, suspension, election to not obtain a rating, or otherwise) such that the Borrower no longer has a credit rating from at least two (2) Rating Agencies, the Borrower shall be deemed for the purposes hereof not to have a Credit Rating. Notwithstanding anything to the contrary contained herein, if at any time two or three of the Rating Agencies shall cease performing the functions of a securities rating agency such that the Borrower shall be unable to maintain a credit rating from at least two of the three Rating Agencies, then Borrower and the Agent shall promptly negotiate in good faith to agree upon one or more substitute rating agencies (and to correlate the system of ratings of each such substitute rating agency with that of the rating agency being replaced), and pending such amendment, the Credit Rating in effect immediately prior to such time shall continue to apply, provided that the designation of such replacement agency and such amendment are completed within thirty (30) days of such event, and if not so completed within such thirty (30) day period, Credit Rating Level 5 shall be the applicable Credit Rating Level until such time as the Borrower obtains a credit rating from at least two Rating Agencies.
“Credit Rating Level”. One of the following five (5) pricing levels, as applicable, and provided, further, that, from and after the time that Agent receives written notice that Borrower has first obtained an Investment Grade Rating and elected to use such Credit Rating as the basis for the Applicable Margin:
“Credit Rating Level 1” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to A- by S&P and Fitch or A3 by Moody’s;
“Credit Rating Level 2” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB+ by S&P and Fitch or Baa1 by Moody’s and Credit Rating Level 1 is not applicable; and
“Credit Rating Level 3” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB by S&P and Fitch or Baa2 by Moody’s and Credit Rating Levels 1 and 2 are not applicable;
“Credit Rating Level 4” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB- by S&P and Fitch or Baa3 by Moody’s and Credit Rating Levels 1, 2 and 3 are not applicable;
“Credit Rating Level 5” means the Credit Rating Level which would be applicable for so long as the Credit Rating is less than BBB- by S&P and Fitch or Baa3 by Moody’s or there is no Credit Rating.
“Currency”. Dollars or any Alternative Currency.
“Currency of Payment”. See Section 4.3(a).
“Current Appraisal”. As of any date of determination with respect to any Property, an appraisal report obtained by or on behalf of the Borrower from an independent third party valuation firm in accordance with the private placement memorandum of the REIT, which appraisal is dated as of a date that is no more than twelve months prior to such date of determination.
“Daily Compounded SONIA”. The compounded average of SONIA over a rolling thirty (30) consecutive calendar day period (computed by the Agent using such calculation methodologies and conventions as the Agent determines are appropriate based on market practice for such Loans; provided that, if the Agent decides that any such convention is not administratively feasible for the Agent, then the Agent may establish another convention in its reasonable discretion).
“Daily Simple SOFR”. For any day (a “SOFR Rate Day”), a rate per annum (rounded in accordance with the Agent’s customary practice) equal to the greater of (A) SOFR for the day (such day, the “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days (or such other period as determined by the Agent based on then prevailing market conventions) prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as and when SOFR for such SOFR Rate Day is published by the Daily Simple SOFR Administrator on the SOFR Administrator’s

Website and (B) the Floor. If by 5:00 pm (Cleveland, Ohio time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided, that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Default”. See Section 9.1
“Default Rate”. See Section 4.11.
“Default Right”. Default Right shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender”. Any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent, any Issuing Lender, or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) (i) has notified the Borrower, the Agent or any Lender that it does not intend to comply with its funding obligations hereunder or (ii) has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within two (2) Business Days after request by the Agent, to confirm in a manner reasonably satisfactory to the Agent that it will comply with its funding obligations; provided that, notwithstanding the provisions of Section 2.13, such Lender shall cease to be a Defaulting Lender upon the Agent’s receipt of confirmation that such Defaulting Lender will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy, insolvency, reorganization, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, receivership, rearrangement or similar debtor relief law of the United States or other applicable jurisdictions from time to time in effect, including any law for the appointment of the Federal Deposit Insurance Corporation or any other state or federal regulatory authority as receiver, conservator, trustee, administrator or any similar capacity, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts of the United States or from the enforcement of judgments or writs of attachment of its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow, or disaffirm any contracts or agreements made with such Person). Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.13(g)) upon delivery of written notice of such determination to the Borrower and each Lender.
“Derivatives Contract”. Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement of similar type, including any such obligations or liabilities under any such master agreement.
“Derivatives Termination Value”. In respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) above, the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Agent or any Lender).
“Designated Person”. See Section 5.18.
“Development Property”. Any Property owned or acquired by the Borrower or its Subsidiaries or Unconsolidated Affiliates and on which construction, redevelopment or material rehabilitation of material improvements for use as a commercial, single-tenant income producing property has commenced and is proceeding to completion without undue delay from permit denial, construction delays or otherwise, all pursuant to the ordinary course of business of Borrower and its Subsidiaries and remains less than one hundred percent (100%) leased to an unaffiliated third party as the first tenant following such construction, redevelopment or material rehabilitation.
“Directions”. See Section 10.13.
“Distribution”. Any (a) dividend or other distribution, direct or indirect, on account of any Equity Interest of REIT or any of its Subsidiaries now or hereafter outstanding, except a dividend or other distribution payable in Equity Interests; (b) redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of REIT or any of its Subsidiaries now or hereafter outstanding, except in the form of Equity Interests; and (c) payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of REIT or any of its Subsidiaries now or hereafter outstanding, except in the form of Equity

Interests. Distributions from any Subsidiary of the Borrower to, directly or indirectly, the Borrower or REIT shall be excluded from this definition.
“Dollar Equivalent”. At any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Agent at such time on the basis of the Spot Rate (determined on the relevant Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“Dollar Letter of Credit”. Any standby letter of credit issued in Dollars at the request of the Borrower and for the account of the Borrower in accordance with Section 2.10.
“Dollar Letter of Credit Commitment”. With respect to each Issuing Lender, the commitment of such Issuing Lender to issue Dollar Letters of Credit hereunder. The amount of each Issuing Lender’s Dollar Letter of Credit Commitment as of the Second Amendment Effective Date is set forth on Schedule 1.2, or if an Issuing Lender has entered into an Assignment and Acceptance Agreement or become a party hereto pursuant to an agreement entered into in connection with an increase of commitments pursuant to Section 2.11, the amount set forth for such Issuing Lender as its Dollar Letter of Credit Commitment in the Register maintained by the Agent. The total of all Dollar Letter of Credit Commitments shall not exceed the lesser of (i) Sixty-Five Million and No/100 Dollars ($65,000,000) and (ii) fifteen percent (15%) of the Total Dollar Revolving Credit Commitments.
“Dollar Letter of Credit Liabilities”. At any time and in respect of any Dollar Letter of Credit, the sum of (a) the maximum undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all drawings made under such Letter of Credit which have not been repaid (including repayment by a Dollar Revolving Credit Loan). For purposes of this Agreement, a Dollar Revolving Credit Lender (other than the Dollar Revolving Credit Lender acting as the Issuing Lender) shall be deemed to hold a Dollar Letter of Credit Liability in an amount equal to its participation interest in the related Dollar Letter of Credit under Section 2.10, and the Dollar Revolving Credit Lender acting as the Issuing Lender shall be deemed to hold a Dollar Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Dollar Revolving Credit Lenders other than the Dollar Revolving Credit Lender acting as the Issuing Lender of their participation interests under Section 2.10.
“Dollar Revolving Credit Commitment”. With respect to each Dollar Revolving Credit Lender, the amount set forth on Schedule 1.1 hereto as the amount in Dollars of such Dollar Revolving Credit Lender’s commitment to make or maintain Dollar Revolving Credit Loans to the Borrower, and to participate in Dollar Letters of Credit for the account of the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement.
“Dollar Revolving Credit Commitment Percentage”. With respect to each Dollar Revolving Credit Lender, the percentage set forth on Schedule 1.1 hereto as such Dollar Revolving Credit Lender’s percentage of the Total Dollar Revolving Credit Commitments, as the same may be changed from time to time in accordance with the terms of this Agreement or as a result of an assignment pursuant to an Assignment and Acceptance Agreement; provided that if the Total Dollar Revolving Credit Commitments has been terminated as provided in this Agreement, then the Dollar Revolving Credit Commitment Percentage of each Dollar Revolving Credit Lender shall be determined based on the Dollar Revolving Credit Commitment Percentage of such Dollar Revolving Credit Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Dollar Revolving Credit Lenders”. Collectively, the Lenders which have a Dollar Revolving Credit Commitment, the Dollar Revolving Credit Lenders as of the Second Amendment Effective Date being identified on Schedule 1.1 hereto.
“Dollar Revolving Credit Loan”. A Revolving Credit Loan that is made pursuant to Section 2.1(a). Without limiting the foregoing, Dollar Revolving Credit Loans shall also include Dollar Revolving Credit Loans made pursuant to Section 2.10(f). The Borrower hereby agrees and acknowledges that, as of the Second Amendment Effective Date, the outstanding principal balance of the Dollar Revolving Credit Loans is $254,003,869.
“Dollar Revolving Credit Note”. A promissory note of the Borrower payable to any Dollar Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit B-1 hereto, evidencing the aggregate Indebtedness of the Borrower to such Dollar Revolving Credit Lender resulting from the Dollar Revolving Credit Loans made or otherwise held by such Dollar Revolving Credit Lender.
“Dollars” or “$”. Dollars in lawful currency of the United States of America.
“Domestic Subsidiary”. Any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.
“Drawdown Date”. The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable, is converted in accordance with Section 4.1.
“DST Sale Proceeds”. See Section 3.2(c).
“EEA Financial Institution”. (a) Any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country”. Any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority”. Any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic System”. See Section 6.1.
“Eligible Cash 1031 Proceeds”. The cash proceeds held by a “qualified intermediary” from the sale of a Property by the Borrower or a Subsidiary, which cash proceeds are intended to be used by the qualified intermediary to acquire one or more “replacement properties” that are of “like-kind” to such Property in an exchange that qualifies as a tax-deferred exchange under Section 1031 of the Code and the Treasury Regulations promulgated thereunder (the “Regulations”), and no portion of which cash proceeds the Borrower or any Subsidiary has the right to receive, pledge, borrow or otherwise obtain the benefits of until the earlier of (i) such time as provided under Regulation Section 1.1031(k)-1(g)(6) and the applicable “exchange agreement” or (ii) such exchange is terminated in accordance with the “exchange agreement” and the Regulations. Upon the cash proceeds no longer being held by the qualified intermediary pursuant to the Regulations or otherwise qualifying under the Regulations for like-kind exchange treatment, such proceeds shall cease being Eligible Cash 1031 Proceeds. Terms in quotations in this definition shall have the meanings ascribed to such terms in the Regulations.
“Employee Benefit Plan”. Any employee benefit plan within the meaning of Section 3(3) of ERISA maintained or contributed to by REIT or any ERISA Affiliate as to which REIT or any ERISA Affiliate may have any liability (including contingent liability), other than a Multiemployer Plan.
“Entertainment Asset”. Any Unencumbered Pool Asset that is being used, operated or developed as an Entertainment Facility.
“Entertainment Facility”. Any ski facility, waterpark, amusement park, movie theater, golf entertainment centers, card room or other similar recreational venue.
“Environmental Claim”. Any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, investigative, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a governmental authority or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Law”. Any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, investigation, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.
“Environmental Liability”. Any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, costs of compliance, penalties or indemnities), of any Loan Party or any Subsidiary of a Loan Party directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other legally enforceable consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests”. With respect to any Person, (a) any share of capital stock of (or other ownership or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of (i) any share of capital stock of (or other ownership or profit interests in) such Person, or (ii) any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests) and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination, and (c) any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting.

“ERISA”. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time and all regulations and formal guidelines issued thereunder.
“ERISA Affiliate”. Any Person which is treated as a single employer with REIT or its Subsidiaries under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA and any predecessor entity of any of them.
“ERISA Reportable Event”. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived or any other event with respect to which the REIT, the Borrower, a Subsidiary Guarantor or an ERISA Affiliate could have liability under Section 4062(e) or Section 4063 of ERISA.
“Erroneous Payment”. See Section 10.16(a).
“Erroneous Payment Deficiency Assignment”. See Section 10.16(d)(i).
“Erroneous Payment Impacted Class”. See Section 10.16(d)(i).
“Erroneous Payment Return Deficiency”. See Section 10.16(d)(i).
“Erroneous Payment Subrogation Rights”. See Section 10.16(e).
“EU Bail-In Legislation Schedule”. The EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBOR Rate”. For any Interest Period with respect to Term Benchmark Loans denominated in Euro, the euro interbank offered rate administered by the European Money Markets Institute (or any other Person which takes over the administration of that rate) for deposits in Euro and having a maturity approximately equal to the requested Interest Period displayed on page EURIBOR01 of the Reuters screen (or any successor service, or if such Person no longer reports such rate as determined by the Agent, by another commercially available source providing such quotations approved by the Agent) at approximately 11:00 a.m. (Brussels time) on the day that is two (2) Business Days prior to the first day of such Interest Period. In no event shall the EURIBOR Rate be less than zero.
“Euro” or “€”. The single currency of the Participating Member States.
“Event of Default”. See Section 9.1.
“Exchange Beneficial Interest”. A beneficial interest in a Delaware statutory trust that owns an Exchange Property.
“Exchange Depositor”. Each Subsidiary that is the depositor to a Delaware statutory trust that is part of the Exchange Program.
“Exchange Fee Titleholder”. The entity which is the owner of a Property pursuant to an exchange that qualifies, qualified, or is intended to qualify, as a reverse exchange under Section 1031 of the Code (a “Reverse Exchange”), which Property is master leased to a Wholly Owned Subsidiary of the Borrower during the period before the exchange is either completed or terminated.

“Exchange Program”. The program whereby Affiliates of the Borrower will cause (i) the formation of a Delaware statutory trust which will receive contributions of Properties from the Borrower or an Affiliate of the Borrower or acquire Properties from third parties, in each case which Properties will become Exchange Properties upon addition to the Exchange Program, and (ii) the sale of beneficial ownership interests in such Delaware statutory trust to Exchange Property Investors, and in each case will master lease such Properties to an Affiliate of the Borrower (which master leases may be guaranteed by the Borrower or the REIT).
“Exchange Property”. A Property (other than any Build-to-Suit Property or Development Property) owned directly or indirectly by a Delaware statutory trust in connection with the Exchange Program, provided that any such Property shall constitute an Exchange Property only so long as it is master leased to an Affiliate of the Borrower pursuant to an Exchange Property Master Lease which master lease may be guaranteed by the Borrower and/or the REIT.
“Exchange Property Investor”. Any owner of an Exchange Beneficial Interest.
“Exchange Property Master Lease”. A master lease pursuant to which an Exchange Property is master leased to a Subsidiary of the Borrower and which contains the following terms and conditions: (a) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor, and (b) customary leasehold mortgagee protection rights reasonably satisfactory to the Agent.
“Exchange Property Owner”. The Delaware statutory trust directly or indirectly owning an Exchange Property.
“Excluded Subsidiary”. Any Subsidiary (I) (a) holding title to assets that are or are to become collateral for any Secured Indebtedness of such Subsidiary and (b) that is prohibited from guarantying the Indebtedness of any other Person pursuant to (i) any document, instrument or agreement evidencing such Secured Indebtedness or (ii) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness, and (II) (a) that is a CFC, or (b) that is a Domestic Subsidiary (x) of a CFC or (y) substantially all of the assets of which consist of the Equity Interests (or Equity Interests and debt instruments) of one or more (i) CFCs or (ii) other Subsidiaries described in this clause (b).
“Excluded Hedge Obligation”. With respect to any Guarantor, any Hedge Obligation, if, and to the extent that, all or a portion of the guarantee of such Guarantor of such Hedge Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor becomes effective with respect to such Hedge Obligation. If a Hedge Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedge Obligation that is attributable to swaps for which such guarantee is or becomes illegal.
“Excluded Taxes”. Any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or its Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or its Commitment (other than pursuant to an assignment request by the Borrower under Section 4.14 as a result of costs sought to be reimbursed pursuant to Section 4.3) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.3(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Use”. See definition of “Unencumbered Pool Asset”.
“Extension Request”. See Section 2.12(a)(i).
“Facility Fee”. See Section 2.3(b).
“FATCA”. Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate”. For any day, the rate per annum (rounded upward to the nearest one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate.” If the Federal Funds Effective Rate is less than zero, it shall be deemed to be zero hereunder.
“Federal Reserve Board”. The Board of Governors of the Federal Reserve System of the United States of America.
“Fee Letters”. Collectively, (i) that certain fee letter dated as of June 22, 2022, by and among the Borrower, the Agent, and KCM, as amended, restated or replaced from time to time, and (ii) each other fee letter entered into from time to time by the Borrower and one or more Arrangers in connection herewith.
“Fee Owner”. The applicable owner of the fee interest in an Unencumbered Pool Asset that is subject to a Ground Lease.
“Financial Covenants”. The covenants set forth in Section 7.9.
“Financial Officer”. With respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.
“Floor”. A rate of interest equal to zero percent (0.0%) per annum.
“Fitch”. Fitch Ratings Inc., and any successor thereto.

“FMV Option”. For each Exchange Property, the option, but not the obligation, of the Borrower to, directly or indirectly, purchase such Exchange Property or the Exchange Beneficial Interests relating to such Exchange Property at fair market value at any time (i) beginning on the first to occur of (A) the last day of the 24th month following the final closing of the sale of Exchange Beneficial Interests, and (B) the last day of the 48th month following the date the Exchange Property Owner enters into the Exchange Property Master Lease (such earlier date is the “FMV Option Start Date”) and (ii) expiring on the last day of the 12th month following the FMV Option Start Date.
“Foreign Lender”. If the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Fronting Exposure”. At any time there is a Defaulting Lender, with respect to the Issuing Lender, such Defaulting Lender’s applicable Commitment Percentage of the outstanding Letter of Credit Liabilities other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or cash collateral or other credit support acceptable to the Issuing Lender shall have been provided in accordance with the terms hereof.
“GAAP”. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles.
“Gaming Asset”. Any Unencumbered Pool Asset that is being used, operated or developed as a Gaming Facility.
“Gaming Facility”. Any casino, resort connected to a casino, pari-mutuel race track, off-track wagering site, or other venue at which gaming or wagering is conducted that requires the operator of such facility to hold a license and/or permit for the operation of such facility. For the avoidance of doubt, a card room not otherwise connected to one of the foregoing operations or venues shall not constitute a Gaming Facility.
“GIC”. GIC (Realty) Private Limited, NA-RE Investment Holdings LLC or any of their Affiliates.
“Governmental Authority”. Any national, state or local government (whether U.S. or non-U.S.), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law, and including any supra-national bodies such as the European Union or the European Central Bank.
“Ground Lease”. An unsubordinated ground lease as to which no default (other than a default which remains subject to grace or cure periods) or event of default has occurred or with the passage of time or the giving of notice would occur and containing the following terms and conditions: (a) a remaining term (including any renewal option exercisable at the sole option of the ground lessee thereunder with no veto or approval rights by the ground lessor or any lender to such ground lessor) of thirty (30) years or more, (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor, (c) customary leasehold mortgagee protection rights reasonably satisfactory to the Agent, (d) transferability without the consent of the ground lessor thereunder (or if consent of such ground lessor is required, such consent is subject to either an express reasonableness standard or an objective financial standard for the transferee), and (e) the lessee under which is entitled to all insurance proceeds and condemnation awards (other than the amount attributable to lessor’s fee interest in the land if an adjustment in rent is provided for in connection therewith).
“Ground Leased Asset”. Any Unencumbered Pool Asset owned in fee simple by a Subsidiary Owner that is subject to a ground lease by and between such Subsidiary Owner, as lessor, and a third party lessee, and with respect to which the improvements on such Property are not owned by such Subsidiary Owner until the expiration or termination of such ground lease.
“GSA Lease”. Any Lease under which the government of the United States of America (or any subdivision thereof) is the Tenant.
“Guaranteed Pension Plan”. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by REIT or any ERISA Affiliate for or on behalf of any present or former employee of REIT or any ERISA Affiliate, the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.
“Guarantors”. Collectively, the REIT, the Subsidiary Guarantors, and the Joint Venture Guarantors, and individually any one of them.
“Guaranty”. Collectively, the Guaranty from the REIT substantially in the form of Exhibit H, the Subsidiary Guaranty from the Subsidiary Guarantors, and the Joint Venture Guaranty from the Joint Venture Guarantors, in each case, made in favor of the Agent and the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.
“Hazardous Material”. Any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous, toxic, or a pollutant and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous,” “toxic,” or a “pollutant” or words of like import pursuant to an Environmental Law.
“Hazardous Material Activity”. Any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.
“Hedge Obligations”. All obligations of the Borrower, the REIT or any other Guarantor to any Lender Hedge Provider under any agreement with respect to an interest rate swap, collar, cap or floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure relating to the Obligations, or any agreement with respect to a forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, spot contract, or any other similar transaction regarding the hedging of currency exchange rate risk exposure, and any confirming letter executed pursuant to any such hedging agreement, and which shall include, without limitation, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, all as amended, restated or otherwise modified. Under no circumstances shall any of the Hedge Obligations guaranteed by any Loan Document as to a Guarantor include any obligation that constitutes an Excluded Hedge Obligation of such Guarantor.
“Income Component”. See Section 1.3(b).

“Increase Notice”. See Section 2.11(a).
“Incremental Facility”. See Section 2.11(a).
“Incremental Term Loan”. See Section 2.11(a).
“Incremental Term Loan Commitment”. See Section 2.11(a).
“Indebtedness”. With respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person, whether or not for money borrowed, (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit; (ii) evidenced by bonds, notes, debentures and similar debt securities of such Person, or (iii) constituting purchase money indebtedness, conditional sales contracts or title retention debt instruments with respect to property acquired, or other similar instruments upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered, (c) all obligations of such Person as a lessee or obligor under a Capitalized Lease, (d) all reimbursement obligations (contingent or otherwise) of such Person under any outstanding letters of credit or acceptances (whether or not the same have been presented for payment), (e) all guaranty obligations of Indebtedness of another Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” and other similar exceptions to nonrecourse liability until a claim is made with respect thereto and then shall be included only to the extent of the amount of such claim), including, with respect to any such guaranty of Indebtedness, all obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to maintain working capital or equity capital of a Person or otherwise to maintain net worth, solvency or other financial condition of a Person, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, including without limitation, through an agreement to purchase property, securities, goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, (f) all obligations of such Person in respect of any deferred purchase price of property or services that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person (excluding accounts payable incurred in the ordinary course of business that are not more than 60 days past due), (g) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation, (h) net obligations under any Derivatives Contract (the amount of any net obligation under any Derivatives Contract on any date of determination shall be deemed to be the Dollar Equivalent of the Derivatives Termination Value thereof as of the last day of the fiscal quarter most recently ended prior to such date for which financial statements have been or were required to be delivered, which shall be a positive number if such amount would be owed by the Borrower and a negative number if such amount would be owed to the Borrower, and the net obligations under Derivatives Contracts shall not be less than zero), and (i) such Person’s Consolidated Group Pro Rata Share of the Indebtedness of any Unconsolidated Affiliate of such Person; provided that in no event shall the Blue Owl Facility be deemed “Indebtedness” for any calculation of Consolidated Total Indebtedness or Consolidated Total Unsecured Indebtedness to the extent subject to subordination and standstill provisions reasonably acceptable to the Agent. The Indebtedness of any Person shall include (without duplication) the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that (x) such Person is not liable therefor or (y) the liability of such Person is limited to the customary recourse exceptions set forth in clause (e) above. Notwithstanding the foregoing, Indebtedness shall not include (a) any “financing obligation” resulting in accordance with GAAP from the sale of an interest in an Exchange Property Owner (including any guaranty thereof by the REIT or the Borrower), or (b) any Indebtedness associated with or attributed to an Exchange Property, other than the Consolidated Group’s pro rata share (corresponding to the pro rata share of the Exchange Beneficial Interests in the Exchange Property Owner that are owned by the Consolidated Group) of such Indebtedness.
“Indemnified Taxes”. (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Guarantor under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.
“Indirect Owner”. Each Subsidiary of Borrower that directly or indirectly owns an interest in any Subsidiary Owner.
“Information Materials”. See Section 6.1.
“Initial Marketing Period”. See definition of “Unencumbered Pool Asset”.
“Initial Term Loan”. See Section 2.2.
“Initial Term Loan Commitment”. With respect to each Term Loan Lender, its obligation to make Initial Term Loans to the Borrower pursuant to Section 2.2 in an aggregate principal amount at any one time outstanding not to exceed the amount in Dollars set forth opposite such Term Loan Lender’s name on Schedule 1.1 hereto under the caption “Unfunded Initial Term Loan Commitment” or opposite such caption in the Assignment and Assumption Agreement pursuant to which such Term Loan Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. As of the Second Amendment Effective Date, the principal amount of Initial Term Loans held by each Term Loan Lender is set forth opposite such Term Loan Lender’s name on Schedule 1.1 hereto under the caption “Funded Initial Term Loans”.
“Initial Term Loan Commitment Termination Date”. The earliest to occur of: (a) August 11, 2023, (b) the date on which all Term Loans provided for herein have been borrowed and (c) the date on which the aggregate Term Loan Commitment shall terminate in accordance with the provisions of this Agreement.
“Initial Term Loan Maturity Date”. August 11, 2027, or such earlier date on which the Term Loans shall become due and payable pursuant to the terms hereof.
“Insolvency Laws”. The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, rearrangement, receivership, insolvency, reorganization, readjustment of debt, dissolution, suspension of payments, or similar debtor relief laws from time to time in effect in any jurisdiction affecting the rights of creditors generally.
“Interest Payment Date”. As to each Base Rate Loan and each RFR Loan, the first day of each calendar month during the term of such Loan, in arrears, and on the Maturity Date. As to each Term Benchmark Loan, the last day of each Interest Period therefor, in arrears, and on the Maturity Date; provided, however, if any Interest Period for a Term Benchmark Loan exceeds three (3) months, interest shall be payable with respect to such Term Benchmark Loan in arrears in three-month intervals on the last day of each such three-month interval during the term of such Loan, and on the Maturity Date.
“Interest Period”. With respect to each Term Benchmark Loan (a) initially, the period commencing on the Drawdown Date of such Term Benchmark Loan and ending one (1)

month, three (3) months or six (6) months thereafter, as selected by the Borrower, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one (1) of the periods set forth above, as selected by the Borrower in a Loan Request or Conversion/Continuation Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:
(i)    if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall end on the next succeeding Business Day, unless such next succeeding Business Day occurs in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, as determined conclusively by the Agent in accordance with Agent’s customary practice;
(ii)    if the Borrower shall fail to give notice as provided in Section 4.1, the Borrower shall be deemed to have requested a continuation of the affected Term Benchmark Loan as a Term Benchmark Loan with an Interest Period of one month on the last day of the then current Interest Period with respect thereto as provided in and subject to the terms of Section 4.1(c);
(iii)    any Interest Period pertaining to a Term Benchmark Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the applicable calendar month; and
(iv)    no Interest Period relating to any Term Benchmark Loan shall extend beyond the Maturity Date.
“Investment Grade Rating”. A Credit Rating of BBB-/Baa3 (or the equivalent) or higher from two or more Rating Agencies.
“Investment Grade Tenant”. A Tenant with a long term senior unsecured debt rating of (i) Baa3 or better as rated by Moody’s, (ii) BBB- or better as rated by S&P, or (iii) BBB- (or an equivalent rating) or better rated by any other NRSRO. In the event of a split credit rating (i.e., the credit rating by one of the foregoing rating agencies is at a different level than the rating of any other rating agency), then (x) any rating by S&P or Moody’s shall be determinative over any other NRSRO, (y) subject to the foregoing clause (x), the highest credit rating shall be the rating utilized; provided, that if there is more than one level difference between any ratings then the level that is one level below the highest credit rating shall be the rating utilized, and (z) where applicable, an average of the ratings shall be utilized.
“Investments”. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person and owned by such Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person, all interests in real property, and all other investments; provided, however, that the term “Investment” shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, (ii) maintenance or capital expenditures undertaken with respect to any Property in the ordinary course of business, (iii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms, (iv) prepaid expenses, (v) obligations under Derivatives Contracts as permitted by this Agreement, and (vi) investments consisting of cash collateral to secure payment of worker’s compensation, unemployment insurance, old-age pensions or other social security obligations. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall not be included as an Investment any interest accrued with respect to Indebtedness constituting an Investment; (b) there shall be deducted in respect of each Investment any amount received as a return of capital or principal; (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and (d) there shall not be deducted in respect of any Investment any decrease in the value thereof.
“Issuing Lender”. Individually or collectively, as the context may suggest or require, KeyBank, Bank of America, N.A., PNC Bank, National Association, ~~and~~ Truist Bank, and Manufacturers and Traders Trust Company, each in its capacity as the issuer of Letters of Credit hereunder. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Lender” shall be deemed to be a reference to the relevant Issuing Lender. When used individually in this Agreement with respect to any Letter of Credit, “Issuing Lender” shall mean and refer to the Issuing Lender requested to issue, issuing or that has issued such Letter of Credit.
“Joint Venture Guarantor”. A Qualified Joint Venture Minority Owner that becomes a party to the Joint Venture Guaranty in accordance with Section 6.10(b).
“Joint Venture Guaranty”. The guaranty to be executed and delivered by the Joint Venture Guarantors, if any, in form and substance reasonably satisfactory to the Agent, as the same may be amended, supplemented or otherwise modified from time to time.
“KCM”. As defined in the preamble hereto.
“KeyBank”. As defined in the preamble hereto.
“Lease”. Each lease, entered into or assumed between the Borrower or a Guarantor which owns (or leases pursuant to a Ground Lease) an Unencumbered Pool Asset or other Property, on the one hand, and a Tenant, on the other hand, as amended, extended or restated.
“Legal Requirement”. Any treaty, convention, statute, law, common law, rule, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any Governmental Authority, whether federal, state, or local.
“Lender Hedge Provider”. With respect to any Hedge Obligations, any counterparty thereto that, at the time the applicable hedge agreement was entered into, was a Lender or an Affiliate of a Lender.
“Lenders”. KeyBank, the other lending institutions which are party hereto and any other Person which becomes an assignee of any rights of a Lender pursuant to Section 11.2 (but not including any participant as described in Section 11.2(c)). Unless the context otherwise requires, the term “Lenders” includes the Lenders and the Issuing Lenders.
“Letter of Credit”. A Dollar Letter of Credit and/or an Alternative Currency Letter of Credit, as the context may require.
“Letter of Credit Liabilities”. Collectively, the Dollar Letter of Credit Liabilities and the Alternative Currency Letter of Credit Liabilities.
“Letter of Credit Request”. See Section 2.10(a).

“Lien”. Any mortgage, deed of trust, security deed, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including (i) any conditional sale or other title retention agreement, (ii) any easement, right of way or other encumbrance on title to real property that materially affects the value of such real property, and (iii) any Capitalized Lease or other financing lease having substantially the same economic effect as any of the foregoing).
“LLC Division”. In the event the Borrower, any Guarantor or any Subsidiary thereof is a limited liability company, (i) the division of any such Person into two or more newly formed limited liability companies (whether or not any such Person is a surviving entity following any such division) pursuant to, in the event any such Person is organized under the laws of the State of Delaware, Section 18-217 of the Delaware Limited Liability Company Act or, in the event any such Person is organized under the laws of a State or Commonwealth of the United States (other than Delaware) or of the District of Columbia, any similar provision under any similar act governing limited liability companies organized under the laws of such State or Commonwealth or of the District of Columbia, or (ii) the adoption of a plan contemplating, or the filing of any certificate with any applicable Governmental Authority that results in (or with the passage of time shall result in) any such division.
“Loan Documents”. This Agreement, the Notes, each Guaranty, each Letter of Credit Request, each Fee Letter, any subordination agreement, and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower or any Guarantor in connection with the Loans.
“Loan” and “Loans”. Any loan made or deemed made by any Lender hereunder, including the Revolving Credit Loans and Term Loans. Amounts drawn under a Letter of Credit shall also be considered Revolving Credit Loans as provided in Section 2.10.
“Loan Parties”. Collectively, the Borrower, the REIT, each Subsidiary Guarantor and each Joint Venture Guarantor.
“Loan Request”. See Section 2.7.
“Majority Lenders”. As of any date, Lenders then holding more than fifty percent (50%) of the sum of (a) the aggregate unpaid principal balance of the Term Loans then outstanding, (b) the unfunded aggregate Term Loan Commitments then in effect and (c) (i) the aggregate Revolving Credit Commitments then in effect or (ii) if all Revolving Credit Commitments have terminated, the aggregate unpaid principal amount of Revolving Credit Loans and then outstanding Letter of Credit Liabilities; provided that at any time there are two (2) or more unaffiliated Lenders, Majority Lenders shall be at least two (2) such unaffiliated Lenders. Such portion of the Revolving Credit Commitments (or Revolving Credit Loans, as applicable), aggregate Term Loan Commitments and the sum of the aggregate unpaid principal amount of the Term Loans then outstanding, as applicable, held or deemed held by a Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders at any time.
“Master Lease Obligations”. As of any date of determination, the sum of all remaining obligations of the Consolidated Group, determined on a consolidated basis, to pay rent under all Exchange Property Master Leases, which such obligations shall be determined with respect to each Exchange Property Master Lease (a) commencing on the date of the first sale of an Exchange Beneficial Interest in the applicable Exchange Property Owner to an Exchange Property Investor and (b) ending on (i) if the expiration of the FMV Option with respect to the Exchange Property that is the subject of such Exchange Property Master Lease is not yet known, the date that is five years after the date of the commencement of the applicable Exchange Property Master Lease with respect to such Exchange Property, or (ii) if the expiration of the FMV Option with respect to the Exchange Property that is the subject of such Exchange Property Master Lease is known, the date of the expiration of the applicable FMV Option with respect to such Exchange Property.
“Management Agreement”. That certain Investment Advisory Agreement, dated as of August 8, 2022, by and among the REIT, the Borrower and the Manager, as amended, restated or otherwise modified from time to time in accordance with the terms hereof.
“Manager”. Blue Owl Real Estate Capital LLC (f/k/a Oak Street Real Estate Capital, LLC), an Illinois limited liability company.
“Mandatorily Redeemable Stock”. With respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for Equity Interests that are not Mandatorily Redeemable Stock at the option of the issuer of such Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which, either by its terms or pursuant to an option or right exercisable in the sole discretion of such first Person, is redeemable entirely in exchange for Equity Interests that are not Mandatorily Redeemable Stock), in the case of each of clauses (a) through (c), prior to the date that is ninety-one (91) days after the latest Maturity Date.
“Marketing Period”. See definition of “Unencumbered Pool Asset”.
“Marketing Period Extension”. See definition of “Unencumbered Pool Asset”.
“Material Acquisition”. A simultaneous acquisition by Borrower and/or its Subsidiaries of one or more assets from a non-affiliated third party (or series of related acquisitions from the same non-affiliated third party seller that are consummated within a period of 30 days) in a bona fide purchase and sale transaction with an aggregate purchase price equal to or greater than ten percent (10%) of Consolidated Total Asset Value at the time of such acquisition; provided that the STORE Acquisition shall constitute a Material Acquisition solely for purposes of Section 7.9(c) (it being understood that the STORE Acquisition shall not constitute a Material Acquisition for purposes of Section 7.9(a)).
“Material Adverse Effect”. A material adverse effect on (a) the business, assets, financial condition or operations of REIT and its Subsidiaries, taken as a whole; (b) the ability of the Borrower or any Guarantor to perform any of its material obligations under the Loan Documents; or (c) the validity or enforceability of any of the Loan Documents; or (d) the material rights or remedies of the Agent or the Lenders thereunder.
“Material Indebtedness”. (i) Recourse Indebtedness in an aggregate amount equal to or greater than $50,000,000, and/or (ii) Nonrecourse Indebtedness in an aggregate amount equal to or greater than $75,000,000.
“Material Subsidiary”. (a) Each Subsidiary Owner and each Indirect Owner, (b) each existing and future direct or indirect Subsidiary of the Borrower that is a primary obligor under, or guarantees, any Indebtedness of the Borrower or any other Subsidiary of the Borrower (other than an Excluded Subsidiary that has guaranteed Indebtedness of another Excluded

Subsidiary), but only for so long as such obligation or guaranty remains in effect, and (c) each existing and future direct or indirect Subsidiary of the Borrower (other than Excluded Subsidiaries) that, as of the most recent date of determination, has total assets equal to or exceeding ten percent (10%) of the Consolidated Total Asset Value for such period.
“Maturity Date”. Either the Revolving Credit Maturity Date or the applicable Term Loan Maturity Date, as the context may require.
“Moody’s”. Moody’s Investor Service, Inc., and any successor thereto.
“Mortgage Note Receivables”. A first priority mortgage loan on a completed single-tenant commercial real estate property evidenced by a first priority security instrument of which Borrower or a Subsidiary thereof is the holder and retains the right of collection of all payments thereunder.
“Multiemployer Plan”. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by REIT or any ERISA Affiliate or to which Borrower or any ERISA Affiliate may have any liability (including contingent liability).
“Negative Pledge”. With respect to any Unencumbered Pool Asset or any Equity Interests in any Subsidiary Owner, Joint Venture Guarantor or Indirect Owner, any provision of a document, instrument or agreement (other than the Loan Documents) which prohibits or purports to prohibit the creation or assumption of any Lien, or requires the consent of any Person to create or assume any Lien (unless such consent has been irrevocably provided), in each case, on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person's ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person's ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.
“Net Income (or Loss)”. With respect to any Person (or any asset of any Person) with respect to any period, the net income (or loss) of such Person (or attributable to such asset), determined in accordance with GAAP.
“Net Lease”. A Lease pursuant to which the Tenant is responsible for all operating costs and expenses in connection with the Property; provided, however, in the event that such Lease does not make such Tenant responsible for maintenance and/or repair of the roof and structure of such Property, the same shall not disqualify such Lease from being a Net Lease so long as the Borrower of the applicable Subsidiary Owner maintains adequate reserves for such expenses.
“Net Operating Income”. For any Property and for a given period, an amount equal to the sum of (a) rents and other revenues recognized in accordance with GAAP from such Property (including proceeds of rent loss or business interruption insurance (but not in excess of the actual rent otherwise payable) but excluding pre-paid rents and revenues (to the extent not applied in satisfaction of rental or other obligations during such period) and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent), minus (b) all expenses recognized in accordance with GAAP (excluding interest but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Property, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Consolidated Group and any property management fees).
“Non-Consenting Lender”. See Section 11.2(f).
“Non-Defaulting Lender”. At any time, any Lender that is not a Defaulting Lender at such time.
“Non-Recourse Exclusions”. With respect to any Non-Recourse Indebtedness of any Person, any usual and customary exclusions from the non-recourse limitations governing such Indebtedness, including, without limitation, exclusions for claims that (a) are based on fraud, intentional or material misrepresentation, misapplication of funds, gross negligence or willful misconduct, (b) result from intentional mismanagement of or waste at the real property securing such Non-Recourse Indebtedness, (c) relate to environmental matters, including those that arise from the presence of Hazardous Materials, in each case, at the real property securing such Non-Recourse Indebtedness, (d) are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document) or (e) result from the borrowing Subsidiary and/or its assets becoming the subject of any proceeding under voluntary or involuntary bankruptcy or other proceeding under any Insolvency Law.
“Non-Recourse Indebtedness”. With respect to a Person, Indebtedness in respect of which recourse for payment (except for Non-Recourse Exclusions until a written claim is made with respect thereto, and then such Indebtedness shall not constitute Non-Recourse Indebtedness only to the extent of the anticipated liability under such claim determined in accordance with GAAP) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.
“Non-Wholly Owned Subsidiary Owner”. Subsidiary of the Borrower that is at least fifty-one percent (51%) owned directly or indirectly by the Borrower. For the purposes of this Agreement, references to the “pro rata share” of any Non-Wholly Owned Subsidiary Owner shall mean the pro rata share of such Non-Wholly Owned Subsidiary Owner that is owned, directly or indirectly, by the Borrower (unless such Non-Wholly Owned Subsidiary Owner is a Qualified Joint Venture, in which case references to “pro rata share” thereof shall mean 100%).
“Notes”. Collectively, the Revolving Credit Notes and the Term Loan Notes.
“Notice”. See Section 11.4.
“NRSRO”. A nationally recognized statistical rating organization that provides an assessment of the creditworthiness of a Person and is registered with the U.S. Securities and Exchange Commission; provided that Japan Credit Rating Agency, Ltd. and HR Ratings de Mexico shall not constitute NRSROs.
“Obligations”. All indebtedness, obligations and liabilities of the Borrower or any Guarantor to any of the Lenders or the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Notes or the Letters of Credit, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, or whether arising before or after any bankruptcy or other proceeding under any Insolvency Law (including interest and any other of the foregoing amounts accruing after the commencement of any bankruptcy or other proceeding under any Insolvency Law, whether or not any such interest or other amount is allowed as an enforceable claim in such bankruptcy or other proceeding under any Insolvency Law), direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise. Without limiting any of the foregoing, the Obligations shall include the Borrower’s or any Guarantor’s obligations to pay, discharge and satisfy any Erroneous Payment Subrogation Rights.
“OFAC”. Office of Foreign Asset Control of the Department of the Treasury of the United States of America, or any successor thereto carrying out similar functions.
“On-Campus Medical Office Building”. Any medical office building, outpatient center, group medical practice clinic, ASC (hospital-sponsored or seasoned group practice- sponsored), specialty hospital (short-term stay surgery, IRH, oncology), acute care hospital, or selected post-acute/long-term care facility, in each case, within 0.50 miles immediately adjacent to the main hospital facilities.
“Other Connection Taxes”. With respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes”. All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.14 as a result of costs sought to be reimbursed pursuant to Section 4.3).
“Outstanding”. With respect to any Loans, the Dollar Equivalent of the aggregate unpaid principal thereof as of any date of determination. With respect to Letters of Credit, the aggregate undrawn face amount of issued Letters of Credit.
“Participant Register”. See Section 11.2(c).
“Participating Member States”. Those members of the European Union from time to time which adopt a single, shared currency under the applicable legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Patriot Act”. The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.
“Payment Recipient”. See Section 10.16(a).
“PBGC”. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.
“Permits”. With respect to any Person, any permit, approval, authorization, license, registration, certificate, concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Permitted Liens”. As to any Person: (a) Liens securing (x) taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA) or (y) the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, in each case, which are not at the time overdue by more than forty-five (45) days or for which a bond or similar security for the full amount thereof has been posted; (b) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, and other de minimis non-monetary liens or encumbrances which do not materially detract from the value of such property or impair the use thereof in the business of such Person and, in the case of the Borrower or any Subsidiary of the Borrower, Liens granted by any tenant on its leasehold estate in a Property which are subordinate to the interest of the Borrower or such Subsidiary in such Property; (c) rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business, (d) the lessor’s interest in property leased to the Borrower or any of its Subsidiaries pursuant to a lease permitted by this Agreement; and (e) the interests of Tenants, operators or managers of Properties.
“Permitted Pari Passu Debt”. Indebtedness incurred with respect to private placement bond issuances or other Indebtedness, in each case, that (i) is unsecured, (ii) is pari-passu or subordinate to the Obligations and (iii) the documentation and structure for such Indebtedness has been reviewed and approved by the Arrangers prior to the incurrence of such Indebtedness.
“Person”. Any individual, corporation, limited liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.
“Premises”. The real property (including, without limitation, all Properties) owned or leased by any Loan Party.
“Prohibited Use”. The use, operation or development of any Property or Build-to-Suit Property, or any improvement thereon, as or for any purpose that is not consistent with the types and quality of uses made of institutionally owned and operated first-class commercial real estate properties, including, without limitation, each the following:
(i)    any hospital (other than any On-Campus Medical Office Building);
(ii)    any (A) senior housing or assisted living facility or (B) other residential housing;
(iii)    any (A) hotel, (B) motel or (C) other transient housing;
(iv)    any central laundry or dry cleaning plant or laundromat (except that this prohibition shall not be applicable to on-site service provided solely for pickup and delivery by the ultimate consumer, including nominal supporting facilities);
(v)    any so-called "adult" bookstore, any establishment featuring so-called "adult" entertainment or any establishment selling or exhibiting pornographic materials;
(vi)    any "head shop" or any establishment displaying or selling drug paraphernalia;
(vii)    any animal-raising facility;

(viii)    any mortuary, crematorium, funeral home or similar facility;
(ix)    any church, synagogue, mosque, temple or other place of worship as a primary use;
(x)    any use which is a public or private nuisance;
(xi)    any dumping, disposing, incineration or reduction, of garbage (exclusive of appropriately screened dumpsters located in the rear of any building);
(xii)    any fire sale or bankruptcy sale (unless pursuant to a court order);
(xiii)    any use which causes any unreasonably objectionable or unpleasant odors to emanate from the Property (normal cooking odors from restaurants not being prohibited);
(xiv)    for any purpose or activity relating to any Schedule 1 federally controlled substances (including, without limitation, growing, distributing and/or dispensing of medical or recreational marijuana);
(xv)    any gun range or use which involves any unusual firing, explosive or other damaging or dangerous hazard; or
(xvi)    for any illegal activity or other purpose in violation of applicable law;
provided, however, that the prohibitions set forth in clauses (ii)(B) and (iii)(A) above shall not be applicable so long as such Property is subject to a master lease pursuant to which a Subsidiary Owner leases such Property to a third party Tenant that operates such Property as a hotel or as residential housing (excluding senior housing or assisted living facilities), as applicable.
“Property”. All real property at any time owned or leased (as lessee or sublessee) by a Borrower or any of its Subsidiaries or Unconsolidated Affiliates, any Exchange Fee Titleholder, or any Exchange Property Owner, including, without limitation, the Unencumbered Pool Assets.
“PTE”. A prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender”. See Section 6.1.
“QFC”. QFC shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support”. See Section 11.21.
“Qualified Joint Venture”. A Non-Wholly Owned Subsidiary Owner that is, or is directly or indirectly owned by, a joint venture by and between the Borrower or a Subsidiary Guarantor, on the one hand, and one or more Joint Venture Guarantor(s), on the other hand.
“Qualified Joint Venture Minority Owner”. A minority member, partner or other equityholder, as applicable, of a Qualified Joint Venture (i) that is controlled by GIC, (ii) the majority of the membership, partnership or other equity interests in which are owned by GIC, and (iii) the remaining portion of the membership, partnership or other equity interests in which are owned by an Affiliate of the Borrower.

“Rating Agencies”. Fitch, Moody’s and S&P.
“Recipient”. The Agent and any Lender.
“Record”. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Agent with respect to any Loan referred to in such Note.
“Recourse Indebtedness”. As of any date of determination, any Indebtedness (whether secured or unsecured) which is recourse to REIT or any of its Subsidiaries. Recourse Indebtedness shall not include Non-Recourse Indebtedness, but shall include any Non-Recourse Exclusions at such time a written claim is made with respect thereto to the extent of the anticipated liability under such claim determined in accordance with GAAP (or prior to any determination by REIT’s independent auditors of such amount, only to the extent of the anticipated liability reasonably determined by Borrower of such amount, such amount to be reasonably acceptable to Agent).
“Register”. See Section 11.2(b).
“REIT”. Blue Owl Real Estate Net Lease Trust (f/k/a Oak Street Net Lease Trust), a Maryland statutory trust.
“REIT Status”. With respect to a Person, its status as a real estate investment trust as defined in Section 856(a) of the Code.
“Related Fund”. With respect to any Lender which is a fund that invests in loans, any Affiliate of such Lender or any other fund that invests in loans that is managed by the same investment advisor as such Lender or by an Affiliate of such Lender or such investment advisor.
“Release”. Any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.
“Relevant Governmental Body”. (i) With respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto, (iv) with respect to a Benchmark Replacement in respect of Loans denominated in Australian Dollars, or, in each case, any successor thereto, and (v) with respect to a Benchmark Replacement in respect of Loans denominated in any Currency other than the Currencies specified in clauses (i) through (iv) above, (a) the central bank for such Currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the Currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or

(B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.
“Relevant Rate”. (i) With respect to any Term Benchmark borrowing denominated in Dollars, Adjusted Term SOFR, (ii) with respect to any Term Benchmark borrowing denominated in Euros, the Adjusted EURIBOR Rate, (iii) with respect to any Term Benchmark borrowing denominated in Canadian Dollars, the Adjusted CDOR Rate, (iv) with respect to any Term Benchmark borrowing denominated in Australian Dollars, the Adjusted BBSY Rate, and (v) with respect to any RFR borrowing denominated in Sterling or Dollars, the applicable Adjusted RFR, as applicable.
“Representative”. See Section 10.15.
“Required Alternative Currency Revolving Lenders”. As of any date, any Alternative Currency Revolving Lender or Alternative Currency Revolving Lenders whose aggregate Alternative Currency Revolving Commitment Percentage is greater than fifty percent (50.0%) of the aggregate Alternative Currency Revolving Commitments of all Lenders; provided that in determining said percentage at any given time, (i) all the existing Alternative Currency Revolving Lenders that are Defaulting Lenders will be disregarded and excluded and the Alternative Currency Revolving Commitment Percentage of the Alternative Currency Revolving Lenders shall be redetermined for voting purposes only to exclude the Alternative Currency Revolving Commitment Percentage of such Defaulting Lenders, and (ii) at all times when two (2) or more Alternative Currency Revolving Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Required Alternative Currency Revolving Lenders” shall in no event mean less than two (2) such Alternative Currency Revolving Lenders.
“Required Dollar Revolving Credit Lenders”. As of any date, any Dollar Revolving Credit Lender or Dollar Revolving Credit Lenders whose aggregate Dollar Revolving Credit Commitment Percentage is greater than fifty percent (50.0%) of the Total Dollar Revolving Credit Commitments; provided that in determining said percentage at any given time, (i) all the existing Dollar Revolving Credit Lenders that are Defaulting Lenders will be disregarded and excluded and the Dollar Revolving Credit Commitment Percentages of the Dollar Revolving Credit Lenders shall be redetermined for voting purposes only to exclude the Dollar Revolving Credit Commitment Percentages of such Defaulting Lenders, and (ii) at all times when two (2) or more Dollar Revolving Credit Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Required Dollar Revolving Credit Lenders” shall in no event mean less than two (2) such Dollar Revolving Credit Lenders.
“Required Initial Term Loan Lenders”. As of any date, Term Loan Lenders having outstanding Initial Term Loans and unused Initial Term Loan Commitments representing greater than fifty percent (50.0%) of the sum of the total outstanding Initial Term Loans and unused Initial Term Loan Commitments at such time; provided that for the purpose of determining the Required Initial Term Loan Lenders needed for any waiver, amendment, modification or consent, (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (ii) at all times when two (2) or more Term Loan Lenders with Initial Term Loans and/or unused Initial Term Loan Commitments (excluding Defaulting Lenders) are party to this Agreement, the term “Required Initial Term Loan Lenders” shall in no event mean less than two (2) such Term Loan Lenders.
“Required Revolving Credit Lenders”. As of any date, any Revolving Credit Lender or Revolving Credit Lenders holding Revolving Credit Commitments greater than fifty percent (50.0%) of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders; provided that in determining said percentage at any given time, all the existing Revolving Credit Lenders that are Defaulting Lenders will be disregarded and excluded.

“Resolution Authority”. An EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Revaluation Date”. (a) for purposes of borrowing, converting or continuing a Loan or issuing, amending or extending a Letter of Credit (including for purposes of calculating the Outstanding amount of Loans and the amount of outstanding Commitments and Letter of Credit Liabilities on such date), including, any Loans which are made by the Revolving Credit Lenders for purposes of reimbursing the Issuing Lender with respect to amounts drawn under a Letter of Credit pursuant to Section 2.10(f), the date on which notice of such borrowing, conversion, continuation, issuance, participation, amendment or extension is deemed given pursuant to this Agreement (or, if no such notice is required (or such requirement for giving notice is waived), the date of such borrowing, conversion, continuation, issuance, amendment or extension); (b) for purposes of determining the amount of any Incremental Facility or the aggregate amount of the Revolving Credit Commitments the Borrower elects to extend pursuant to Section 2.12, or determining compliance with any applicable covenant or condition precedent for any such Incremental Facility or extension of the Revolving Credit Maturity Date which requires determination as of the date of such Increase Notice or Extension Request is given, on the date that the applicable Increase Notice or Extension Request is deemed given pursuant to this Agreement (or, if the requirement for providing such notice is waived, the effective date of such Incremental Facility or the date on which Borrower elects to extend Revolving Credit Commitments pursuant to Section 2.12, as applicable), (c) for purposes of determining compliance with any applicable covenant or condition precedent for any Incremental Facility or extension of the Revolving Credit Maturity Date pursuant to Section 2.12 (other than the requirement for providing notice thereof or any determining compliance with any applicable covenant or condition precedent which requires determination as of the date of the Increase Notice or Extension Request, as applicable, which shall be governed by clause (b) above), on the applicable effective date of such Incremental Facility or the date on which the Revolving Credit Maturity Date is extended pursuant to Section 2.12, as the case may be, (d) for purposes of optionally prepaying Loans or optionally reducing the Revolving Credit Commitments (including for purposes of calculating the Outstanding amount of Loans and the amount of outstanding Revolving Credit Commitments and Letter of Credit Liabilities on such date), the date notice of such prepayment or reduction is deemed given pursuant to this Agreement (or, if no such notice is required (or the requirement for such notice is waived), the date of such optional prepayment or reduction of Commitments); (e) for purposes of calculating any fee or mandatory prepayment or mandatory commitment termination due hereunder, the date upon which such fee became due and payable or the date upon which such mandatory prepayment or mandatory commitment termination arose, provided that for purposes of making any prepayment required pursuant to Section 3.2(b), the Revaluation Date applicable to such prepayment shall be the last calendar day of each calendar month prior to the Revolving Credit Maturity Date; provided, further, that, for the avoidance of doubt, any payments or prepayments of principal amounts of Loans and repayments of drawings on Letters of Credit will be made in the currency in which such Loan or Letter of Credit is denominated, (f) for purposes of calculating any Financial Covenant or any applicable monetary limit in Article 7 with respect to all amounts not denominated in Dollars, the date of determination for such financial covenant (except, in each case, (i) the Dollar Equivalent of any Derivatives Termination Value shall be determined as of the day set forth in the definition of “Indebtedness”, and (ii) the calculation of any such covenant which requires the determination of an Income Component of REIT, Borrower or any of their respective Subsidiaries or Unconsolidated Affiliates for amounts not denominated in Dollars shall be determined in accordance with the last sentence of Section 1.3(b)); (g) any Automatic Alternative Currency Conversion Date; (h) any other date under this Agreement when the Dollar Equivalent or Alternative Currency Equivalent is to be determined; and (i) at any time that a Default or Event of Default exists or an Automatic Alternative Currency Conversion Trigger has occurred and is continuing, such additional dates as the Agent shall determine.

“Reverse 1031 Exchange Property”. A Property owned directly by an Exchange Fee Titleholder in connection with a Reverse Exchange, provided that any such Property shall constitute a Reverse 1031 Exchange Property only so long as it is master leased to a Wholly Owned Subsidiary of the Borrower that is a Guarantor and shall cease to constitute a Reverse 1031 Exchange Property once Borrower or a Subsidiary of Borrower acquires, directly or indirectly, such Property or 100% of the ownership interests in the Exchange Fee Titleholder owning such Property. Notwithstanding anything to the contrary herein, a Property shall automatically cease to be a Reverse 1031 Exchange Property in the event that either (i) the Exchange Fee Titleholder does not directly own fee title to such Property or (ii) fee title to such Property is not transferred to a Wholly Owned Subsidiary of the Borrower that is a Guarantor on or before the termination of the exchange period (not to exceed 180 days).
“Reverse Exchange”. See definition of “Exchange Fee Titleholder”.
“Revolving Credit Base Rate Loans”. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.
“Revolving Credit Commitment”. With respect to each Revolving Credit Lender, such Lender’s Dollar Revolving Credit Commitment and/or Alternative Currency Revolving Commitment, as the context may require.
“Revolving Credit Lenders”. Collectively, the Dollar Revolving Credit Lenders and the Alternative Currency Revolving Lenders.
“Revolving Credit Loans”. Collectively, the Dollar Revolving Credit Loans and the Alternative Currency Loans.
“Revolving Credit Maturity Date”. August 11, 2026, as such date may be extended as provided in Section 2.12, or such earlier date on which the Revolving Credit Loans shall become due and payable pursuant to the terms hereof.
“Revolving Credit Notes”. Collectively, the Dollar Revolving Credit Notes and the Alternative Currency Revolving Credit Notes.
“RFR”. For any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Sterling, Daily Compounded SONIA for the day that is five (5) Business Days prior to (A) if such RFR Interest Day is a Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not a Business Day, the Business Day immediately preceding such RFR Interest Day, and (ii) Dollars, Daily Simple SOFR.
“RFR Business Day”. For any Loan denominated in (a) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, and (b) Dollars, a U.S. Government Securities Business Day.
“RFR Interest Day”. See the definition of RFR.
“RFR Loan”. Loans bearing interest with reference to a RFR.
“Same Day Funds”. With respect to disbursements and payments in Dollars, immediately available funds and with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in such Alternative Currency.

“Sanctions Laws and Regulations”. Any applicable sanctions, prohibitions or requirements imposed by any applicable executive order or by any applicable sanctions program administered by OFAC, the United States Department of State, the Office of the United States Treasury, the United Nations Security Council, the European Union or Her Majesty’s Treasury, or other applicable sanctions authority in any jurisdiction in which (a) the Borrower or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Loans or any other credit extended hereunder will be used, or (c) from which repayment of the Loans or other Obligations will be derived.
“S&P”. S&P Global Inc., and any successor thereto.
“SEC”. The federal Securities and Exchange Commission.
“Second Amendment”. That certain Second Amendment to Credit Agreement, dated as of April 18, 2023, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Agent.
“Second Amendment Effective Date”. The “Second Amendment Effective Date” as defined in the Second Amendment.
“Secured Indebtedness”. With respect to any Person as of any date of determination, the aggregate Indebtedness of such Person and its Subsidiaries (without duplication) that is secured by a Lien on any Property, any ownership interests in any Subsidiary or Unconsolidated Affiliate or any other asset. With respect to the REIT and its Subsidiaries as of any date of determination, Secured Indebtedness shall include the Consolidated Group Pro Rata Share of Secured Indebtedness of such Persons’ Unconsolidated Affiliates.
“Secured Recourse Indebtedness”. With respect to any Person as of any date of determination, Secured Indebtedness of other Persons which such first Person has guaranteed, other than guarantees constituting Non-Recourse Indebtedness (but including such guarantees once a written claim is made with respect thereto to the extent provided for in the definition of Non-Recourse Indebtedness), or Secured Indebtedness which is otherwise recourse to such first Person.
“Securities Act”. The Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.
“SOFR”. A rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator”. The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website”. The website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Day”. See the definition of “Daily Simple SOFR”.
“SOFR Rate Day”. See the definition of “Daily Simple SOFR”.
“SONIA”. With respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website.

“SONIA Administrator”. The Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website”. The Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“Spot Rate”. For a Currency, the rate reasonably determined by the Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such Currency with another Currency through its principal foreign exchange trading office at approximately 11:00 a.m. (London time) on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Agent may obtain such spot rate from another financial institution designated by the Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such Currency.
“State”. A state or Commonwealth of the United States of America and the District of Columbia.
“Statutory Reserve Rate”. A fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Agent is subject with respect to the Adjusted EURIBOR Rate, the Adjusted CDOR Rate or the Adjusted BBSY Rate, as applicable, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Federal Reserve Board) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. Such reserve percentage shall include those imposed pursuant to Regulation D of the Federal Reserve Board. Term Benchmark Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D of the Federal Reserve Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Sterling” or “£”. The lawful currency of the United Kingdom.
“STORE Acquisition”. The acquisition identified to the Agent and the Lenders as “STORE” prior to the Third Amendment Effective Date.
“Subsequent Use”. See definition of “Unencumbered Pool Asset”.
“Subsidiary”. For any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP. Notwithstanding any ownership interest in the Borrower, the Borrower shall at all times be considered a Subsidiary of REIT. Unless explicitly set forth to the contrary, a reference to a “Subsidiary” means a direct or indirect Subsidiary of the Borrower.

“Subsidiary Guarantor”. (a) each Subsidiary Owner, (b) each Subsidiary of Borrower that owns, directly or indirectly, any Equity Interests issued by a Subsidiary Owner, (c) each other Material Subsidiary, ~~and~~ (d) each Subsidiary of the Borrower that is master leasing from an Exchange Fee Titleholder a Reverse 1031 Exchange Property that is designated as an Unencumbered Pool Asset, (e) each Exchange Depositor with respect to an Exchange Property that is an Unencumbered Pool Asset, and (f) any other Subsidiary that becomes a party to the Subsidiary Guaranty, whether pursuant to Section 6.10 or otherwise.
“Subsidiary Guaranty”. The guaranty to be executed and delivered by the Subsidiary Guarantors, substantially in the form of Exhibit I, as the same may be amended, supplemented or otherwise modified from time to time.
“Subsidiary Owner”. Each (a) Wholly-Owned Subsidiary and each Non-Wholly Owned Subsidiary Owner, in each case, of Borrower that is (i) an owner of an Unencumbered Pool Asset or (ii) the lessee of an Unencumbered Pool Asset pursuant to a Ground Lease and (b) Exchange Depositor under a Delaware statutory trust that owns any applicable Unencumbered Pool Asset and is part of the Exchange Program.
“Supported QFC”. See Section 11.21.
“Surviving Debt”. Indebtedness of each Loan Party and its Subsidiaries outstanding immediately before and after the Closing Date.
“Syndication Agent”. Bank of America, N.A.
“TARGET Day”. Any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes”. All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tenant”. The tenant of an Unencumbered Pool Asset or other Property pursuant to a Lease of such Unencumbered Pool Asset or other Property.
“Term Base Rate Loans”. The Term Loans bearing interest by reference to the Base Rate.
“Term Benchmark”. For any Business Day, an interest rate per annum equal to, for any Term Benchmark Loan denominated in (i) Dollars, Adjusted Term SOFR, (ii) Canadian Dollars, the Adjusted CDOR Rate, (iii) Euros, the Adjusted EURIBOR Rate, and (iv) Australian Dollars, the Adjusted BBSY Rate.
“Term Benchmark Loans”. Those Loans bearing interest calculated by reference to the applicable Term Benchmark.
“Term Loan” or “Term Loans”. The Initial Term Loans and, unless the context shall otherwise require, any Incremental Term Loan.
“Term Loan Commitment”. The Initial Term Loan Commitment and, if applicable, any Incremental Term Loan Commitment added pursuant to Section 2.11.

“Term Loan Facility”. The Term Loans to be made by the Term Loan Lenders pursuant to this Agreement.
“Term Loan Lenders”. Collectively, at any time, the Lenders that have a Term Loan Commitment or a Term Loan at such time.
“Term Loan Maturity Date”. With respect to (i) the Initial Term Loans, the Initial Term Loan Maturity Date, or (ii) any other Class of Incremental Term Loans, the maturity date of such Class of Term Loans as set forth in the applicable amendment to this Agreement effecting such Incremental Facility.
“Term Loan Note”. A promissory note made by the Borrower in favor of a Term Loan Lender in the principal face amount equal to such Term Loan Lender’s Term Loan Commitment, in substantially the form of Exhibit A hereto.
“Term SOFR”. (a) For any calculation with respect to a Term SOFR Loan, the greater of (i) the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Lookback Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period (and rounded in accordance with the Agent’s customary practice), as such rate is published by the Term SOFR Administrator and (ii) the Floor; provided, however, that if as of 5:00 p.m. (Cleveland, Ohio time) on any Lookback Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Lookback Day and (b) for any calculation with respect to a Base Rate Loan, the Term SOFR Reference Rate for a tenor of one month on the day that is two U.S. Government Securities Business Days prior to the date the Base Rate is determined, subject to the proviso provided in clause (a) above.
“Term SOFR Administrator”. CME (or a successor administrator of the Term SOFR Reference Rate, as selected by the Agent in its reasonable discretion).
“Term SOFR Index Adjustment”. For any calculation with respect to a Term SOFR Loan, a percentage per annum as set forth below for the applicable Type of such Loan and (if applicable) Interest Period therefor:

Interest Period	Percentage
One month	0.10%
Three months	0.10%
Six months	0.10%

“Term SOFR Loan”. Each Loan bearing interest at a rate based upon Adjusted Term SOFR (other than pursuant to clause (c) of the definition of Base Rate).
“Term SOFR Reference Rate”. The forward-looking term rate based on SOFR.

“Third Amendment”. That certain Third Amendment to Credit Agreement, dated as of April 19, 2023, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Agent.
“Third Amendment Effective Date”. The “Third Amendment Effective Date” as defined in the Third Amendment.
“Titled Agents”. The Arrangers and the Syndication Agents.
“Total Alternative Currency Revolving Commitments”. The sum of the Alternative Currency Revolving Commitments of the Alternative Currency Revolving Lenders, as in effect from time to time. As of the Second Amendment Effective Date, the Total Alternative Currency Revolving Commitment is One Hundred Fifty Million and No/100 Dollars ($150,000,000.00). The Total Alternative Currency Revolving Commitment may increase in accordance with Section 2.11.
“Total Dollar Revolving Credit Commitments”. The sum of the Dollar Revolving Credit Commitments of the Dollar Revolving Credit Lenders, as in effect from time to time. As of the Second Amendment Effective Date, the Total Dollar Revolving Credit Commitment is Two Hundred Sixty-Seven Million and No/100 Dollars ($267,000,000.00). The Total Dollar Revolving Credit Commitment may increase in accordance with Section 2.11.
“Total Initial Term Loan Commitment”. The sum of the unfunded Initial Term Loan Commitments of the Term Loan Lenders, as in effect from time to time. As of the Second Amendment Effective Date, the Total Initial Term Loan Commitment is Zero Dollars ($0.00). The Total Initial Term Loan Commitment may increase in accordance with Section 2.11.
“Type”. As to any Loan, refers to whether the rate of interest on such Loan is determined by reference to the Term Benchmark, the Adjusted RFR or the Base Rate.
“UK Financial Institution”. Any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority”. The Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement”. The applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unconsolidated Affiliate”. As of any date of determination, any Person in which the REIT or any of its Subsidiaries holds an Investment and whose financial results would not be consolidated under GAAP with the financial results of the REIT and its Subsidiaries if consolidated financial statements of the REIT and its Subsidiaries were prepared as of such date.
“Unencumbered Asset Value”. For any date of determination, with respect to an Unencumbered Pool Asset, an amount equal to the Appraised Value thereof; provided, however, that the Unencumbered Asset Value of any Build-to-Suit Property shall be an amount equal to the cost basis thereof until the earlier of (i) the date that is one year after a final certificate of occupancy has been issued for such Property, and (ii) the date upon which a Current Appraisal of such Property is available, upon and after such earlier date the Unencumbered Asset Value of such Property shall at all times be equal to the Appraised Value. For purposes of calculating the Unencumbered Asset Value for any Unencumbered Pool Asset (x) owned or leased by a Non-Wholly Owned Subsidiary Owner, only the pro rata share of Unencumbered Asset Value (corresponding to the pro rata share of such Non-Wholly Owned Subsidiary Owner that is owned, directly or indirectly, by the Borrower) shall be counted~~.~~, (y) that is a Reverse 1031 Exchange Property owned by an Exchange Fee Titleholder, only the Consolidated Group Pro Rata Share of the Unencumbered Asset Value of such Property shall be counted, and (z) that is an Exchange Property owned by an Exchange Property Owner, only the pro rata share of Unencumbered Asset Value (corresponding to the pro rata share of the Exchange Beneficial Interests in such Exchange Property Owner that are owned by the Consolidated Group) shall be counted.
“Unencumbered Leverage Increase Period”. See Section 7.9(c).
“Unencumbered Net Operating Income”. As of any date of determination, with respect to any Unencumbered Pool Asset, the Net Operating Income for such Unencumbered Pool Asset for the twelve (12) months preceding such date of determination. For purposes of calculating the Unencumbered Net Operating Income for (a) any Unencumbered Pool Asset that is an Exchange Property, only the pro rata share of Unencumbered Net Operating Income (corresponding to the pro rata share of the Exchange Beneficial Interests in the Exchange Property Owner that are still owned by the Consolidated Group) shall be counted and (b) any Unencumbered Pool Asset that is owned by a Non-Wholly Owned Subsidiary Owner, only the pro rata share of Unencumbered Net Operating Income (corresponding to the pro rata share of such Non-Wholly Owned Subsidiary Owner that is owned, directly or indirectly, by the Borrower) shall be counted.
“Unencumbered Pool Aggregate Asset Value”. As of any date of determination, the sum of the Unencumbered Asset Value of each of the Unencumbered Pool Assets.
“Unencumbered Pool Asset”. Each Property (other than an Exchange Property, except as hereinafter provided) that is designated by the Borrower as an Unencumbered Pool Asset and that satisfies all of the following requirements:
(a)     such Property is (i) one hundred percent (100%) owned in fee simple (or is ground leased pursuant to a Ground Lease) by (~~i~~A) a Wholly Owned Subsidiary, or (~~ii~~B) a Non-Wholly Owned Subsidiary Owner (provided that no consent from any minority owner of such Non-Wholly Owned Subsidiary Owner is required in order for the Borrower to cause a sale or refinancing of such Unencumbered Pool Asset), in each case, that is a Guarantor~~;~~, or (ii) a Reverse Exchange Property that is one hundred percent (100%) owned in fee by an Exchange Fee Titleholder and master leased by a Wholly Owned Subsidiary of the Borrower that is a Guarantor and is the subject of a Reverse Exchange that has not been consummated or terminated;
(b)     such Property is located in a State of the United States (or, if approved in writing by the Agent, a territory of the United States), or in an Approved Foreign Country;
(c)     regardless of whether such Property is owned by a Wholly Owned Subsidiary ~~or~~, a Non-Wholly Owned Subsidiary Owner or an Exchange Fee Titleholder, the Borrower has the right, directly or indirectly, to take the following actions without the need to obtain the consent of any Person: (i) to create Liens on such Property as security for Indebtedness of the Borrower or such Subsidiary, as applicable, and (ii) to sell, transfer or otherwise dispose of such Property;

(d)     neither such Property, nor any of the Borrower’s or any Joint Venture Guarantor’s direct or indirect ownership interest in the Subsidiary Owner thereof, nor any Equity Interests in any Exchange Fee Titleholder that is the owner of such Property, is subject to (i) any Lien other than Permitted Liens or (ii) any Negative Pledge;
(e)     such Property is, to the Borrower’s knowledge, free of all structural defects, title defects, environmental conditions or other adverse matters except for defects, conditions or other matters which, individually or collectively, are not material to the profitable operation of such Property;
(f)     each Tenant of such Property (i) is not more than 60 days past due with respect to any rental obligation to the Borrower or any of its Subsidiaries in respect of such Property and (ii) is not the subject of a proceeding under any Insolvency Law;
(g)     such Property is occupied by a single Tenant under a Net Lease or a GSA Lease with a remaining term equal to or greater than ten (10) years (disregarding any extension option and assessed at the time of initial qualification of such Property as an Unencumbered Pool Asset); provided, however, that the foregoing remaining lease term requirement set forth in this clause (g) shall not apply with respect to the Property located at 111 Cosma Drive, Bowling Green, Kentucky;
(h)     such Property is a completed Property that has been developed for, or a Build-to-Suit Property that is being developed for, office, retail or industrial use or as an Entertainment Facility or a Gaming Facility; provided that:
(i)     notwithstanding anything herein to the contrary, no Property developed for or operating as, nor any Build-to-Suit Property being developed for, any Prohibited Use shall be included as an Unencumbered Pool Asset; and
(ii)     if a Ground Leased Asset is intended to be converted from its then current use (the “Existing Use”) to a different use (the “Subsequent Use”), the use of such Ground Leased Asset shall be deemed to be the Existing Use until the earlier of (x) the date upon which operation of the Existing Use terminates, and (y) the date upon which the existing Tenant (i.e., the Tenant associated with the Existing Use) vacates such Property (such earlier date, the “Use Conversion Date”), at which time the use of such Ground Leased Property shall be deemed to be the Subsequent Use (regardless of whether operations of the Subsequent Use have commenced); provided further, however, that, solely in the case of the initial conversion of the Property located at 777 W Chicago Avenue, Chicago, IL (the “Bally’s Property”) from an industrial use to use as a Gaming Facility, the use of such Property shall continue to be deemed to be the Existing Use (i.e., industrial use) until the date that is 90 days after the earlier of (A) commencement of the demolition of the existing building(s) on such Property that were utilized for the Existing Use (i.e., industrial use) and (B) commencement of construction of one or more buildings on such Property that are intended to be utilized as a Gaming Facility (such earlier date, the “Bally’s Conversion Date”), upon which Bally’s Conversion Date such Property shall be deemed to be a Gaming Asset for all purposes hereunder (to the extent such Property remains an Unencumbered Pool Asset and has not been removed in accordance with the terms of Section 2.16(b)); and

(i)     a Current Appraisal for such Property has been delivered to the Agent in accordance with (and, in the case of a Build-to-Suit Property, to the extent required by) Section 6.11.
Notwithstanding the foregoing, an Exchange Property that is part of the Exchange Program may be included as an Unencumbered Pool Asset solely during the first 12 months (subject to extension as expressly set forth below) of the period of time that the Exchange Beneficial Interests in the Delaware statutory trust owning such Property are being marketed (such 12-month period as to any Exchange Property Owner, the “Initial Marketing Period”) if all of the requirements set forth in this definition for an Unencumbered Pool Asset are met other than (A) the ownership percentage requirement (including without limitation the requirement set forth in clause (a) of this definition), (B) any requirement that the owner of such Property become a Subsidiary Guarantor (so long as the applicable Exchange Depositor is a Subsidiary Guarantor), and (C) any requirement that the Property not be subject to any agreement which prohibits or limits the ability of the Borrower or any applicable Subsidiary Owner, as the case may be, to create, incur, assume or suffer to exist any Lien upon such Property (provided that, for the avoidance of doubt, with respect to Exchange Properties, the Equity Interests of any applicable Subsidiary Owner shall not be subject to any agreement that prohibits or limits the ability of the Borrower or such Subsidiary Owner, as the case may be, to create, incur, assume or suffer to exist any Lien on such Equity Interests), except that for purposes of calculating the Unencumbered Pool Covenant and Financial Covenants, notwithstanding anything to the contrary herein, only the pro rata share of Unencumbered Asset Value and Unencumbered Net Operating Income (corresponding to the pro rata share of the Exchange Beneficial Interests in the Exchange Property Owner that are owned by the Consolidated Group) shall be counted.
If eighty percent (80%) or more of the Exchange Beneficial Interests in any Exchange Property Owner owning an Exchange Property that is included as an Unencumbered Pool Asset have been sold to Exchange Property Investors (excluding any Affiliate of any member of the Consolidated Group) by the end of the Initial Marketing Period therefor, then the Borrower may, upon written notice to the Agent in the form of an officer’s certificate signed by an Authorized Officer of the Borrower and delivered to the Agent prior to the last day of such Initial Marketing Period, extend such Initial Marketing Period by an additional three (3) months (a “Marketing Period Extension”; such Initial Marketing Period as extended by a Marketing Period Extension, the “Marketing Period”), subject to satisfaction of the following conditions: (i) immediately prior to such extension and immediately after giving effect thereto, no Default or Event of Default shall exist, and (ii) such written notice shall (x) certify that eighty percent (80%) or more of the Exchange Beneficial Interests in such Exchange Property Owner have been sold to Exchange Property Investors (excluding any Affiliate of any member of the Consolidated Group) by the end of the Initial Marketing Period therefor, (y) specify the percentage of the Exchange Beneficial Interests in such Exchange Property Owner that have been sold to such Exchange Property Investors as of the date thereof, and (z) attach an executed pro forma Compliance Certificate demonstrating to the Agent that, after giving effect to such Marketing Period Extension, the Borrower shall continue to comply with the Financial Covenants and the Unencumbered Pool Covenant. For the avoidance of doubt, no Initial Marketing Period may be extended by more than one Marketing Period Extension, and no Marketing Period shall exceed a period of 15 months.
“Unencumbered Pool Covenant”. The covenants set forth in Sections 6.13(a) and (b).

“Unrestricted Cash and Cash Equivalents”. As of any date of determination, in the aggregate, all cash and Cash Equivalents which are not pledged for the benefit of any party (whether a creditor, seller or otherwise) having a claim (whether liquidated or not) against a member of the Consolidated Group, to be valued for purposes of this Agreement at one hundred percent (100%) of its then-current book value, as determined under GAAP. For the avoidance of doubt, Unrestricted Cash and Cash Equivalents shall not include any tenant security deposits or other restricted deposits.
“Unsecured Indebtedness”. With respect to any Person, Indebtedness of such Person which is not Secured Indebtedness.
“Unsecured Interest Expense”. For any period of determination, Consolidated Interest Expense for such period attributable to the Unsecured Indebtedness of the Consolidated Group.
“Unused Fee”. See Section 2.3(a).
“Unused Fee Percentage”. With respect to any day during a calendar quarter while the leverage-based pricing grid set forth in clause (a) of the definition of “Applicable Margin” is in effect, with respect to any Class of Commitments, (i) 0.15% per annum, if the sum of the Dollar Equivalent of the Revolving Credit Loans and Letter of Credit Liabilities of such Class outstanding on such day is more than 50% of the aggregate Revolving Credit Commitments for such Class, or (ii) 0.25% per annum if the sum of the Dollar Equivalent of the Revolving Credit Loans and Letter of Credit Liabilities of such Class outstanding on such day is less than or equal to 50% of the aggregate Revolving Credit Commitments for such Class.
“Unused Term Loan Fee”. See Section 2.3(c).
“Use Conversion Date”. See definition of “Unencumbered Pool Asset”.
“U.S. Government Securities Business Day”. Any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person”. Any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes”. See Section 11.21.
“U.S. Tax Compliance Certificate”. See Section 4.3(g)(ii)(B)(3).
“Wholly-Owned Subsidiary”. As to a Person, any Subsidiary of such first Person that is directly or indirectly owned one hundred percent (100%) by such first Person.
“Withholding Agent”. The REIT, the Borrower, any other Guarantor and the Agent, as applicable.
“Write-Down and Conversion Powers”. (a) With respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK

Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2    Rules of Interpretation
.
(a)    A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.
(b)    The singular includes the plural and the plural includes the singular.
(c)    A reference to any law includes any amendment or modification of such law.
(d)    A reference to any Person includes its permitted successors and permitted assigns , and in the event the Borrower, any Guarantor or any of their respective Subsidiaries is a limited liability company and shall undertake an LLC Division (any such LLC Division being a violation of this Agreement), shall be deemed to include each limited liability company resulting from any such LLC Division.
(e)    Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.
(f)    The words “include”, “includes” and “including” are not limiting.
(g)    The words “approval” and “approved”, as the context requires, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.
(h)    All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.
(i)    Reference to a particular “Section”, refers to that section of this Agreement unless otherwise indicated.
(j)    The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.
(k)    In the event of any change in GAAP after the date hereof or any other change in accounting procedures which would affect the computation of any financial covenant, ratio or other requirement set forth in any Loan Document, then upon the request of the Borrower or the Agent, the Borrower, the Guarantors (to the extent applicable), the Agent and the Lenders shall negotiate promptly, diligently and in good faith in order to amend the provisions of the Loan Documents such that such financial covenant, ratio or other requirement shall continue to provide substantially the same financial tests or restrictions of the Borrower and the Guarantors as in effect prior to such accounting change, as determined by the Majority Lenders in their good faith judgment. Until such time as such amendment shall have been executed and delivered by the Borrower, the Guarantors (to the extent applicable), the Agent and the Majority Lenders, such financial covenants, ratio and other requirements, and all financial statements and other documents required to be delivered under the Loan Documents, shall be calculated and reported as if such change had not occurred.
(l)    Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof, and (iii) without giving effect to any change in accounting for leases (X) pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), or (Y) other changes to GAAP taking effect after the Closing Date, in each case, to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect immediately prior to the effectiveness of such change.
Section 1.3    Currencies; Currency Equivalents
.
(a)    At any time, any reference in the definition of the term “Alternative Currency” or in any other provision of this Agreement to the Currency of any particular nation shall mean the then lawful currency of such nation at such time whether or not the name of such Currency is the same as it was on the date of this Agreement.
(b)    The Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating the Dollar Equivalent of Outstanding Alternative Currency Loans. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable Currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered hereunder or calculating covenants hereunder or except as otherwise provided herein, the applicable amount of any Currency (other than Dollars) for purposes of the Loan Documents shall be the Dollar Equivalent of such amount as so determined by the Agent. All financial statements delivered hereunder and covenants (including the respective components of such covenants) calculated hereunder by Borrower shall be calculated in Dollars using, for amounts denominated in currencies other than Dollars, the Spot Rate then in effect or such other rate as may be approved by Agent in its reasonable discretion; provided, however, that for any such financial statements or covenant calculations that require the determination of Net Operating Income, Net Income (or Loss), or Consolidated EBITDA (each, an “Income Component”) of REIT, Borrower or any of their respective Subsidiaries or Unconsolidated Affiliates, any amounts comprising such Income Components that are denominated in currencies other than Dollars shall be converted to Dollars using the same exchange rates used by REIT for its financial statements filed (or to be filed) with the SEC for the applicable period.

(c)    For purposes of determining (i) whether the amount of any Loan, together with all other Loans and Letter of Credit Liabilities then outstanding, would exceed the aggregate amount of Term Loan Commitments, Dollar Revolving Credit Commitments or Alternative Currency Revolving Commitments (as applicable) or would cause a violation of any covenants contained herein, (ii) the aggregate unutilized amount of the Revolving Credit Commitments, and (iii) the outstanding aggregate principal amount of the Loans and the Letter of Credit Liabilities, in each case, the outstanding principal amount of any Alternative Currency Loan or any Alternative Currency Letter of Credit Liabilities shall be deemed to be the Dollar Equivalent of the amount of the Alternative Currency of such Loan or such Letter of Credit Liabilities determined by Agent as of the applicable Revaluation Date.
(d)    For purposes of determining, in connection with the borrowing, converting, continuing or prepaying of a Loan hereunder, the termination of any Commitment hereunder or the issuance, amendment or extension of a Letter of Credit hereunder on any date, any amount (including, without limitation, any required minimum or multiple amount) that is expressed in Dollars, but such Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Alternative Currency), as determined by the Agent or Issuing Lender, as applicable, as of the applicable Revaluation Date.
(e)    The Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation, administration, submission, calculation, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate thereto (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, any existing interest rate prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. The Agent will, in keeping with industry practice, continue using its current rounding practices in connection with the interest rates used in this Agreement. In connection with the use or administration of any Benchmark or Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of such interest rates. Any determination by the Agent under this section shall be conclusive absent manifest error.
ARTICLE 2
THE CREDIT FACILITY.
Section 2.1    Revolving Credit Loans

.
(a)    Subject to the terms and conditions set forth in this Agreement, each of the Dollar Revolving Credit Lenders severally (and not jointly) agrees to lend to the Borrower, and the Borrower may borrow (and repay and reborrow), from time to time between the Closing Date and the Revolving Credit Maturity Date in Dollars upon notice by the Borrower to the Agent given in accordance with Section 2.7, such sums as are requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the lesser of (i) such Lender’s Dollar Revolving Credit Commitment and (ii) such Lender’s Dollar Revolving Credit Commitment Percentage of the maximum amount which, when added to the sum of (1) the amount of all Outstanding Revolving Credit Loans and Term Loans, and (2) the aggregate amount of Letter of Credit Liabilities, would not cause a violation of the Financial Covenants; provided, that the outstanding principal amount of the Dollar Revolving Credit Loans (after giving effect to all amounts requested) and Dollar Letter of Credit Liabilities shall not at any time exceed the Total Dollar Revolving Credit Commitments. Each Dollar Revolving Credit Loan shall be made of the same Type and made by the Dollar Revolving Credit Lenders pro rata in accordance with each Dollar Revolving Credit Lender’s Dollar Revolving Credit Commitment Percentage.
(b)    Subject to the terms and conditions set forth in this Agreement, each of the Alternative Currency Revolving Lenders severally (and not jointly) agrees to lend to the Borrower, and the Borrower may borrow (and repay and reborrow), from time to time between the Closing Date and the Revolving Credit Maturity Date in any Alternative Currency or, subject to Section 2.1(c), in Dollars, upon notice by the Borrower to the Agent given in accordance with Section 2.7, such sums as are requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the lesser of (i) such Lender’s Alternative Currency Revolving Commitment and (ii) such Lender’s Alternative Currency Revolving Commitment Percentage of the maximum amount which, when added to the sum of (1) the amount of all Outstanding Revolving Credit Loans and Term Loans, and (2) the aggregate amount of Letter of Credit Liabilities, would not cause a violation of the Financial Covenants; provided, that the Dollar Equivalent of the sum of the outstanding principal amount of all Alternative Currency Loans (after giving effect to all amounts requested) and Alternative Currency Letter of Credit Liabilities shall not at any time exceed the Total Alternative Currency Revolving Commitments. Each Alternative Currency Loan shall be made of the same Currency and Type and made by the Alternative Currency Revolving Lenders pro rata in accordance with each Alternative Currency Revolving Lender’s Alternative Currency Revolving Commitment Percentage.
(c)    Notwithstanding anything herein (including, without limitation, Section 2.7(e)) or in any Loan Request to the contrary, (i) any request for Revolving Credit Loans in Dollars shall first be deemed a request for Dollar Revolving Credit Loans pursuant to Section 2.1(a) and, subject to the terms and conditions set forth in Section 2.1(a), shall be extended as such to the full extent of availability of Dollar Revolving Credit Commitments in accordance with Section 2.1(a), and (ii) Alternative Currency Loans may only be extended in Dollars to the extent that the outstanding principal amount of the Dollar Revolving Credit Loans (after giving effect to all amounts being requested in Dollars) and Dollar Letter of Credit Liabilities would exceed the Total Dollar Revolving Credit Commitments (such excess, the “Dollar Excess Amount”), in which case such Dollar Excess Amount shall be deemed requested pursuant to Section 2.1(b) in the form of Alternative Currency Loans denominated in Dollars and, subject to the terms and conditions set forth in Section 2.1(b), extended as such pursuant to Section 2.1(b).
Section 2.2    Initial Term Loans
; Delayed Draw.

(a)    Subject to the terms and conditions set forth herein, each Term Loan Lender severally (and not jointly) agrees to make term loans in Dollars to the Borrower on or before the Initial Term Loan Commitment Termination Date in an aggregate principal amount not to exceed such Term Loan Lender’s Initial Term Loan Commitment. The principal amount of any Initial Term Loan to be made by any Term Loan Lender shall not exceed such Lender’s remaining unfunded Initial Term Loan Commitment.
(b)    Amounts borrowed under this Section 2.2 are collectively referred to as the “Initial Term Loan”, which Initial Term Loan (i) shall be funded on the Closing Date in a minimum aggregate principal amount of $100,000,000, (ii) may be funded in up to twelve (12) additional Borrowings following the Closing Date through the Initial Term Loan Commitment Termination Date, it being understood that the Borrower must draw (A) an additional aggregate principal amount of at least $260,000,000 of Initial Term Loans in one or more draws on or prior to October 10, 2022 (such that, by such date, the Borrower shall have drawn an aggregate principal amount of at least $360,000,000 of Initial Term Loans), and (B) an additional aggregate principal amount of at least $252,500,000 of Initial Term Loans in one or more draws on or prior to February 7, 2023 (such that, by such date, the Borrower shall have drawn an aggregate principal amount of at least $612,500,000 of Initial Term Loans), and (iii) once prepaid or repaid, may not be reborrowed.
(c)    The aggregate Initial Term Loan Commitment of all Lenders hereunder shall automatically reduce immediately upon and in the principal amount of each Initial Term Loan made hereunder, and any remaining Initial Term Loan Commitments of the Lenders shall automatically terminate on the Initial Term Loan Commitment Termination Date.
Section 2.3    Fees
.
(a)    Subject to Section 2.3(b), the Borrower agrees to pay to the Agent (i) for the account of each Dollar Revolving Credit Lender (other than a Defaulting Lender for such period of time as such Dollar Revolving Credit Lender is a Defaulting Lender) a facility unused fee (the “Dollar Unused Fee”) calculated by multiplying the Unused Fee Percentage in respect of such Class of Commitments applicable to such day, calculated as a per diem rate, times the excess of the Dollar Revolving Credit Commitment of each such Dollar Revolving Credit Lender over the outstanding principal amount of the Dollar Revolving Credit Loans and Dollar Letter of Credit Liabilities of such Dollar Revolving Credit Lender, and (ii) for the account of each Alternative Currency Revolving Lender (other than a Defaulting Lender for such period of time as such Alternative Currency Revolving Lender is a Defaulting Lender) a facility unused fee (the “Alternative Currency Unused Fee” and, together with the Dollar Unused Fee, collectively, the “Unused Fee”) calculated by multiplying the Unused Fee Percentage in respect of such Class of Commitments applicable to such day, calculated as a per diem rate, times the excess of the Alternative Currency Revolving Commitment of each such Alternative Currency Revolving Lender over the Dollar Equivalent of outstanding principal amount of the Alternative Currency Loans and Alternative Currency Letter of Credit Liabilities of such Alternative Currency Revolving Lender. The Unused Fee shall be payable quarterly in arrears on the first (1st) day of each fiscal quarter for the immediately preceding fiscal quarter or portion thereof, and on any earlier date on which the Commitments of any Class applicable to the calculation of such Unused Fee shall be reduced or shall terminate as provided in Section 2.4, with a final payment on the Revolving Credit Maturity Date. The Unused Fee shall be paid in Dollars.
(b)    From and after the date that Agent receives written notice that Borrower has first obtained an Investment Grade Rating and that Borrower has irrevocably elected to have the Applicable Margin determined pursuant to subparagraph (b) of the definition of Applicable

Margin, the Unused Fee shall no longer accrue (but any accrued Unused Fee shall be payable as provided in Section 2.3(a)), and from and thereafter, Borrower agrees to pay to the Agent for the account of each Revolving Credit Lender a facility fee (the “Facility Fee”) calculated at the rate per annum set forth below based upon the applicable Credit Rating Level on the (i) Dollar Revolving Credit Commitment of each such Lender, and (ii) the Alternative Currency Revolving Commitment of each such Lender.

Credit Rating Level	Facility Fee Rate
Credit Rating Level 1	0.125%
Credit Rating Level 2	0.15%
Credit Rating Level 3	0.20%
Credit Rating Level 4	0.25%
Credit Rating Level 5	0.30%
The Facility Fee shall be calculated for each day and shall be payable quarterly in arrears on the first (1st) day of each fiscal quarter for the immediately preceding fiscal quarter or portion thereof, and on any earlier date on which the Commitments of any applicable Class of Revolving Credit Commitments shall be reduced or shall terminate as provided in Section 2.4, with a final payment on the Revolving Credit Maturity Date. The Facility Fee shall be paid in Dollars. The Facility Fee shall be determined by reference to the Credit Rating Level in effect from time to time; provided, however, that no change in the Facility Fee rate resulting from a change in the Credit Rating Level shall be effective until three (3) Business Days after the date on which the Agent receives written notice of a change.
(c)    For the period commencing on November 10, 2022 (the “Unused Term Loan Trigger Date”) and ending on the Initial Term Loan Commitment Termination Date, the Borrower agrees to pay to the Agent for the account of the Term Loan Lenders (other than a Defaulting Lender for such period of time as such Term Loan Lender is a Defaulting Lender) an unused fee (the “Unused Term Loan Fee”) in an amount equal to (i) the average daily balance of the Initial Term Loan Commitment of such Lender during such period, multiplied by (ii) one quarter of one percent (0.25%) per annum. The Unused Term Loan Fee shall be payable quarterly in arrears on the first (1st) day of each fiscal quarter for the immediately preceding fiscal quarter or portion thereof, and on the Initial Term Loan Commitment Termination Date. The Unused Term Loan Fee shall accrue at all times from and after the Unused Term Loan Trigger Date through and until the Initial Term Loan Commitment Termination Date and shall be paid in Dollars.
Section 2.4    Reduction and Termination of the Revolving Credit Commitments
. The Borrower shall have the right at any time and from time to time upon five (5) Business Days’ prior written notice to the Agent to (a) reduce by $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof or (b) terminate entirely the Revolving Credit Commitments of any Class, whereupon the Revolving Credit Commitments of such Class shall be reduced ratably among the Lenders in accordance with their respective Commitments of such Class or, as the case may be, terminated, any such termination or reduction to be without penalty except as otherwise set forth in Section 4.7; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto, (i) in the case of a termination or reduction of the Dollar Revolving Credit Commitments, the sum of Outstanding Dollar Revolving Credit Loans and the Dollar Letter of Credit Liabilities would exceed the Dollar Revolving Credit Commitments of the Dollar Revolving Credit Lenders as so terminated or reduced, or (ii) in the case of a termination or reduction of the Alternative Currency Revolving Commitments, the sum

of outstanding Alternative Currency Loans and the Alternative Currency Letter of Credit Liabilities would exceed the Alternative Currency Revolving Commitments of the Alternative Currency Revolving Lenders as so terminated or reduced. Promptly after receiving any notice from the Borrower delivered pursuant to this Section 2.4, the Agent will notify the applicable Revolving Credit Lenders of the substance thereof. Any reduction of any Class of Revolving Credit Commitments shall result in, to the extent necessary, a proportionate reduction (rounded to the next lowest integral multiple of $100,000.00) in the maximum amount of Dollar Letters of Credit or Alternative Currency Letters of Credit, as applicable (such proportion to be determined based on the amount that the Total Dollar Revolving Credit Commitments or Total Alternative Currency Revolving Commitments, as applicable, as so reduced) so as not to exceed the Dollar Letter of Credit Commitment or Alternative Currency Letter of Credit Commitment (in each case, recalculated as set forth in the definition thereof giving effect to any such reduction in the Total Dollar Revolving Credit Commitments or Total Alternative Currency Revolving Commitments, as applicable). Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the applicable Revolving Credit Lenders the full amount of any Unused Fee or Facility fee under Section 2.3 then accrued on the amount of the reduction. No reduction or termination of any Revolving Credit Commitments may be reinstated.
Section 2.5    [Reserved]
.
Section 2.6    Interest on Loans
.
(a)    Each Revolving Credit Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Revolving Credit Base Rate Loan is repaid or converted to a Loan of another Type at the rate per annum equal to the sum of the Base Rate plus the Applicable Margin for Revolving Credit Base Rate Loans.
(b)    Each Benchmark Revolving Credit Loan that is (X) a RFR Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Benchmark Revolving Credit Loan is repaid or is converted to a Loan of another Type at the rate per annum equal to the sum of the Adjusted RFR plus the Applicable Margin for Benchmark Revolving Credit Loans, and (Y) a Term Benchmark Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate per annum equal to the sum of the Term Benchmark determined for such Interest Period plus the Applicable Margin for Benchmark Revolving Credit Loans.
(c)    Each Term Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Term Base Rate Loan is repaid or is converted to a to a Loan of another Type at a rate per annum equal to the sum of the Base Rate plus the Applicable Margin for Term Base Rate Loans.
(d)    Each Benchmark Term Loan that is (X) a RFR Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Benchmark Term Loan is repaid or is converted to a Loan of another Type at the rate per annum equal to the sum of the Adjusted RFR plus the Applicable Margin for Benchmark Term Loans, and (Y) a Term Benchmark Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate per annum equal to the sum of the Term Benchmark determined for such Interest Period plus the Applicable Margin for Benchmark Term Loans.
(e)    The Borrower promises to pay, in each case in the applicable Currency in which such Loan is denominated, interest on each Loan in arrears on each Interest Payment Date with respect thereto.
(f)    Base Rate Loans and Benchmark Loans may be converted to Loans of the other Type as provided in Section 4.1.
Notwithstanding anything to the contrary contained herein, all Alternative Currency Loans denominated in an Alternative Currency shall be Benchmark Loans.
Section 2.7    Requests for Loans
.
(a)    The Borrower shall give to the Agent written notice executed by an Authorized Officer in the form of Exhibit C hereto (or telephonic notice confirmed in writing in the form of Exhibit C hereto) of each Revolving Credit Loan or Term Loan requested hereunder (a “Loan Request”) by 11:00 a.m. (Cleveland time) one (1) Business Day prior to the proposed Drawdown Date with respect to Revolving Credit Base Rate Loans and Term Base Rate Loans, and three (3) Business Days prior to the proposed Drawdown Date with respect to Benchmark Revolving Credit Loans and Benchmark Term Loans.
(b)    Each such notice shall specify with respect to the requested Loan the proposed principal amount of such Loan, whether such Loan is a Dollar Revolving Credit Loan, an Alternative Currency Loan or Term Loan, the Type of Loan (provided that all Alternative Currency Loans denominated in an Alternative Currency shall be Benchmark Loans), the Currency in which such Loan is to be made, the initial Interest Period (if applicable) for such Loan and the Drawdown Date. Each such notice shall also contain (i) a general statement as to the purpose for which such advance shall be used (which purpose shall be in accordance with the terms of Section 6.15) and (ii) a certification by the chief executive officer, president or chief financial officer of the Borrower that the Borrower and Guarantors (including any Subsidiary Owner) are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Loan.
(c)    Promptly upon receipt of any such notice, the Agent shall notify each of the Dollar Revolving Credit Lenders, Alternative Currency Revolving Lenders or Term Loan Lenders, as the case may be, of such Loan Request. Each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the applicable Lenders on the proposed Drawdown Date.
(d)    Nothing herein shall prevent the Borrower from seeking recourse against any Lender that fails to advance its proportionate share of a requested Loan as required by this Agreement.
(e)    Each Loan Request for Revolving Credit Loans shall be (i) in the case of a Revolving Credit Loan that is a Base Rate Loan, in a minimum aggregate amount of $1,000,000.00 or an integral multiple of $100,000.00 in excess thereof, or (ii) in the case of a Revolving Credit Loan that is a Benchmark Loan, in a minimum aggregate amount of $1,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof.

(f)    Each Loan Request for Term Loans of any Type shall be in a minimum aggregate amount, or an integral multiple of, $50,000,000.00 (or such lesser amount as may be necessary for the Borrower to comply with the Term Loan funding requirements set forth in Section 2.2(b).
(g)    There shall be no more than eight (8) Benchmark Loans outstanding at any one time.
(h)    If Borrower fails to specify a Currency in a Loan Request requesting a Loan, then the requested Loan shall be made in Dollars.
Section 2.8    Funds for Loans
.
(a)    Not later than 1:00 p.m. (Cleveland time) on the proposed Drawdown Date of any Revolving Credit Loans or Term Loans denominated in Dollars, each of the applicable Revolving Credit Lenders or Term Loan Lenders, as applicable, will make available to the Agent, at the Agent’s Head Office, in Same Day Funds in the applicable Currency, the amount of such Lender’s applicable Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to Section 2.1(a), Section 2.1(b) or Section 2.2, as applicable. In the case of a borrowing denominated in an Alternative Currency, each of the Alternative Currency Revolving Lenders will make available to the Agent, at the Agent’s Head Office, in Same Day Funds in the applicable Currency not later than the Applicable Time specified by the Agent on the Business Day specified in the applicable Loan Request. A Lender at its option may, upon reasonable prior notice to Agent, make a Benchmark Loan by causing any U.S. or non-U.S. branch or Affiliate of such Lender to make such Loan and any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Upon receipt from each such Revolving Credit Lender or Term Loan Lender, as applicable, of such amount, and upon receipt of the documents required by Section 8.2 (and in connection with the making of the initial Loans on the Closing Date, Section 8.1) and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans or Term Loans made available to the Agent by the Revolving Credit Lenders or Term Loan Lenders, as applicable, by crediting such amount to the account of the Borrower maintained at the Agent’s Head Office. The failure or refusal of any Revolving Credit Lender or Term Loan Lender to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Revolving Credit Lender or Term Loan Lender, as applicable, from its several obligation hereunder to make available to the Agent the amount of such other Lender’s Commitment Percentage of any requested Loans, including any additional Revolving Credit Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Lender so failing or refusing.
(b)    Unless the Agent shall have been notified by any Lender prior to the applicable Drawdown Date that such Lender will not make available to Agent (in the applicable Currency) such Lender’s Commitment Percentage of a proposed Revolving Credit Loan or Term Loans, Agent may in its discretion assume that such Lender has made such Loan available to Agent (in the applicable Currency) in accordance with the provisions of this Agreement and the Agent may, if it chooses, in reliance upon such assumption make such Loan available to the Borrower, and such Lender shall be liable to the Agent for the amount of such advance. If such Lender does not pay such corresponding amount in the applicable Currency upon the Agent’s demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan or (ii) from a Lender at the Federal Funds Effective Rate plus one percent (1%), plus with respect to any payment to be made by a Lender that is denominated in an Alternative Currency, the cost to Agent of funding such amount (as determined by Agent).
Section 2.9    [Reserved].
Section 2.10    Letters of Credit
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(a)    Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the day that is ninety (90) days prior to the Revolving Credit Maturity Date, the Issuing Lender shall issue Dollar Letters of Credit (or, if available as determined by the applicable Issuing Lender in its sole discretion, Alternative Currency Letters of Credit) as the Borrower may request upon the delivery of a written request in the form of Exhibit D hereto (a “Letter of Credit Request”) to the relevant Issuing Lender, provided that (i) no Default or Event of Default shall have occurred and be continuing, (ii) upon issuance of such Letter of Credit, (A) in the case of a Dollar Letter of Credit, the Dollar Letter of Credit Liabilities shall not exceed the aggregate Dollar Letter of Credit Commitments of all Issuing Lenders, and (B) in the case of an Alternative Currency Letter of Credit, the Alternative Currency Letter of Credit Liabilities shall not exceed the aggregate Alternative Currency Letter of Credit Commitments of all Issuing Lenders, and (iii) in no event shall (A) the sum of the outstanding principal amount of the Dollar Revolving Credit Loans and Dollar Letter of Credit Liabilities (after giving effect to any requested Letters of Credit) exceed the Total Dollar Revolving Credit Commitments, (B) the sum of the outstanding principal amount of the Alternative Currency Loans and Alternative Currency Letter of Credit Liabilities (after giving effect to any requested Letters of Credit) exceed the Total Alternative Currency Revolving Commitments, and (C) the sum of (1) the outstanding principal amount of the Revolving Credit Loans, Term Loans and Letter of Credit Liabilities (after giving effect to any requested Letters of Credit), and (2) the aggregate amount of all other Unsecured Indebtedness of the REIT and its Subsidiaries cause a violation of the Financial Covenants, (iv) the conditions set forth in Section 8.2 (and, in connection with any request for the issuance of any Letters of Credit on the Closing Date, Section 8.1) shall have been satisfied, and (v) in no event shall any amount drawn under a Letter of Credit be available for reinstatement or a subsequent drawing under such Letter of Credit; provided further that no Issuing Lender shall be obligated to issue a Letter of Credit if, upon issuance of such Letter of Credit, (i) in the case of a Dollar Letter of Credit, the Dollar Letter of Credit Liabilities of such Issuing Lender would exceed such Issuing Lender’s Dollar Letter of Credit Commitment, or (ii) in the case of an Alternative Currency Letter of Credit, the Alternative Currency Letter of Credit Liabilities of such Issuing Lender would exceed such Issuing Lender’s Alternative Currency Letter of Credit Commitment. Notwithstanding anything to the contrary contained in this Section 2.10, the Issuing Lender shall not be obligated to issue, amend, extend, renew or increase any Dollar Letter of Credit or Alternative Currency Letter of Credit at a time when any other Dollar Revolving Credit Lender or Alternative Currency Revolving Lender, respectively, is a Defaulting Lender, unless the Issuing Lender is satisfied that the participation therein will otherwise be fully allocated to the applicable Revolving Credit Lenders that are Non-Defaulting Lenders consistent with Section 2.13(c) and the Defaulting Lender shall have no participation therein, except to the extent the Issuing Lender has entered into arrangements with the Borrower or such Defaulting Lender which are satisfactory to the Issuing Lender in its good faith determination to eliminate the Issuing Lender’s Fronting Exposure with respect to any such Defaulting Lender, including the delivery of cash collateral.

The Issuing Lender may assume that the conditions in Section 8.2 have been satisfied unless it receives written notice from a Revolving Credit Lender that such conditions have not been satisfied. Each Letter of Credit Request shall be executed by an Authorized Officer of the Borrower. The Issuing Lender shall be entitled to conclusively rely on such Person’s authority to request a Letter of Credit on behalf of the Borrower. The Issuing Lender shall have no duty to verify the authenticity of any signature appearing on a Letter of Credit Request. The Borrower assumes all risks with respect to the use of the Letters of Credit. Unless the Issuing Lender and (x) in the case of a Dollar Letter of Credit, the Required Dollar Revolving Credit Lenders, or (y) in the case of an Alternative Currency Letter of Credit, the Required Alternative Currency Revolving Lenders, in each case, otherwise consent, the term of any such Letter of Credit shall not exceed a period of time commencing on the issuance of such Letter of Credit and ending one year after the date of issuance thereof; provided, however, that a Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the Issuing Lender but, subject to the following proviso, in no event shall any such provision permit the extension of the expiration date of such Letter of Credit beyond the Revolving Credit Maturity Date; provided further, that a Letter of Credit may, as a result of its express terms or as the result of the effect of an automatic extension provision, have an expiration of not more than one year beyond the Revolving Credit Maturity Date so long as the Borrower delivers to the Issuing Lender no later than thirty (30) days prior to the Revolving Credit Maturity Date cash collateral for such Letter of Credit for deposit into the Collateral Account in an amount equal to the maximum amount available to be drawn under such Letter of Credit or other credit support acceptable to such Issuing Lender. The amount available to be drawn under (i) any Dollar Letter of Credit shall reduce on a dollar-for-dollar basis the amount available to be drawn under the Total Dollar Revolving Credit Commitments as a Dollar Revolving Credit Loan, and (ii) any Alternative Currency Letter of Credit shall reduce on a dollar-for-dollar basis the amount available to be drawn under the Total Alternative Currency Revolving Commitments as an Alternative Currency Loan.
(b)    Each Letter of Credit Request shall be submitted to the Issuing Lender at least five (5) Business Days (or such shorter period as the Issuing Lender may approve) prior to the date upon which the requested Letter of Credit is to be issued. Each such Letter of Credit Request shall contain (i) a statement as to the purpose for which such Letter of Credit shall be used (which purpose shall be in accordance with the terms of this Agreement), and (ii) a certification by the chief financial officer of the Borrower that the Borrower and Guarantors (including any Subsidiary Owner) are and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of such Letter of Credit. The Borrower shall further deliver to the Issuing Lender such additional applications (which application as of the date hereof for KeyBank is in the form of Exhibit E attached hereto) and documents as the Issuing Lender may require, in conformity with the then standard practices of its letter of credit department, in connection with the issuance of such Letter of Credit; provided that in the event of any conflict between the terms of any such additional application(s) and this Agreement, the terms of this Agreement shall control.
(c)    The Issuing Lender shall, subject to the conditions set forth in this Agreement, issue the Letter of Credit on or before five (5) Business Days following receipt of the documents last due pursuant to Section 2.10(b). Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Lender in its reasonable discretion. The Issuing Lender shall promptly notify the Agent of the issuance of each Letter of Credit.
(d)    Upon the issuance of (i) a Dollar Letter of Credit, each Dollar Revolving Credit Lender shall be deemed to have purchased a participation therein from the Issuing Lender in an amount equal to its respective Dollar Revolving Credit Commitment Percentage of the amount of such Dollar Letter of Credit, and (ii) an Alternative Currency Letter of Credit, each Alternative Currency Revolving Lender shall be deemed to have purchased a participation therein from the Issuing Lender in an amount equal to its respective Alternative Currency Revolving Commitment Percentage of the amount of such Alternative Currency Letter of Credit. No Revolving Credit Lender’s obligation to participate in any such Letter of Credit shall be affected by any other applicable Revolving Credit Lender’s failure to perform as required herein with respect to such Letter of Credit or any other Letter of Credit.
(e)    Upon the issuance of each Letter of Credit, the Borrower shall pay to the Issuing Lender (i) for its own account, a Letter of Credit fronting fee calculated at the rate equal to one-eighth of one percent (0.125%) of the face amount of such Letter of Credit (which fee shall not be less than $1,500 in any event) and an administrative charge of $250, and (ii) for the accounts of the applicable Revolving Credit Lenders that are Non-Defaulting Lenders (including the Issuing Lender) in accordance with their respective percentage shares of participation in such Letter of Credit, a Letter of Credit fee calculated at the rate per annum equal to the Applicable Margin then applicable to Benchmark Revolving Credit Loans on the face amount of such Letter of Credit. Such fees shall be payable in quarterly installments in arrears with respect to each Letter of Credit on the first day of each calendar quarter following the date of issuance and continuing on each quarter or portion thereof thereafter, as applicable, or on any earlier date on which the Revolving Credit Commitments shall terminate and on the expiration or return of any Letter of Credit. In addition, the Borrower shall pay to the Issuing Lender for its own account within five (5) days of demand of the Issuing Lender the standard issuance, documentation and service charges for Letters of Credit issued from time to time by the Issuing Lender.
(f)    In the event that any amount is drawn under a Letter of Credit by the beneficiary thereof, (i) the Issuing Lender shall notify Agent of the amount drawn and the Letter of Credit to which such amount relates, (ii) the Borrower shall reimburse the Issuing Lender by having such amount drawn treated as (x) in the case of a Dollar Letter of Credit, an outstanding Dollar Revolving Credit Loan in the form of a Revolving Credit Base Rate Loan under this Agreement (the Borrower being deemed to have requested a Revolving Credit Base Rate Loan on such date in an amount equal to the amount of such drawing, and such amount drawn shall be treated as an outstanding Dollar Revolving Credit Loan in the form of a Revolving Credit Base Rate Loan under this Agreement), and (y) in the case of an Alternative Currency Letter of Credit, an outstanding Alternative Currency Loan denominated in Dollars in the form of a Revolving Credit Base Rate Loan under this Agreement (the Borrower being deemed to have requested an Alternative Currency Loan denominated in Dollars in the form of a Revolving Credit Base Rate Loan on such date in an amount equal to the Dollar Equivalent of the amount of such drawing, and such amount drawn shall be treated as an outstanding Alternative Currency Loan in the form of a Revolving Credit Base Rate Loan denominated in Dollars under this Agreement), and (iii) the Agent shall promptly notify each applicable Revolving Credit Lender by telecopy, email, telephone (confirmed in writing) or other similar means of transmission, and each applicable Revolving Credit Lender shall promptly and unconditionally pay to the Agent, for the Issuing Lender’s own account, an amount equal to such Revolving Credit Lender’s applicable Commitment Percentage of such Letter of Credit (to the extent of the amount drawn). If and to the extent any Revolving Credit Lender shall not make such amount available on the Business Day on which such draw is funded, such Revolving Credit Lender agrees to pay such amount to the Agent forthwith on demand, together with interest thereon, for each day from the date on which such draw was funded until the date on which such amount is paid to the Agent, at the Federal Funds Effective Rate until three (3) days after the date on which the Agent gives notice of such draw and at the Federal Funds Effective Rate plus one percent (1%) for each day thereafter. Further, such Revolving Credit Lender shall be deemed to have assigned any and all payments made of principal and interest on its Revolving Credit Loans, amounts due with respect to its participations in Letters of Credit and any other amounts due to it hereunder to the Agent to fund the amount of any drawn Letter of Credit which such Revolving Credit Lender was required to fund pursuant to this Section 2.10(f) until such amount has been funded (as a result of such assignment or otherwise). In the event of any such failure or refusal, the Revolving Credit

Lenders not so failing or refusing shall be entitled to a priority secured position for such amounts as provided in Section 9.5. The failure of any Revolving Credit Lender to make funds available to the Agent in such amount shall not relieve any other Revolving Credit Lender of its obligation hereunder to make funds available to the Agent pursuant to this Section 2.10(f).
(g)    If after the issuance of a Letter of Credit pursuant to Section 2.10(c) by the Issuing Lender, but prior to the funding of any portion thereof by a Revolving Credit Lender, for any reason a drawing under a Letter of Credit cannot be refinanced as a Revolving Credit Loan, each Dollar Revolving Credit Lender (in the case of a Dollar Letter of Credit) or each Alternative Currency Revolving Lender (in the case of an Alternative Currency Letter of Credit) will, on the date such Dollar Revolving Credit Loan or Alternative Currency Loan, as applicable, pursuant to Section 2.10(f) was to have been made, purchase an undivided participation interest in such Letter of Credit in an amount equal to its Dollar Revolving Credit Commitment Percentage or Alternative Currency Revolving Commitment Percentage, as applicable, of the amount of such Letter of Credit in the applicable Currency. Each Dollar Revolving Credit Lender or Alternative Currency Revolving Lender, as applicable, will immediately transfer to the Issuing Lender in immediately available funds the amount of its participation and upon receipt thereof the Issuing Lender will deliver to such Dollar Revolving Credit Lender or Alternative Currency Revolving Lender, as applicable, a Letter of Credit participation certificate dated the date of receipt of such funds and in such amount.
(h)    Whenever at any time after the Issuing Lender has received from any Revolving Credit Lender any such Revolving Credit Lender’s payment of funds under a Letter of Credit and thereafter the Issuing Lender receives any payment on account thereof, then the Issuing Lender will distribute to such Revolving Credit Lender its participation interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Revolving Credit Lender’s participation interest was outstanding and funded); provided, however, that in the event that such payment received by the Issuing Lender is required to be returned, such Revolving Credit Lender will return to the Issuing Lender any portion thereof previously distributed by the Issuing Lender to it.
(i)    The issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.
(j)    The Borrower assumes all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither the Agent, the Issuing Lender nor any Lender will be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the issuance of any Letter of Credit, even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of any beneficiary of any Letter of Credit to comply fully with the conditions required in order to demand payment under a Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telecopy, email or otherwise; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document or draft required by or from a beneficiary in order to make a disbursement under a Letter of Credit or the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) any consequences arising from causes beyond the control of the Agent or any Lender. None of the foregoing will affect, impair or prevent the vesting of any of the rights or powers granted to the Agent, the Issuing Lender or the Lenders hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any act taken or omitted to be taken by the Agent, the Issuing Lender or the other Lenders in good faith will be binding on the Borrower and will not put the Agent, the Issuing Lender or the other Lenders under any resulting liability to the Borrower; provided nothing contained herein shall relieve the Issuing Lender for liability to the Borrower arising as a result of the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction.
Section 2.11    Increase in Commitments
.
(a)    The Borrower shall have the option at any time and from time to time before the Revolving Credit Maturity Date (as the same may be extended pursuant to Section 2.12 below) or the Initial Term Loan Maturity Date, as applicable, to request (i) an increase in the Total Dollar Revolving Credit Commitments, (ii) an increase in the Total Alternative Currency Revolving Commitments, and/or (iii) an increase in the Initial Term Loan Commitment or additional term loan facilities (each, an “Incremental Term Loan Commitment” and the term loans thereunder, an “Incremental Term Loan”; any such increase pursuant to the foregoing clause (i), (ii) or (iii), each individually, an “Incremental Facility” and, collectively, the “Incremental Facilities”) by giving written notice to the Agent (an “Increase Notice”), provided that any such individual increase must be in a minimum amount of $50,000,000.00 and increments of $5,000,000.00 in excess thereof, and the aggregate Commitments and Loans hereunder shall not exceed $3,200,000,000.00.
(b)    The Agent, in consultation with the Borrower, shall manage all aspects of the syndication of such Incremental Facility, including decisions as to the selection of the existing Lenders and/or other banks, financial institutions and other institutional lenders to be approached with respect to such Incremental Facility and the allocations of any increase in the Dollar Revolving Credit Commitments, the Alternative Currency Revolving Commitments and/or the Initial Term Loan Commitments or making of Term Loans among such existing Lenders and/or other banks, financial institutions and other institutional lenders (it being understood and agreed that the Borrower shall not be required to approach any existing Lender with respect to any Incremental Facility). No Lender shall be obligated in any way whatsoever to increase its Dollar Revolving Credit Commitment, its Alternative Currency Revolving Commitment or its Initial Term Loan Commitment, to provide a new Term Loan Commitment or to make an additional Term Loan. Each such Lender approached by the Agent shall notify the Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its applicable Commitment Percentage of such requested increase for the Dollar Revolving Credit Commitments, the Alternative Currency Revolving Commitments and/or Term Loan Facility, as the case may be. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.
(c)    In the case of any Class of Incremental Term Loans, except for (1) the Applicable Margin and any unused commitment fees, upfront fees, arranger fees, or other similar fees applicable to such Class of Incremental Term Loans, (2) the period available and procedure for borrowing such Class of Incremental Term Loans, amortization in respect thereof and any additional mandatory prepayment events applicable thereto, and (3) the Maturity Date for such Class of Incremental Term Loans, the terms and conditions therefor shall be identical to the terms and conditions applicable to the Revolving Credit Loans; provided that (A) no Class of Incremental Term Loans shall have a final maturity date that is earlier than the latest Term Loan Maturity Date then in effect, and (B) the weighted average life to maturity of any Class of Incremental Term Loans shall be no shorter than the weighted average life to maturity of any Class of Term Loans then outstanding.

(d)    If a new Revolving Credit Lender becomes a party to this Agreement, or if any existing Revolving Credit Lender is increasing its Revolving Credit Commitment of any given Class, such Lender shall on the date it becomes a Revolving Credit Lender hereunder (or in the case of an existing Revolving Credit Lender, increases its applicable Revolving Credit Commitment) (and as a condition thereto) purchase from the other applicable Revolving Credit Lenders its Commitment Percentage (determined with respect to the Dollar Revolving Credit Lenders’ respective Dollar Revolving Credit Commitments or with respect to the Alternative Currency Revolving Lenders’ respective Alternative Currency Revolving Commitments, as applicable) after giving effect to the increase of the Revolving Credit Commitments of such Class) of any outstanding Dollar Revolving Credit Loans or Alternative Currency Loans, as applicable, by making available to the Agent for the account of such other applicable Revolving Credit Lenders, in same day funds, an amount equal to (A) the portion of the outstanding principal amount of such applicable Revolving Credit Loans to be purchased by such Lender, plus (B) the aggregate amount of payments previously made by the other applicable Revolving Credit Lenders under Section 2.10(f) that have not been repaid, plus (C) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such applicable Revolving Credit Loans. The Borrower shall pay to the applicable Revolving Credit Lenders amounts payable, if any, to such Revolving Credit Lenders under Section 4.10 as a result of the prepayment of any such applicable Revolving Credit Loans.
(e)    Effecting any Incremental Facility under this Section is subject to the following conditions precedent: (x) no Default or Event of Default shall be in existence on the effective date of such Incremental Facility, (y) the representations and warranties made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on the effective date of any such Incremental Facility except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances permitted hereunder, and (z) the Agent shall have received each of the following, in form and substance satisfactory to the Agent: (i) if not previously delivered to the Agent, copies certified by the Secretary or Assistant Secretary of (A) all corporate or other necessary action taken by the Borrower to authorize such Incremental Facility and (B) all corporate or other necessary action taken by each Guarantor authorizing the guaranty of such Incremental Facility; (ii) unless the Agent has notified the Borrower that it does not require delivery of such item, an opinion of counsel to the Borrower, the REIT and the other Guarantors, and addressed to the Agent and the Lenders covering such matters as reasonably requested by the Agent; and (iii) in the case of a Lender that has notified the Agent in writing that it wants to receive Notes, (A) new Revolving Credit Notes, as applicable, executed by the Borrower, payable to any such new Revolving Credit Lenders and replacement Revolving Credit Notes, as applicable, executed by the Borrower, payable to any such existing Revolving Credit Lenders increasing any of their Revolving Credit Commitments, in the amount of such Revolving Credit Lender’s Dollar Revolving Credit Commitment and/or Alternative Currency Revolving Commitment, as applicable, at the time of the effectiveness of the applicable increase in the aggregate amount of the Revolving Credit Commitments of the applicable Class and/or (B) a new Term Loan Note executed by the Borrower, payable to any such new Term Loan Lenders making Term Loans in the aggregate amount of such Term Loan Lender’s Term Loans, and replacement Term Loan Notes executed by the Borrower payable to any such existing Term Loan Lenders making additional Term Loans in the aggregate outstanding principal amount of such Term Loan Lender’s Term Loans at the time of the making of such additional Term Loans.

(f)    In connection with any Incremental Facility, any Lender becoming a party hereto shall (1) execute such documents and agreements as the Agent may reasonably request and (2) in the case of any Lender that is organized under the laws of a jurisdiction outside of the United States of America, provide to the Agent, its name, address, tax identification number and/or such other information as shall be necessary for the Agent to comply with “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.
Section 2.12    Extension of Revolving Credit Maturity Date
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(a)    The Borrower shall have the right and option to extend the Revolving Credit Maturity Date in respect of each Class of Revolving Credit Commitments or portion of each such Class in accordance with Section 2.4 (as determined by the Borrower in its sole discretion) a total of two (2) times for a period of six (6) months each time upon satisfaction of the following conditions precedent, which must be satisfied prior to the effectiveness of any extension of the Revolving Credit Maturity Date:
(i)    Extension Request. The Borrower shall deliver written notice of such request to extend the Revolving Credit Maturity Date (the “Extension Request”) to the Agent not earlier than the date which is ninety (90) days and not later than the date which is thirty (30) days prior to the then-applicable Revolving Credit Maturity Date (as determined without regard to such extension) and which notice shall specify the aggregate amount of the Revolving Credit Commitments of each Class that the Borrower elects to so extend (provided that any reduction of the Revolving Credit Commitments shall be in accordance with Section 2.4).
(ii)    Payment of Extension Fee. The Borrower shall pay to the Agent for the pro rata accounts of the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments an extension fee in an amount equal to seven and one-half (7.5) basis points on the aggregate Revolving Credit Commitments in effect on the then-applicable Revolving Credit Maturity Date (as determined without regard to such extension) or on the portion thereof to be extended pursuant to the Extension Request, which fee shall, when paid, be fully earned and non-refundable under any circumstances.
(iii)    No Default. On the date of such extension, there shall exist no Default or Event of Default.
(iv)    Beneficial Ownership Certification. If requested by the Agent or any Lender, the Borrower shall have delivered, at least five (5) Business Days prior to the date of such extension, to the Agent (and any such Lender) a completed and executed Beneficial Ownership Certification.
(v)    Representations and Warranties. The representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantors or the Subsidiary Owners in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date of such extension (although any representations and warranties which expressly relate to a given date or period shall be required only to be true and correct in all material respects as of the respective date or for the respective period, as the case may be) (in each case, without duplication of any materiality qualified contained therein).

For purposes of clarity, if the Borrower exercises its first right and option as provided above to extend the Revolving Credit Maturity Date pursuant to this Section 2.12 (the “First Extension Option”), the Revolving Credit Maturity Date shall be extended to February 11, 2027, and if the Borrower subsequently exercises its second right and option as provided above to extend the Revolving Credit Maturity Date pursuant to this Section 2.12 (the “Second Extension Option”), then the Revolving Credit Maturity Date shall be extended to August 11, 2027. Borrower may only exercise the Second Extension Option if it has exercised the First Extension Option in accordance with this Section 2.12. Any extension of the Revolving Credit Maturity Date pursuant to this Section 2.12 shall (i) become effective on the day that all the conditions in this Section 2.12 with respect to such Extension Request are satisfied (which may be prior to the then-applicable Revolving Credit Maturity Date), provided that such conditions must be satisfied within the time period provided in each such condition, and, in any event, on or prior to the then-applicable Revolving Credit Maturity Date (as determined without regard to such extension), and (ii) apply to each Class of Revolving Credit Commitments (such that the same Revolving Credit Maturity Date (as it may be extended in accordance with this Section 2.12) shall at all times apply to each Class of Revolving Credit Commitments then outstanding).
Section 2.13    Defaulting Lenders
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(a)    If for any reason any Lender shall be a Defaulting Lender, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or Applicable Law, such Defaulting Lender’s right to participate in the administration of the Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Majority Lenders, the Required Dollar Revolving Credit Lenders, the Required Initial Term Loan Lenders, the Required Alternative Currency Revolving Lenders, the Required Revolving Credit Lenders or all of the Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have under the immediately preceding provisions or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Effective Rate plus one percent (1%), (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Agent in respect of a Defaulting Lender’s Loans shall be applied as set forth in Section 2.13(d).
(b)    Any Non-Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire all or a portion of a Defaulting Lender’s Commitments. Any Lender desiring to exercise such right shall give written notice thereof to the Agent and the Borrower no sooner than two (2) Business Days and not later than five (5) Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender’s Commitments in proportion to the Commitments of the other Lenders exercising such right. If after such fifth Business Day, the Lenders have not elected to purchase all of the Commitments of such Defaulting Lender, then the Borrower (so long as no Default or Event of Default exists) or the Majority Lenders may, by giving written notice thereof to the Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitments to an eligible assignee subject to and in accordance with the provisions of Section 11.2 for the purchase price provided for below. No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an eligible assignee. Upon any such purchase or assignment, and any such demand with respect to which the conditions specified in Section 11.2 have been satisfied, the Defaulting Lender’s interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Acceptance Agreement. If such Defaulting Lender does not execute and deliver to the Agent a duly completed Assignment and Acceptance Agreement and/or such other documentation reasonably requested by the Agent to surrender and transfer such interest to the purchaser or assignee thereof within a period of time deemed reasonable by the Agent after the later of (i) the date on which such purchaser or assignee executes and delivers such Assignment and Acceptance Agreement and/or such other documentation and (ii) the date on which the Defaulting Lender receives all payments required to be paid to it by this Section 2.13(b), then such Defaulting Lender shall, to the extent permissible by Applicable Law, be deemed to have executed and delivered such Assignment and Acceptance Agreement and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance Agreement and/or such other documentation on behalf of such Defaulting Lender. The purchase price for the Commitments of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans (including the Dollar Equivalent of any Alternative Currency Loans) outstanding and owed by the Borrower to the Defaulting Lender plus any accrued but unpaid interest thereon (but not on accrued and unpaid fees). Prior to payment of such purchase price to a Defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to Section 2.13(d).
(c)    During any period in which there is a Defaulting Lender, all or any part of such Defaulting Lender’s obligation to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.10(g) shall be reallocated among the applicable Revolving Credit Lenders that are Non-Defaulting Lenders in accordance with their respective Commitment Percentages (computed without giving effect to the Revolving Credit Commitments of such Defaulting Lender); provided that (i) each such reallocation shall be given effect only if, at the time of such reallocation, the conditions set forth in Section 8.1 and Section 8.2, as applicable, are satisfied or waived in writing (and, unless the Borrower shall have notified the Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at the time), (ii) the aggregate obligation of each Revolving Credit Lender that is a Non-Defaulting Lender to acquire, refinance or fund participations in Dollar Letters of Credit shall not exceed the positive difference, if any, of (A) the Dollar Revolving Credit Commitment of that Non-Defaulting Lender minus (B) the sum of (1) the aggregate outstanding principal amount of the Dollar Revolving Credit Loans of that Lender plus (2) such Lender’s pro rata portion in accordance with its applicable Commitment Percentage of outstanding Dollar Letter of Credit Liabilities, and (iii) the aggregate obligation of each Revolving Credit Lender that is a Non-Defaulting Lender to acquire, refinance or fund participations in Alternative Currency Letters of Credit shall not exceed the positive difference, if any, of (A) the Alternative Currency Revolving Commitment of that Non-Defaulting Lender minus (B) the sum of (1) the aggregate outstanding principal amount of the Alternative Currency Loans of that Lender plus (2) such Lender’s pro rata portion in accordance with its Alternative Currency Revolving Commitment Percentage of outstanding Alternative Currency Letter of Credit Liabilities. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(d)    Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to the Agent for the account of such Defaulting Lender pursuant to Section 11.10), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent (other than with respect to Letter of Credit Liabilities) hereunder (including, without limitation, in the case of a payment made by such Defaulting Lender that is denominated in an Alternative Currency, the cost to the Agent of funding such payment (as determined by the Agent)); second, to the payment of any amounts owing by such Defaulting Lender to the Issuing Lender (with respect to Letter of Credit Liabilities) hereunder; third, if so determined by the Agent or requested by the Issuing Lender, to be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy obligations of such Defaulting Lender to fund Loans or participations under this Agreement and (y) be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit; sixth, to the payment of any amounts owing to the Agent or the Lenders (including the Issuing Lender) as a result of any judgment of a court of competent jurisdiction obtained by the Agent or any Lender (including the Issuing Lender) against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Revolving Credit Loans, Term Loans or funded participations in Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share and (ii) such Revolving Credit Loans, Term Loans or funded participations in Letters of Credit were made at a time when the conditions set forth in Section 8.1 and Section 8.2, to the extent required by this Agreement, were satisfied or waived, such payment shall be applied solely to pay the Revolving Credit Loans or Term Loans of, and funded participations in Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis until such time as all Revolving Credit Loans, Term Loans and funded and unfunded participations in Letters of Credit are held by the Revolving Credit Lenders and Term Loan Lenders, as applicable, pro rata in accordance with their applicable Commitment Percentages without regard to Section 2.13(c), prior to being applied to the payment of any Revolving Credit Loans or Term Loans of, or funded participations in Letters of Credit owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.13(d) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto, and to the extent allocated to the repayment of principal of the Loans, shall not be considered outstanding principal under this Agreement.
(e)    If the reallocation described in clause (c) above cannot, or can only partially, be effected, within five (5) Business Days of demand by the Issuing Lender from time to time, the Borrower shall first, deliver to the Agent for the benefit of each Issuing Lender, cash collateral in an amount sufficient to cover all Fronting Exposure with respect to such Issuing Lender (after giving effect to Section 2.5(a), Section 2.10(a) and Section 2.13(c)) on terms satisfactory to the Issuing Lender in its good faith determination (and such cash collateral shall be in Dollars or in the Alternative Currency of the cash-collateralized obligation). Any such cash collateral shall be deposited in the Collateral Account as collateral (solely for the benefit of the

Issuing Lender) for the payment and performance of each Defaulting Lender’s pro rata portion in accordance with their respective Commitment Percentages of outstanding Dollar Letter of Credit Liabilities or Alternative Currency Letter of Credit Liabilities, as applicable. Moneys in the Collateral Account deposited pursuant to this Section 2.13(e) shall be applied by the Agent to reimburse the Issuing Lender immediately for each Defaulting Lender’s pro rata portion in accordance with their respective Commitment Percentages of any funding obligation with respect to a Letter of Credit which has not otherwise been reimbursed by the Borrower or such Defaulting Lender.
(f)    (i)    Each Lender that is a Defaulting Lender shall not be entitled to receive any Unused Fee or Unused Term Loan Fee pursuant to Section 2.3 for any period during which that Lender is a Defaulting Lender.
(ii)    Each Lender that is a Defaulting Lender shall be entitled to receive Facility Fees pursuant to Section 2.3(b) for any period during which such Lender is a Defaulting Lender only to extent allocable to the sum of (1) the outstanding principal amount of the Revolving Credit Loans funded by it, and (2) its applicable Commitment Percentage with respect to the Dollar Revolving Credit Commitments and/or Alternative Currency Revolving Commitments, as applicable, of the stated amount of Dollar Letters of Credit and/or Alternative Currency Letters of Credit, respectively, for which it has provided cash collateral as and when required pursuant to Section 2.13.
(iii)    Each Revolving Credit Lender that is a Defaulting Lender shall not be entitled to receive Letter of Credit fees pursuant to Section 2.10(e) for any period during which that Lender is a Defaulting Lender.
(iv)    With respect to any Facility Fee, Unused Fee or Letter of Credit fees not required to be paid to any Defaulting Lender pursuant to clause (i), (ii) or (iii) above, the Borrower shall (w) pay to each Non-Defaulting Lender that is a Dollar Revolving Credit Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Dollar Letter of Credit Liabilities that has been reallocated to such Non-Defaulting Lender pursuant to Section 2.13(c), (x) pay to each Non-Defaulting Lender that is an Alternative Currency Revolving Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Alternative Currency Letter of Credit Liabilities that has been reallocated to such Non-Defaulting Lender pursuant to Section 2.13(c), (y) pay to the Issuing Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay any remaining amount of any such fee.
(g)    If the Borrower (so long as no Default or Event of Default exists) and the Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Revolving Credit Loans or Term Loans, as applicable, of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit, or Term Loans, as applicable, to be held on a pro rata basis by the Lenders in accordance with their applicable Commitment Percentages (without giving effect to Section 2.13(c)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from

Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
Section 2.14    Evidence of Debt
. The indebtedness of the Borrower resulting from the Loans made by each Lender from time to time shall be evidenced by one or more accounts or records maintained by such Lender and the Agent in the ordinary course of business, including, without limitation, the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower hereby irrevocably authorizes Agent and the Lenders to make, or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment thereof, an appropriate notation on Agent’s and the Lender’s records reflecting the making of such Loan or (as the case may be) the receipt of such payment. The Agent shall maintain accounts or records in accordance with its usual practice in which it shall record: (i) the date and the amount of each Loan made hereunder, the Type of such Loan, the denominated Currency of such Loan, and, if appropriate, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender’s share thereof. The accounts or records maintained by the Agent and each Lender shall be prima facie evidence of the existence and amounts of the Obligations recorded therein and shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder or under the Notes, if any, to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error. The Borrower agrees that upon the request of any Lender made through the Agent (whether for purposes of pledge, enforcement or otherwise), the Borrower shall promptly execute and deliver to such Lender (through the Agent) a Dollar Revolving Credit Note, an Alternative Currency Revolving Credit Note and/or a Term Loan Note, as applicable, payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, Type (if applicable), Currency, amount and maturity of its Loans and payments with respect thereto. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.
Section 2.15    [Reserved]
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Section 2.16    Addition and Removal of Unencumbered Pool Assets
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(a)    Addition of Unencumbered Pool Assets. Subject to Section 6.13, the Borrower may at any time and from time to time designate additional Unencumbered Pool Assets meeting the definition of Unencumbered Pool Assets by providing (x) an updated Schedule 5.26, (y) the appropriate Subsidiary Guarantees and/or Joint Venture Guarantees (to the extent required pursuant to Section 6.10) and (z) information regarding any new Subsidiary Guarantor or Joint Venture Guarantor that is reasonably required under the Patriot Act and similar “know your customer” requirements of the Lenders, at which time such additional Unencumbered Pool Assets shall be included for purposes of determining the Borrower’s compliance with the Unencumbered Pool Covenant and the Financial Covenants. Borrower shall be deemed to have made each of the representations and warranties in Section 5.26 with respect to each Unencumbered Pool Asset being designated.
(b)    Removal of Unencumbered Pool Assets.
(i)    The Borrower may at any time and from time to time remove Unencumbered Pool Assets by providing an updated Schedule 5.26 reflecting which Properties will no longer constitute Unencumbered Pool Assets; provided that in connection therewith the Borrower shall provide an executed pro forma Compliance Certificate demonstrating to the Agent that, following removal of such Unencumbered Pool Asset, the Borrower shall continue to comply with the Financial Covenants and the Unencumbered Pool Covenant (based on the information as of the prior quarter). So long as, upon giving effect to such requested removal, Borrower shall remain in compliance with the Financial Covenants and the Unencumbered Pool Covenant (based on the information as of the prior quarter) and there shall be no Event of Default at such time, such Property shall no longer constitute an Unencumbered Pool Asset for purposes hereof.
(ii)    To extent that, at any time, a Property no longer satisfies all requirements to remain an Unencumbered Pool Asset, the Borrower shall remove such Property by providing an updated Schedule 5.26 reflecting which Property no longer qualifies as an Unencumbered Pool Asset, and in connection therewith the Borrower shall provide an executed pro forma Compliance Certificate demonstrating to the Agent that, following removal of such Property, the Borrower shall continue to comply with the Financial Covenants and the Unencumbered Pool Covenant (based on the information as of the prior quarter).
(iii)    If a Subsidiary Guarantor or a Joint Venture Guarantor, as applicable, no longer owns, directly or indirectly, any Unencumbered Pool Asset (including as a result of a Property ceasing to be an Unencumbered Pool Asset), and, in the case of a Subsidiary, so long as such Subsidiary is not otherwise a Material Subsidiary required to be a Subsidiary Guarantor hereunder in accordance with Section 6.10(a), then such Subsidiary Guarantor or Joint Venture Guarantor, as applicable, shall automatically be released from the applicable Guaranty and shall cease to be a Guarantor subject to and in accordance with Section 6.10(c).
(iv)    At the end of the Marketing Period with respect to any Exchange Property qualifying as an Unencumbered Pool Asset, such Exchange Property shall be automatically removed as an Unencumbered Pool Asset, and the Borrower shall promptly provide (A) an updated Schedule 5.26 reflecting the removal of such Property, and (B) an executed pro forma Compliance Certificate demonstrating to the Agent that, following removal of such Property, the Borrower shall continue to comply with the Financial Covenants and the Unencumbered Pool Covenant (based on the information as of the prior quarter).
(v)    If fee title to any Reverse 1031 Exchange Property qualifying as an Unencumbered Pool Asset is not transferred to a Wholly Owned Subsidiary of the Borrower that is a Guarantor within 180 days of the commencement of the exchange period in respect thereof, such Reverse 1031 Exchange Property shall be automatically removed as an Unencumbered Pool Asset, and the Borrower shall promptly provide (A) an updated Schedule 5.26 reflecting the removal of such Property, and (B) an executed pro forma Compliance Certificate demonstrating to the Agent that, following removal of such Property, the Borrower shall continue to comply with the Financial Covenants and the Unencumbered Pool Covenant (based on the information as of the prior quarter).
(~~iv~~vi)    Borrower shall be deemed to have made each of the representations and warranties in Section 5.26 with respect to the remaining Unencumbered Pool Assets as of the time each Unencumbered Pool Asset is removed.

(c)    Casualty or Condemnation Event. In the event that all or any material portion of any Unencumbered Pool Asset included in the calculation of the Unencumbered Pool Aggregate Asset Value shall be damaged in any material respect or taken by condemnation, then such Property shall no longer be included in the calculation of the Unencumbered Pool Aggregate Asset Value unless and until (i) any damage to such real estate is repaired or restored, such real estate becomes fully operational and the Agent shall receive evidence satisfactory to the Agent of the value of such real estate following such repair or restoration (both at such time and prospectively) or (ii) the Agent shall receive evidence reasonably satisfactory to the Agent that the value of such real estate (both at such time and prospectively) shall not be materially adversely affected by such damage or condemnation. In the event that such damage or condemnation only partially affects such Unencumbered Pool Asset included in the calculation of the Unencumbered Pool Aggregate Asset Value, then the Agent may in good faith reduce the Unencumbered Asset Value attributable thereto based on such damage until such time as the Agent receive evidence satisfactory to the Agent that the value of such real estate (both at such time and prospectively) shall no longer be materially adversely affected by such damage or condemnation.
ARTICLE 3
REPAYMENT OF THE LOANS.
Section 3.1    Stated Maturity
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(a)    The Borrower promises to pay on the Revolving Credit Maturity Date and there shall become absolutely due and payable on the Revolving Credit Maturity Date all of the Revolving Credit Loans and other Letter of Credit Liabilities Outstanding on such date, together with any and all accrued and unpaid interest thereon.
(b)    The Borrower promises to pay on the Initial Term Loan Maturity Date and there shall become absolutely due and payable on the Initial Term Loan Maturity Date all of the Initial Term Loans Outstanding on such date, together with any and all accrued and unpaid interest thereon. The principal amount of the Initial Term Loans shall not amortize prior to the Initial Term Loan Maturity Date.
(c)    In respect of any Incremental Term Loans, the Borrower promises to pay on the applicable Term Loan Maturity Date and there shall become absolutely due and payable on such Term Loan Maturity Date all of the Incremental Term Loans Outstanding on such date, together with any and all accrued and unpaid interest thereon.
Section 3.2    Mandatory Prepayments
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(a)    If at any time (i) the sum of the aggregate outstanding principal amount of the Dollar Revolving Credit Loans and the Dollar Letter of Credit Liabilities exceeds the Total Dollar Revolving Credit Commitments, (ii) the Dollar Equivalent of the sum of the aggregate outstanding principal amount of the Alternative Currency Loans and the Alternative Currency Letter of Credit Liabilities exceeds the Total Alternative Currency Revolving Commitments, or (iii) the sum of the aggregate outstanding principal amount of the Revolving Credit Loans, the Term Loans, and the Letter of Credit Liabilities causes a violation of the Financial Covenants, then the Borrower shall, within three (3) Business Days of such occurrence pay the amount of such excess to the Agent for the respective accounts of the Dollar Revolving Credit Lenders (in the case of clause (i)), the Alternative Currency Revolving Lenders (in the case of clause (ii), or all of the Lenders (in the case of clause (iii)), as applicable, for application to the applicable Revolving Credit Loans and Term Loans as provided in Section 3.2(~~c~~d), together with any additional amounts payable pursuant to Section 4.7, and deposit in the Collateral Account and pledge to Agent cash in any additional amount necessary to secure the Outstanding Letter of Credit Liabilities.
(b)    For purposes of determining compliance with Section 3.2(a) and the Financial Covenants, the Outstanding amount of the Alternative Currency Loans and the Alternative Currency Letters of Credit Liabilities shall be re-determined on the Revaluation Date occurring on the last calendar day of each calendar month prior to the Revolving Credit Maturity Date based on the Dollar Equivalent of the aggregate outstanding principal amount of such Alternative Currency Loans and Alternative Currency Letter of Credit Liabilities (determined as of such day prior to 11:00 a.m. Cleveland, Ohio time). If, as a result of such re-determination, a prepayment of such Alternative Currency Loans shall be required under Section 3.2(a), the Agent shall promptly notify the Alternative Currency Revolving Lenders and the Borrower thereof and Borrower shall within three (3) Business Days of receiving such notice from Agent make a prepayment of such Alternative Currency Loans to the extent required under Section 3.2(a).
(c)    If (i) during any calendar month any member of the Consolidated Group receives proceeds (“DST Sale Proceeds”) from any sale to Exchange Property Investors of Exchange Beneficial Interests in Exchange Property Owners owning Exchange Properties that are included as Unencumbered Pool Assets, and (ii) there are Outstanding Revolving Credit Loans as of the last Business Day of such calendar month, then, within three (3) Business Days after the end of such calendar month, the Borrower shall pay to the Agent, for the respective accounts of the Lenders for application to the Outstanding Revolving Credit Loans, an amount equal to (x) the aggregate DST Sale Proceeds received by members of the Consolidated Group during such calendar month multiplied by (y) the percentage equal to the Maximum Unencumbered Leverage Ratio on the last day of such calendar month.
(~~c~~d)    (i) Each repayment under Section 3.2(a)(i) shall be applied (A) first, pro rata to the principal of Outstanding Dollar Revolving Credit Loans, and (B) second, to cash collateralize any outstanding Dollar Letter of Credit Liabilities on a pro rata basis, (ii) each repayment under Section 3.2(a)(ii) shall be applied (A) first, pro rata to the principal of Outstanding Alternative Currency Loans denominated in Dollars (and which, in the absence of instruction by the Borrower to the contrary, shall be applied, first, pro rata, to the principal of Alternative Currency Loans denominated in Dollars that are Revolving Credit Base Rate Loans, second, pro rata, to the principal of Alternative Currency Loans denominated in Dollars that are RFR Loans and, third, pro rata, to the principal of Alternative Currency Loans denominated in Dollars that are Term Benchmark Loans), (B) second, pro rata to the principal of Outstanding Alternative Currency Loans denominated in Alternative Currencies (and which, in the absence of instruction by the Borrower to the contrary, shall be applied, first, pro rata, to the principal of Alternative Currency Loans denominated in Alternative Currencies that are RFR Loans and, second, pro rata, to the principal of Alternative Currency Loans denominated in Alternative Currencies that are Term Benchmark Loans), and (C) third, to cash collateralize any outstanding Alternative Currency Letter of Credit Liabilities on a pro rata basis, and (iii) each repayment under Section 3.2(a)(iii) shall be applied (A) first, pro rata to the principal of Outstanding Revolving Credit Loans, (B) second, pro rata to the principal of any Outstanding Term Loans (and with respect to each category of Term Loans, first pro rata to the principal of Term Base Rate Loans, and second, pro rata to the principal of Benchmark Term Loans), and (C) third, to cash collateralize any outstanding Letter of Credit Liabilities on a pro rata basis.
Section 3.3    Optional Prepayments

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(a)    The Borrower shall have the right, at its election, to prepay the outstanding amount of Alternative Currency Loans, Dollar Revolving Credit Loans and/or Term Loans, as a whole or in part, at any time without penalty or premium; provided, that if any prepayment of the outstanding amount of any Benchmark Loans pursuant to this Section 3.3 is made on a date that is not the last day of the Interest Period or the Interest Payment Date relating thereto, as the case may be, such prepayment shall be accompanied by the payment of any amounts due pursuant to Section 4.7.
(b)    The Borrower shall give the Agent, no later than 10:00 a.m. (Cleveland time) at least three (3) days prior written notice (or, in the case of Benchmark Loans, three (3) Business Days) of any prepayment pursuant to this Section 3.3, in each case specifying the Loans to be prepaid, the proposed date of prepayment of such Loans and the principal amount to be prepaid (provided that any such notice may be revoked or modified upon one (1) day’s prior notice to the Agent); provided, however, that Agent may reduce the required time period for such notice requirement to any shorter period reasonably acceptable to the Agent in its sole discretion.
Section 3.4    Partial Prepayments
. Each partial prepayment of the Loans under Section 3.3 shall be in a minimum amount of $1,000,000.00 or an integral multiple of $100,000.00 in excess thereof (or, in the case of Benchmark Loans that are denominated in an Alternative Currency, an amount for which the Dollar Equivalent is not less than $1,000,000 or $100,000, respectively), and shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment. Each partial payment of Dollar Revolving Credit Loans, Alternative Currency Loans and/or Term Loans under Section 3.3 shall be applied ratably to the outstanding amount of such Class of Loans being prepaid (and with respect to each category of Loans within such Class, first, pro rata to the principal of Base Rate Loans and, second, pro rata to the principal of Benchmark Loans (and which, in the absence of instruction by the Borrower to the contrary, shall be applied, first, pro rata, to the principal of RFR Loans and, second, pro rata, to the principal of Term Benchmark Loans).
Section 3.5    Effect of Prepayments
. Amounts of any Revolving Credit Loans prepaid under Section 3.2 and Section 3.3 prior to the Maturity Date may be reborrowed as provided in Article 2. Any portion of the Term Loans that is prepaid may not be reborrowed.
ARTICLE 4
CERTAIN GENERAL PROVISIONS.
Section 4.1    Conversion Options
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(a)    The Borrower may elect from time to time to convert any of its outstanding Dollar Revolving Credit Loans, Alternative Currency Loans or Term Loans to Dollar Revolving Credit Loans, Alternative Currency Loans or Term Loans, respectively, of another Type, and such Loans shall thereafter bear interest as a Base Rate Loan or a Benchmark Loan, as applicable; provided that (i) with respect to any such conversion of a Benchmark Loan to a Base Rate Loan or, if applicable, any such conversion of a Benchmark Loan that is a Term Benchmark Loan to a RFR Loan, the Borrower shall give the Agent a Conversion/Continuation Request with respect to such election at least one (1) Business Day prior to the requested date of such conversion, and such conversion shall only be made on (X) the last day of the Interest Period with respect to any such Benchmark Loan that is a Term Benchmark Loan, or (Y) the applicable Interest Payment Date with respect to any such Benchmark Loan that is a RFR Loan, and, in each case after giving effect to the making of such Loan, there shall be no more than eight (8) Benchmark Loans outstanding at any one time; (ii) with respect to any such conversion of a Base Rate Loan to a Benchmark Loan of any Type or, if applicable, any such conversion of a Benchmark Loan that is a RFR Loan to a Term Benchmark Loan (provided, that, such conversion shall only be made on the applicable Interest Payment Date with respect to such RFR Loan), the Borrower shall give the Agent a Conversion/Continuation Request with respect to such election at least three (3) Business Days prior to the requested date of such conversion, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $1,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than eight (8) Benchmark Loans outstanding at any one time; (iii) no Loan may be converted into a Benchmark Loan when any Default or Event of Default has occurred and is continuing, and (iv) no Alternative Currency Loan denominated in an Alternative Currency shall be converted to a Base Rate Loan. All or any part of the outstanding Loans of any Class of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in a principal amount of less than $1,000,000.00 or an integral multiple of $100,000.00 or a Benchmark Loan in a principal amount of less than $1,000,000.00 or an integral multiple of $1,000,000.00. On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its applicable Commitment Percentage of such Loans to its Applicable Lending Office. Each Conversion/Continuation Request relating to the conversion of a Base Rate Loan to a Benchmark Loan or, if applicable, relating to the conversion of a Benchmark Loan that is a RFR Loan to a Term Benchmark Loan shall be irrevocable by the Borrower.
(b)    Any Benchmark Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto (for a Term Benchmark Loan) or following the Interest Payment Date with respect thereto (for a RFR Loan) by compliance by the Borrower with the terms of Section 4.1; provided that no Benchmark Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan (in the case of a Benchmark Loan denominated in an Alternative Currency, in an amount equal to the Dollar Equivalent of the applicable Alternative Currency) on (X) the last day of the Interest Period relating thereto for a Term Benchmark Loan ending during the continuance of any Default or Event of Default or (Y) the date of any such Default or Event or Default for a RFR Loan.
(c)    In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Benchmark Loan, (X) any such Benchmark Loan that is a Term Benchmark Loan shall be automatically continued at the end of the applicable Interest Period as a Term Benchmark Loan with an Interest Period of one month or (Y) any such Benchmark Loan that is a RFR Loan shall be automatically continued following the Interest Payment Date with respect thereto as a RFR Loan, provided, in each case, that no circumstance exists which would preclude Borrower from obtaining such Benchmark Loan, or if Borrower would be precluded from obtaining such Benchmark Loan, it shall be converted to a Base Rate Loan (in the case of a Benchmark Loan denominated in an Alternative Currency, in an amount equal to the Dollar Equivalent of the applicable Alternative Currency) at the end of the applicable Interest Period.
Notwithstanding anything to the contrary contained herein, a Benchmark Loan denominated in an Alternative Currency may be continued or converted in accordance with this Section 4.1 in an amount equal to the same number of units of the relevant Currency for which such Benchmark Loan was initially made regardless of whether the principal amount of such Loan as of such date of continuation or conversion is less than $1,000,000.00.

Section 4.2    Other Fees
. In addition to all other fees specified herein, the Borrower agrees to pay to the Agent and the Arrangers, for their own respective accounts, fees payable in the amounts and at the times specified in the applicable Fee Letters, and such other fees as may separately be agreed upon between the Borrower and the Agent.
Section 4.3    Funds for Payments
.
(a)    All payments in Dollars of principal, interest, facility fees, unused fees, Letter of Credit fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders and the Agent, as the case may be, at the Agent’s Head Office, not later than 2:00 p.m. (Cleveland time) on the day when due, in each case in lawful money of the United States in Same Day Funds. All payments in any Alternative Currency hereunder or otherwise under the Loan Documents shall be made to the Agent’s Head Office for payments in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Agent on the date specified herein. Without limiting the generality of the foregoing, the Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower or any Guarantor is prohibited by any Applicable Law from making any required payment hereunder in an Alternative Currency, the Borrower or Guarantor shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. All payments of principal of and interest on any Loan shall be payable in the same Currency as the Loan is denominated other than as provided in the preceding sentence, and all other fees and other amounts payable under this Agreement shall be payable in Dollars. With respect to the payment of any amount denominated in the Alternative Currency, the Agent shall not be liable to the Borrower or any Revolving Credit Lender in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Agent if the Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in Same Day Funds in the applicable Alternative Currency to the account with Agent designated by Borrower or the Applicable Lending Office. For purposes of this clause, “all relevant steps” means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Agent may from time to time determine for the purpose of clearing or settling payments of the applicable Alternative Currency. The obligation of the Borrower and the Guarantors to pay any amount pursuant to this Agreement or any other Loan Document in Dollars or any particular Alternative Currency (the “Currency of Payment”) shall, notwithstanding any payment in any other currency (including pursuant to the judgment of a court), be discharged only to the extent that the Lender receiving such payment may, in accordance with its normal banking procedures on the Business Day following receipt of any such payment, purchase with the sum paid in such other currency (after payment of any premium and costs of exchange) the Currency of Payment on the Business Day on which such Lender receives such payment. If the amount of the Currency of Payment that is purchased by any Lender is less than the amount owing to such Lender in the applicable currency pursuant to this Agreement or any other Loan Document, the Borrower agrees, as a separate and independent obligation and notwithstanding any of the other terms contained in this Agreement or any other Loan Document, to pay such additional amount so that the applicable Lender receives payment in full in the applicable Currency of Payment all of the relevant monetary Obligations in accordance with the terms of this clause and the other terms of this Agreement. If the amount of the Currency of Payment that is purchased by any Lender exceeds the sum due in the applicable currency to such Lender, such Lender shall promptly pay the excess over to the Borrower in the currency and to the extent actually received by such Lender. To the extent not already paid pursuant to this paragraph, the Agent is hereby authorized to charge any accounts of the Borrower with KeyBank, including those set forth on Schedule 4.3, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Lenders under the Loan Documents. Subject to the foregoing, all payments made to the Agent on behalf of the Lenders, and actually received by the Agent, shall be deemed received by the Lenders on the date actually received by the Agent.
(b)    All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim, and free and clear of and without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.3) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    The Borrower and the Guarantors shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.
(d)    The Borrower and the Guarantors shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.3) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error; provided that the determinations in such statement are made on a reasonable basis and in good faith.
(e)    Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or a Guarantor has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the Guarantors to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.2(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this subsection.
(f)    As soon as practicable after any payment of Taxes by the Borrower or any Guarantor to a Governmental Authority pursuant to this Section 4.3, the Borrower or such

Guarantor shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
(g)
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the

Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.
(h)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.3 (including by the payment of additional amounts pursuant to this Section 4.3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.3 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund has not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the indemnifying party or any other Person.
(i)    Each party’s obligations under this Section 4.3 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(j)    The obligations of the Borrower to the Lenders under this Agreement with respect to Letters of Credit (and of the Revolving Credit Lenders to make payments to the Issuing Lender with respect to Letters of Credit) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the other Loan Documents; (ii) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (iii) the existence of any claim, set-off, defense or any right which the Borrower or any of its Subsidiaries or Affiliates may have at any time against any beneficiary or any transferee of any Letter of Credit (or persons or entities for whom any such beneficiary or any such transferee may be acting) or the Lenders (other than the defense of payment to the Lenders in accordance with the terms of this Agreement) or any other person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction; (iv) any draft, demand, certificate, statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) any breach of any agreement between the Borrower, any Guarantor or any of their Subsidiaries or Affiliates and any beneficiary or transferee of any Letter of Credit; (vi) any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit; (vii) payment by the Issuing Lender under any Letter of Credit against presentation of a sight draft, demand, certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct on the part of the Issuing Lender as determined by a final non-appealable judgment of court of competent jurisdiction; (viii) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of such Letter of Credit; (ix) the legality, validity, form, regularity or enforceability of the Letter of Credit; (x) the failure of any payment by the Issuing Lender to conform to the terms of a Letter of Credit (if, in the Issuing Lender’s good faith judgment, such payment is determined to be appropriate); (xi) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (xii) the occurrence of any Default or Event of Default; and (xiii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that such circumstance or happening under this clause (xiii) shall not have occurred as a result of gross negligence or willful misconduct on the part of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction.
Section 4.4    Computations
. All computations of interest on the Base Rate Loans, RFR Loans denominated in Sterling and bearing interest with reference to Daily Compounded SONIA shall be based on a three hundred sixty-five (365) or, in the event of a leap year, three hundred sixty-six (366)-day year, and paid for the actual number of days elapsed. All other computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term “Interest Period” with respect to Term Benchmark Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The Outstanding Loans and Letter of Credit Liabilities as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount absent manifest error.
Section 4.5    Temporary Inability to Determine Rates
. Subject to Section 4.16, in the event that, (i) the Agent determines (A) prior to the commencement of any Interest Period for a Term Benchmark Loan, that adequate and reasonable means do not exist for ascertaining the applicable Term Benchmark or component thereof (including because the relevant screen rate is not available or published on a current basis) for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted RFR or component thereof for the applicable Agreed Currency, or (ii) the Agent reasonably determines that (A) prior to the commencement of any Interest Period for a Term Benchmark Loan, the applicable Term Benchmark for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans included in such borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable Adjusted RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans included in such borrowing for the applicable Agreed Currency, then the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders absent manifest error) to the Borrower and the Lenders. In such event, until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and the Borrower delivers a new Conversion/Continuation Request in accordance with Section 4.1 or a new Loan Request in accordance with Section 2.7, (a) for Loans denominated in Dollars, (1) any Conversion/Continuation Request that requests the conversion of any Loan to, or continuation of any Loan as, a Term Benchmark Loan and any Loan Request that requests a Term Benchmark Loan shall instead be deemed to be a Conversion/Continuation Request or a Loan Request, as applicable, for (X) a RFR Loan denominated in Dollars so long as the Adjusted RFR for Dollar Loans is not also the subject of Section 4.5(i) or Section 4.5(ii) above or (Y) a Base Rate Loan if the Adjusted RFR for Dollar Loans also is the subject of Section 4.5(i) or Section 4.5(ii) above and (2) any Loan Request that requests a RFR Loan shall instead be deemed to be a Loan Request, as applicable, for a Base Rate Loan, and (b) for Loans denominated in an Alternative Currency, (1) such Loans, at the Borrower’s election, shall either (x) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of a Term Benchmark Loan, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), or (y) be prepaid in full immediately or, in the case of a Term Benchmark Loan, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), and (2) any Loan Request that requests a new Term Benchmark Loan or a RFR Loan, in each case, for the relevant Benchmark, shall be ineffective; provided, that, for the avoidance of doubt, if the circumstances giving rise to the notice referenced above affect only (X) the Benchmark with respect to borrowings denominated in a single Currency, the provisions of this Section 4.5 shall apply only to Benchmark borrowings denominated in such Currency, and borrowings of Benchmark Loans denominated in other Currencies shall be permitted, or (Y) one Type of borrowings, then all other Types of borrowings shall be permitted.
Section 4.6    Illegality
. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other Governmental Authority having jurisdiction over a Lender or its Applicable Lending Office shall assert that it is unlawful, for any Lender to make or maintain Benchmark Loans denominated in any Currency, such Lender shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Lenders to make Loans bearing interest with reference to such Benchmark and denominated in such Currency shall forthwith be suspended and any Loan Request with respect to such borrowing shall be ineffective, (b) if such event relates to any Loan denominated in Dollars, (i) any such Term Benchmark Loan then outstanding which are denominated in Dollars shall be converted automatically into (X) a RFR Loan denominated in Dollars so long as the Adjusted RFR for Dollar Loans is not also the subject of this Section 4.6 or (Y) a Base Rate Loan if the Adjusted RFR for Dollar Loans also is the subject of this Section 4.6, in each case, on the last day of each Interest Period applicable to such Term Benchmark Loan (or the next succeeding Business Day if such day is not a Business Day) or within such earlier period as may be required by law, and (ii) any such RFR Loan then outstanding which is denominated in Dollars shall be converted automatically into a Base Rate Loan upon the occurrence of such event or within such earlier period as may be required by law, and (c) if such event relates to any Loan denominated in an Alternative Currency, (i) any such Term Benchmark Loan then outstanding which is denominated in such Alternative Currency shall be converted automatically to a Base Rate Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) on the last day of each Interest Period applicable to such Term Benchmark Loan (or the next succeeding Business Day if such day is not a Business Day) or within such earlier period as may be required by law, and (ii) any such RFR Loan then outstanding which is denominated in such Alternative Currency shall be converted automatically into a Base Rate Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) upon the occurrence of such event or within such earlier period as may be required by law; provided that, for the avoidance of doubt, if the circumstances giving rise to the notice referenced above affect only (X) the Benchmark with respect to borrowings denominated in a single Currency, the provisions of this Section 4.6 shall apply only to Benchmark borrowings denominated in such Currency, and borrowings of Benchmark Loans denominated in other Currencies shall be permitted, or (Y) one Type of borrowings, then all other Types of borrowings shall be permitted. Notwithstanding the foregoing, before giving such notice, the applicable Lender shall designate a different lending office if such designation will void the need for giving such notice and will not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender or increase any costs payable by the Borrower hereunder.
Section 4.7    Additional Interest
. The Borrower will pay to the Agent upon demand for the account of the applicable Lenders in accordance with their respective Commitment Percentages, in addition to any amounts of interest otherwise payable hereunder, the Breakage Costs incurred by any Lender as a result of any of the events set forth in the definition of Breakage Costs set forth in Section 1.1. The Borrower understands, agrees and acknowledges the following: (a) no Lender has any obligation to purchase, sell and/or match funds in connection with the use of any Benchmark as a basis for calculating the rate of interest on a Benchmark Loan; (b) any such Benchmark is used merely as a reference in determining such rate; and (c) the Borrower has accepted each Benchmark as a reasonable and fair basis for calculating such rate and any Breakage Costs. The Borrower further agrees to pay the Breakage Costs, if any, whether or not a Lender elects to purchase, sell and/or match funds. For the purpose of calculating amounts payable to a Lender under this Section, each Lender shall be deemed to have actually funded its relevant Benchmark Loan through the purchase of a deposit in Dollars or an applicable Alternative Currency bearing interest at the applicable Benchmark in an amount equal to the amount of that Benchmark Loan and, with respect to any Term Benchmark Loan, having a maturity comparable to the relevant Interest Period applicable thereto; provided, that each Lender may fund each of its Benchmark Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section.
Section 4.8    Additional Costs, Etc
. Notwithstanding anything herein to the contrary, if any present or future Applicable Law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time (or from time to time) hereafter made upon or otherwise issued to any Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:
(a)    subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender’s Commitments, a Letter of Credit or the Loans (whether in Dollars or an Alternative Currency) (except for Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and Connection Income Taxes), or
(b)    impose on any Lender or Issuing Lender or the relevant local market for obtaining quotations for any Benchmark, any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans (whether in Dollars or an Alternative Currency) made by such Lender or any Letter of Credit or participation therein, or
(c)    impose or increase or render applicable any special deposit, compulsory loan, insurance charge, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law and which are not already reflected in any amounts payable by the Borrower hereunder) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or
(d)    impose on any Lender or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender’s Commitment, a Letter of Credit or any class of loans or commitments of which any of the Loans or such Lender’s Commitment forms a part; and the result of any of the foregoing is:
(i)    to increase the cost to any Lender of making, continuing, converting to, funding, issuing, renewing, extending or maintaining any of the Loans, the Letters of Credit or such Lender’s Commitment, or
(ii)    to reduce the amount of principal, interest or other amount payable to any Lender or the Agent hereunder on account of such Lender’s Commitment or any of the Loans or the Letters of Credit, or

(iii)    to require any Lender or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days of demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as such Lender or the Agent shall determine in good faith to be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Lender and the Agent in determining such amounts may use any reasonable averaging and attribution methods generally applied by such Lender or the Agent.
Section 4.9    Capital Adequacy
. If after the date hereof any Lender determines that (a) the adoption of or change in any Applicable Law regarding liquidity or capital ratios or requirements for banks or bank holding companies or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (b) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding liquidity or capital ratios or adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s commitment to make Loans or participate in Letters of Credit hereunder to a level below that which such Lender or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender may notify the Borrower thereof. The Borrower agrees to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Lender of a statement of the amount setting forth the Lender’s calculation thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods generally applied by such Lender. For purposes of Section 4.8 and this Section 4.9, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, publications, orders, guidelines and directives thereunder or issued in connection therewith and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed (i) to constitute the adoption of or a change in Applicable Law and (ii) to have been adopted and gone into effect after the date hereof regardless of when adopted, enacted or issued.
Section 4.10    Breakage Costs
. The Borrower shall pay all Breakage Costs required to be paid by it pursuant to this Agreement and incurred from time to time by any Lender upon demand within fifteen (15) days from receipt of written notice from the Agent, or such earlier date as may be required by this Agreement.
Section 4.11    Default Interest
. Upon the occurrence and during the continuance of any Event of Default, and regardless of whether or not the Agent or the Lenders shall have accelerated the maturity of the Loans, the Borrower shall pay interest (after as well as before judgment) on the Obligations at a rate per annum equal to (such rate, the “Default Rate”): (a) in the case of Loans of any Type denominated in any Currency, the rate per annum then in effect for each such Loan of such Type denominated in such Currency (inclusive of the Applicable Margin) plus a margin of 2% per annum; and (b) in the case of Letters of Credit and other Obligations payable hereunder, the rate per annum equal to, (i) in the case of Letters of Credit denominated in any Currency, the rate applicable to Base Rate Loans plus the Applicable Margin for Base Rate Loans plus 2% per annum, and (ii) in the case of such other Obligations, the rate applicable to Base Rate Loans plus the Applicable Margin for Base Rate Loans plus 2% per annum, in each case from the date of such non-payment until such amount shall be paid in full (after as well as before judgment); provided that if any of such amounts shall exceed the maximum rate permitted by law, then at the maximum rate permitted by law.
Section 4.12    Certificate
. A certificate setting forth any amounts payable pursuant to Section 4.7, Section 4.8, Section 4.9, Section 4.10 or Section 4.11 and a reasonably detailed explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrower, shall be conclusive in the absence of manifest error, and shall be promptly provided to the Agent and the Borrower upon their written request.
Section 4.13    Limitation on Interest
. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, all agreements between or among the Borrower, the Guarantors, the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under Applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under Applicable Law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by Applicable Law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by Applicable Law. The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.6. Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, arrangement fees, amendment fees, extension fees, up-front fees, commitment fees, facility fees, closing fees, letter of credit fees, underwriting fees, prepayment fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, or any other similar amounts are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. Borrower hereby acknowledges and agrees that the Lenders have imposed no minimum borrowing requirements, reserve or escrow balances or compensating balances related in any way to the Obligations. Any use by the Borrower of certificates of deposit issued by any Lender or other accounts maintained with any Lender has been and shall be voluntary on the part of the Borrower. All charges other than charges for the use of money shall be fully earned and nonrefundable when due. This

Section 4.13 shall control all agreements between or among the Borrower, the Guarantors, the Lenders and the Agent.
Section 4.14    Certain Provisions Relating to Increased Costs and Non-Funding Lenders
. If a Lender gives notice of the existence of the circumstances set forth in Section 4.8 or any Lender requests compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of Section 4.3(b) (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), Section 4.8, Section 4.9 or Section 11.1, then, upon request of the Borrower, such Lender, as applicable, shall use reasonable efforts to designate another of such Lender’s offices, branches or affiliates for funding or booking its Loans hereunder or assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce such amounts payable or (ii) would not subject Lender to any unreimbursed costs or expenses and would not otherwise be disadvantageous to Lender; the Borrower agreeing to pay all reasonably incurred costs and expenses incurred by such Lender in connection with any such action. Notwithstanding anything to the contrary contained herein, if no Default or Event of Default shall have occurred and be continuing, and if any Lender (a) has given notice of the existence of the circumstances set forth in Section 4.8 or has requested payment or compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of Section 4.3(b) (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), Section 4.8, Section 4.9 or Section 11.1 and following the request of the Borrower has been unable to take the steps described above to mitigate such amounts (each, an “Affected Lender”), or (b) has failed to make available to Agent its pro rata share of any Loan or participation in a Letter of Credit and such failure has not been cured (a “Non-Funding Lender”), then, within thirty (30) days after such notice or request for payment or compensation or failure to fund, as applicable, the Borrower shall have the one-time right as to such Affected Lender or Non-Funding Lender, as applicable, to be exercised by delivery of written notice delivered to the Agent and the Affected Lender or Non-Funding Lender, as applicable, within thirty (30) days of receipt of such notice or failure to fund, as applicable, to elect to cause the Affected Lender or Non-Funding Lender, as applicable, to transfer its Commitments and assign its Loans. The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitments and Loans, pro rata based upon their relevant Commitment Percentages, of the Affected Lender or Non-Funding Lender, as applicable (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent). In the event that the Lenders do not elect to acquire all of the Affected Lender’s or Non-Funding Lender’s Commitments and Loans, then the Agent shall endeavor to, and the Borrower may, obtain a new Lender to acquire such remaining Commitments. Upon any such purchase of the Commitments of the Affected Lender or Non-Funding Lender, as applicable, the Affected Lender’s or Non-Funding Lender’s interest in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Affected Lender or Non-Funding Lender, as applicable, shall promptly execute all documents reasonably requested to surrender and transfer such interest, including an appropriate Assignment and Acceptance Agreement. If such Affected Lender or Non-Funding Lender, as applicable, does not execute and deliver to the Agent a duly completed Assignment and Acceptance Agreement and/or such other documentation reasonably requested by the Agent to surrender and transfer such interest to the purchaser or assignee thereof within a period of time deemed reasonable by the Agent after the later of (i) the date on which such purchaser or assignee executes and delivers such Assignment and Acceptance Agreement and/or such other documentation and (ii) the date on which such Affected Lender or Non-Funding Lender, as applicable, receives all payments required to be paid to it by this Section 4.14, then such Affected Lender or Non-Funding Lender, as applicable, shall, to the extent permissible by

Applicable Law, be deemed to have executed and delivered such Assignment and Acceptance Agreement and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance Agreement and/or such other documentation on behalf of such Affected Lender or Non-Funding Lender, as applicable. The purchase price for the Affected Lender’s or Non-Funding Lender’s Commitments and Loans shall equal any and all amounts outstanding and owed by the Borrower to the Affected Lender or Non-Funding Lender, as applicable, including principal, prepayment premium or fee, and all accrued and unpaid interest or fees.
Section 4.15    Delay in Requests
. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to the foregoing Section 4.3, Section 4.8 and Section 4.9 shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than one hundred eighty (180) days prior to the date that such Lender or the Issuing Lender, as the case may be, notifies Borrower of the eligible circumstances giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the change in law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof).
Section 4.16    Permanent Inability to Determine Rate; Benchmark Replacement
.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any then-current Benchmark, the Agent and the Borrower may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of a then-current Benchmark with a Benchmark Replacement pursuant to this Section 4.16(a) will occur prior to the applicable Benchmark Transition Start Date.
(b)    Benchmark Replacement Conforming Change. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)    Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Agent will notify the Borrower and the Lenders of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.16(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent pursuant to this Section 4.16 including, without limitation, any determination with respect to a tenor, rate or adjustment, or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding on all parties hereto absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.16.
(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate, EURIBOR Rate or Canadian CDOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative, tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Term Benchmark Loan or RFR Loan of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, either the Borrower will be deemed to have converted any request for (1) a Term Benchmark Loan denominated in Dollars into a request for a Loan of or conversion to (A) a RFR Loan denominated in Dollars so long as the Adjusted RFR for Loans denominated in Dollars is not the subject of a Benchmark Transition Event or (B) a Base Rate Loan if the Adjusted RFR for Dollar borrowings is the subject of a Benchmark Transition Event or (2) any Term Benchmark Loan or RFR Loan denominated, in each case, in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 4.16, (A) for Loans denominated in Dollars (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Agent to, and shall constitute, (x) a RFR borrowing denominated in Dollars so long as the Adjusted RFR for Loans denominated in Dollars is not the subject of a Benchmark Transition Event or (y) a Base Rate Loan if the Adjusted RFR for Loans denominated in Dollars is the subject of a Benchmark Transition Event, on such day and (2) any RFR Loan shall on and from such day be converted by the Agent to, and shall constitute a Base Rate Loan and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted into a Base Rate Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) and (2) any RFR Loan shall on the next succeeding Business Day be converted into a Base Rate Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency).
ARTICLE 5
REPRESENTATIONS AND WARRANTIES.
The Borrower hereby represents and warrants to the Agent and the Lenders as follows.
Section 5.1    Organization and Qualification
. Each Loan Party (a) is duly organized, validly existing, and in good standing as a corporation, limited liability company, or partnership, as applicable, under the laws of the jurisdiction in which it is organized (except, solely with respect to any Loan Party other than the REIT, the Borrower or any Subsidiary Owner, to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect), (b) has full and adequate power to own its Assets and conduct its business as now conducted, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Assets owned or leased by it requires such licensing or qualifying, except where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.
Section 5.2    Subsidiaries
. Each Subsidiary that is not a Loan Party is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized, has full and adequate power to own its Assets and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Assets owned or leased by it requires such licensing or qualifying, except where the failure to do so would not have a Material Adverse Effect. Schedule 5.2 hereto identifies each Subsidiary (including Subsidiaries that are Loan Parties) and each Joint Venture Guarantor (if any), and, in each case, the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by any Loan Party and its Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding, in each case, as of the later of the Closing Date or the date that the most recent supplement to Schedule 5.2 was delivered by the Borrower upon the request of the Agent (such later date, the “Disclosure Date”). All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable, and all such shares and other equity interests indicated on Schedule 5.2 as owned by the relevant Loan Party as of the Disclosure Date are owned, beneficially and of record, by such Loan Party or such Subsidiary free and clear of all Liens other than the Liens otherwise permitted by this Agreement. There are no outstanding commitments or other obligations of any Loan Party to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Loan Party.
Section 5.3    Authority and Validity of Obligations
. Each Loan Party has full right and authority to enter into this Agreement and the other Loan Documents executed by it, to make the borrowings herein provided for (in the case of the Borrower), to guarantee the Obligations (in the case of each Guarantor), and to perform all of its obligations hereunder and under the other Loan Documents executed by it. The Loan Documents delivered by the Loan Parties have been duly authorized, executed, and delivered by such Persons and constitute valid and binding obligations of such Loan Parties enforceable against each of them in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by any Loan Party of any of the matters and things herein or therein provided for, (a) contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon any Loan Party or any provision of the organizational documents (e.g., charter, certificate or articles of incorporation and by-laws, certificate or articles of association and operating agreement, partnership agreement, or other similar organizational documents) of any Loan Party, (b) contravene or constitute a default under any covenant, indenture or agreement of any Loan Party or any of their respective Assets, in each case where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (c) result in the creation or imposition of any Lien on any Assets of any Loan Party.
Section 5.4    Use of Proceeds; Margin Stock
. The Borrower will use the proceeds of the Loans solely for (a) payment of closing costs in connection with this Agreement, (b) acquisitions of fee simple ownership of real estate and related personal property and fixtures, leasehold interests in Ground Leases and related personal property and fixtures or Equity Interests in Persons which directly or indirectly own Property in fee simple or leasehold interests in Ground Leases, (c) distributions to its equity holders permitted by this Agreement and (d) general corporate and working capital purposes including payment of other Indebtedness permitted by this Agreement. No Loan Party nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Margin stock (as hereinabove defined) constitutes less than 25% of the assets of the Loan Parties and their Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.
Section 5.5    [Reserved]
.
Section 5.6    No Material Adverse Change
. Since the date of the most recent audited financial statements delivered by the Borrower, commencing with the financial statements for the fiscal year ended December 31, 2022, there has been no event or circumstance that could reasonably be expected to have a Material Adverse Effect.
Section 5.7    Full Disclosure
. The written statements and information furnished to the Agent and the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not, taken as a whole, contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Agent and the Lenders acknowledging that as to any projections furnished to the Agent and the Lenders, the Loan Parties only represent that the same were prepared on the basis of information and estimates the

Loan Parties believed to be reasonable. The information included in the Beneficial Ownership Certification, as updated in accordance with Section 6.14, is true and correct in all respects.
Section 5.8    Trademarks, Franchises, and Licenses
. The Loan Parties own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trade names, trade styles, copyrights, trade secrets, know how, and confidential commercial and proprietary information to conduct their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, trade style, copyright or other proprietary right of any other Person in each case except where the failure to do so could reasonably be expected to have a Material Adverse Effect.
Section 5.9    Governmental Authority and Licensing
. The Loan Parties have received all licenses, permits, and approvals of all federal, state, and local governmental authorities, if any, necessary to conduct their businesses, in each case where the failure to obtain or maintain the same could reasonably be expected to have a Material Adverse Effect. No investigation or proceeding which could reasonably be expected to result in revocation or denial of any material license, permit or approval is pending or, to the knowledge of the any Loan Party, threatened in each case except where such revocation or denial could not reasonably be expected to have a Material Adverse Effect.
Section 5.10    Good Title
. The Loan Parties have good and defensible title (or valid leasehold interests) to their assets as reflected on the most recent consolidated balance sheet of the Consolidated Group furnished to the Agent and the Lenders (except for sales or other dispositions of assets in the ordinary course of business since that date and for matters disclosed on the applicable title reports approved by the Agent), subject to no Liens other than such thereof as are permitted by Section 7.2, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 5.11    Litigation and Other Controversies
. There is no litigation or governmental or arbitration proceeding or labor controversy pending, nor to the knowledge of any Loan Party threatened, against any Loan Party or any of their respective Assets which could reasonably be expected to have a Material Adverse Effect.
Section 5.12    Taxes
. All federal, state, local, and foreign Tax returns required to be filed by any Loan Party in any jurisdiction have, in fact, been filed, and all Taxes upon any Loan Party or upon any of their respective Assets, income or franchises, which are shown to be due and payable in such returns, have been paid, except (i) such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which adequate reserves established in accordance with GAAP have been provided, (ii) real estate Taxes so long as such real estate Taxes are paid before they are delinquent, and (iii) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. No Loan Party knows of any proposed additional Tax assessment against it for which adequate provisions in accordance with GAAP have not been made on their accounts which could reasonably be expected to have a Material Adverse Effect.
Section 5.13    Approvals

. No material authorization, consent, license or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of any other Person, is or will be necessary to the valid execution, delivery or performance by any Loan Party, except for such approvals which have been obtained prior to the date of this Agreement and remain in full force and effect.
Section 5.14    [Reserved]
.
Section 5.15    Investment Company
. No Loan Party is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 5.16    ERISA
.
(a)    Each Employee Benefit Plan is in material compliance with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Employee Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the Internal Revenue Service to the effect that the form of such Employee Benefit Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of each Loan Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)    There are no pending or, to the best knowledge of the Borrower, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Employee Benefit Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Employee Benefit Plan.
(c)    No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that, either individually or in the aggregate, could reasonably be expected to constitute or result in an ERISA Event with respect to any Employee Benefit Plan that, either individually or in the aggregate, would reasonably be expected to result in material liability.
(d)    (i) the present value of all accrued benefits under each Employee Benefit Plan (based on those assumptions used to fund such Employee Benefit Plan) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Employee Benefit Plan allocable to such accrued benefits, and (ii) as of the most recent valuation date for each Multiemployer Plan, the potential liability of the Borrower or any ERISA Affiliate for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, is zero.
Section 5.17    Compliance with Laws

.
(a)    The Loan Parties are in compliance with all Legal Requirements applicable to or pertaining to their Assets or business operations, where any such non-compliance, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(b)    Except for such matters, individually or in the aggregate, which could not reasonably be expected to result in a Material Adverse Effect, the Loan Parties represent and warrant that: (i) the Loan Parties, and each of the Premises, comply in all material respects with all applicable Environmental Laws; (ii) the Loan Parties have obtained, maintain and are in compliance with all approvals, permits, or authorizations of Governmental Authorities required for their operations and each of the Premises; (iii) the Loan Parties have not, and no Loan Party has knowledge of any other Person who has, caused any Release, threatened Release or disposal of any Hazardous Material at, on, or from any of the Premises in any material quantity and, to the knowledge of each Loan Party, none of the Premises are adversely affected by any such Release, threatened Release or disposal of a Hazardous Material; (iv) the Loan Parties are not subject to and have no notice or knowledge of any Environmental Claim involving any Loan Party or any of the Premises, and there are no conditions or occurrences at any of the Premises which could reasonably be anticipated to form the basis for such an Environmental Claim; (v) none of the Premises contain and have contained any: (1) underground storage tanks, (2) material amounts of asbestos containing building material, (3) landfills or dumps, (4) hazardous waste management facilities as defined pursuant to any Environmental Law, or (5) sites on or nominated for the National Priority List or similar state list; (vi) the Loan Parties have not used a material quantity of any Hazardous Material and have conducted no Hazardous Material Activity at any of the Premises;(vii) none of the Premises are subject to any, and no Loan Party has knowledge of any imminent restriction on the ownership, occupancy, use or transferability of the Premises in connection with any (1) Environmental Law or (2) Release, threatened Release or disposal of a Hazardous Material; and (viii) there are no conditions or circumstances at any of the Premises which pose an unreasonable risk to the environment or the health or safety of Persons; and (ix) the Loan Parties have no knowledge of any Capital Expenditures necessary to bring the Premises or their respective business or equipment into compliance with Environmental Laws. The Loan Parties have delivered to the Agent and the Lenders complete and accurate copies of all material environmental reports, studies, assessments and investigation results in the Loan Parties’ possession or control and that relate to the Loan Parties’ operations or to any of the Premises.
Section 5.18    OFAC
. None of the REIT, the Borrower, any Guarantor nor any of such Persons’ respective Subsidiaries, or any of such Persons’ respective directors, officers, or, to the knowledge of the Borrower, employees, agents, advisors or Affiliates of Borrower or any Guarantor (a) is (or will be) a Person: (i) that is, or is owned or controlled by Persons that are: (x) the subject or target of any Sanctions Laws and Regulations or (y) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions Laws and Regulations, including, without limitation, Crimea, Cuba, Iran, North Korea, Syria, or the so-called Donetsk People’s Republic or Luhansk People’s Republic regions of Ukraine, or (ii) with whom any Lender is restricted from doing business under OFAC (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and (b) is not and shall not engage in any dealings or transactions or otherwise be associated with any such Person described in the foregoing clause (a) (any such Person, a “Designated Person”). In addition, the Borrower hereby agrees to provide to the Lenders any additional information reasonably necessary from time to time in order to ensure compliance with all applicable Laws

(including, without limitation, any Sanctions Laws and Regulations) concerning money laundering and similar activities. None of the REIT, the Borrower, any Guarantor nor any of such Persons’ respective Subsidiaries, or any of such Persons’ respective directors, officers, or, to the knowledge of the Borrower, employees, agents, advisors or Affiliates of Borrower or any Guarantor, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws or regulations in any applicable jurisdiction, including without limitation, any Sanctions Laws and Regulations.
Section 5.19    Labor Matters
. There are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of any Loan Party, threatened that could reasonably be expected to have a Material Adverse Effect. There are no collective bargaining agreements in effect between any Loan Party and any labor union; and no Loan Party nor any of its Subsidiaries is under any obligation to assume any collective bargaining agreement to or conduct any negotiations with any labor union with respect to any future agreements. Each Loan Party has remitted on a timely basis all amounts required to have been withheld and remitted (including withholdings from employee wages and salaries relating to income tax, employment insurance, and pension plan contributions), goods and services tax and all other amounts which if not paid when due could result in the creation of a Lien against any of its Assets, except for Liens permitted by Section 7.2.
Section 5.20    Other Agreements
. No Loan Party is in default under the terms of any covenant, indenture or agreement of or affecting such Person or any of its Assets, which default if uncured could reasonably be expected to have a Material Adverse Effect.
Section 5.21    Solvency
. The Loan Parties (other than any Joint Venture Guarantor), taken as a whole on a consolidated basis, are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.
Section 5.22    No Default
. No Default has occurred and is continuing.
Section 5.23    No Broker Fees
. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated thereby; and the Loan Parties hereby agree to indemnify the Agent, the Issuing Lenders, and the Lenders against, and agree that they will hold the Agent, the Issuing Lenders, and the Lenders harmless from, any claim, demand, or liability for any such broker’s or finder’s fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable attorneys’ fees) arising in connection with any such claim, demand, or liability.
Section 5.24    Legal Requirements and Zoning
. Except as disclosed in the zoning reports furnished to Agent, to the Borrower’s knowledge and except where the failure of any of the following to be true and correct would not have a Material Adverse Effect, the use and operation of each Property constitutes a legal use (including legally nonconforming use) under applicable zoning regulations (as the same may be modified by special use permits or the granting of variances) and complies in all material respects with all Legal Requirements, and does not violate in any material respect any approvals, restrictions of record or any material agreement in respect of any such Property (or any portion thereof).
Section 5.25    EEA Financial Institution
. No Loan Party is an EEA Financial Institution.
Section 5.26    Unencumbered Pool Assets
. Schedule 5.26 hereto contains a complete and accurate description of all Unencumbered Pool Assets designated by the Borrower to constitute Unencumbered Pool Assets hereunder as of the Closing Date, as supplemented from time to time in accordance with Section 2.16, including the entity that owns each Unencumbered Pool Assets. With respect to each Property identified from time to time as an Unencumbered Pool Assets, Borrower hereby represents and warrants as follows (except to the extent disclosed in writing to the Lenders and approved by the Majority Lenders):
(a)    No portion of any improvement on such Unencumbered Pool Asset is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, the Borrower or the applicable Subsidiary, to the extent the same is available on commercially reasonable terms, has obtained and will maintain insurance coverage for flood and other water damage in the amount of the replacement cost of the improvements at such Unencumbered Pool Asset.
(b)    To the Borrower’s knowledge, such Unencumbered Pool Asset and the present use and occupancy thereof are in material compliance with all applicable zoning ordinances (without reliance upon adjoining or other properties), building codes, land use and Environmental Laws (“Applicable Specified Laws”).
(c)    Except to the extent not completed on Build-to-Suit Properties, such Unencumbered Pool Asset is served by all utilities required for the current use thereof, all utility service is provided by public utilities, and such Unencumbered Pool Asset has accepted or is equipped to accept such utility service.
(d)    Except to the extent not completed on Build-to-Suit Properties, all roads and streets necessary for service of and access to such Unencumbered Pool Asset for the current use thereof have been completed, are serviceable and all-weather and are physically and legally open for use by the public.
(e)    Except to the extent not completed on Build-to-Suit Properties, such Unencumbered Pool Asset is served by public water and sewer systems or, if such Unencumbered Pool Asset is not serviced by a public water and sewer system, such alternate systems are adequate and meet, in all material respects, all requirements and regulations of, and otherwise complies in all material respects with, all Applicable Specified Laws with respect to such alternate systems.
(f)    The Borrower is not aware of any material latent or patent structural defect in such Unencumbered Pool Asset. Such Unencumbered Pool Asset is free of damage and waste that would materially and adversely affect the value of such Unencumbered Pool Asset (other than any casualty loss being handled in accordance with the Loan Documents or condemnation proceedings being handled in accordance with Loan Documents) and is in adequate repair for its intended use. Such Unencumbered Pool Asset is free from material damage caused by fire or other casualty (other than any casualty loss being handled in accordance with the Loan Documents). There is no pending or, to the actual knowledge of the Borrower, threatened condemnation proceedings affecting such Unencumbered Pool Asset, or any material part thereof, in each case that would materially detract from the value of such Unencumbered Pool Asset, impair the use or operation thereof, or interfere with the ordinary conduct of business of the Borrower or any Subsidiary.
(g)    Except to the extent not completed on Build-to-Suit Properties, to the Borrower’s knowledge, all liquid and solid waste disposal, septic and sewer systems located on such Unencumbered Pool Asset are in a condition and repair adequate for its intended use and, to the Borrower’s knowledge, in material compliance with all Applicable Specified Laws with respect to such systems or with respect to any Unencumbered Pool Asset will be upon completion of such Unencumbered Pool Asset.
(h)    All improvements on such Unencumbered Pool Asset lie within the boundaries and building restrictions of the legal description of record of such Unencumbered Pool Asset other than encroachments that do not materially adversely affect the use or occupancy of such Unencumbered Pool Asset, no such improvements encroach upon easements benefiting such Unencumbered Pool Asset other than encroachments that do not materially adversely affect the use or occupancy of such Unencumbered Pool Asset, and no improvements on adjoining properties encroach upon such Unencumbered Pool Asset or easements benefiting such Unencumbered Pool Asset other than encroachments that do not materially adversely affect the use or occupancy of such Unencumbered Pool Asset. All access routes that materially benefit such Unencumbered Pool Asset are available to the Borrower or the applicable Subsidiary of the Borrower, constitute permanent easements that benefit all or part of such Unencumbered Pool Asset or are public property, and such Unencumbered Pool Asset, by virtue of such easements or otherwise, is contiguous to a physically open, dedicated all weather public street, and has any necessary permits for ingress and egress.
(i)    There are no material delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, or other outstanding charges affecting such Unencumbered Pool Asset except to the extent such items are being contested in good faith and as to which adequate reserves have been provided.
(j)    Each Unencumbered Pool Asset satisfies each of the requirements set forth in the definition of “Unencumbered Pool Asset”.
    (k)    The use and occupancy of such Unencumbered Pool Asset and the improvements thereon do not constitute a Prohibited Use.
A breach of any of the representations and warranties contained in this Section 5.26 with respect to a Property shall disqualify such Property from being an Unencumbered Pool Asset for so long as such breach continues (unless otherwise approved in writing by the Majority Lenders) but shall not constitute a Default or an Event of Default (unless the elimination of such Property as an Unencumbered Pool Asset results in a Default or Event of Default under one of the other provisions of this Agreement).
Section 5.27    Surviving Debt
. Schedule 5.27 hereto sets forth a complete and accurate list of all Surviving Debt, showing as of the date hereof the obligor, the principal amount outstanding thereunder and the maturity date thereof.

Section 5.28    Existing Liens
. Schedule 5.28 hereto sets forth a complete and accurate list of all Liens on the property or assets of any Loan Party or any of their respective Subsidiaries that secure Indebtedness for borrowed money, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.
ARTICLE 6
AFFIRMATIVE COVENANTS.
The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or issue Letters of Credit:
Section 6.1    Financial Statements, Certificates and Information
. The Borrower will deliver or cause to be delivered to the Agent:
(a)    as soon as available, and in any event no later than sixty (60) days after the last day of the first three fiscal quarters of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Consolidated Group on a combined basis as of the last day of such fiscal quarter and the consolidated statements of income, retained earnings, and cash flows of the Consolidated Group or the fiscal quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments), together with a certification by a Financial Officer of the REIT that the information contained in such financial statements fairly presents the financial position of the Consolidated Group, taken as a whole, on the date thereof (subject to year-end adjustments and absence of footnotes);
(b)    as soon as available, and in any event no later than one hundred twenty (120) days after the last day of each fiscal year of the Consolidated Group, a copy of the consolidated balance sheet of the Consolidated Group as of the last day of the fiscal year then ended and the consolidated statements of income, retained earnings, and cash flows of the Consolidated Group for the fiscal year then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion (without a “going concern” or like qualification, commentary, or exception and without any qualification or exception as to the scope of such audit) from a firm of independent public accountants of recognized national standing, selected by the Borrower and reasonably satisfactory to the Agent, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Consolidated Group as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;
(c)    concurrent with any delivery of financial statements under clause (a) or (b) above, a Compliance Certificate executed by a Financial Officer of the REIT (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with the Financial Covenants and the Unencumbered Pool Covenant, including, without limitation, a calculation of the Net Operating

Income of each Unencumbered Pool Asset, (iii) stating whether there are any defaults under Leases at an Unencumbered Pool Asset, and (iv) stating whether any material change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements delivered by Borrower that affects the financial statements, and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
(d)    simultaneously with the delivery of the financial statements referred to in Section 6.1(a) and Section 6.1(b), (i) a rent roll for each Unencumbered Pool Asset, including Tenant names, Lease commencement dates and termination dates, and rental rates, (ii) an operating statement for each Unencumbered Pool Asset, and a consolidated operating statement for all such Unencumbered Pool Assets, in each case, for such fiscal quarter, year-to-date, and trailing twelve (12) month period then ended, on an actual basis, (iii) a schedule (A) listing the real estate owned by the Borrower and its Subsidiaries (or in which the Borrower or any of its Subsidiaries owns an interest, including any leasehold interest) and stating the location thereof, the date acquired, the acquisition cost thereof, and the ownership type (fee simple or Ground Lease), and (B) listing all Indebtedness of the Borrower and its Subsidiaries (specifying the original principal amount of such Indebtedness and the current amount outstanding, the holder thereof, the maturity date thereof, any extension options available thereunder, the applicable interest rate and any collateral security therefor and specifying whether such Indebtedness is Recourse Indebtedness or Non-Recourse Indebtedness), and (iv) a schedule listing each Exchange Property that is included as an Unencumbered Pool Asset and identifying for each such Exchange Property (A) the commencement date of the Initial Marketing Period in respect thereof, and (B) the percentage of Exchange Beneficial Interests in the Exchange Property Owner owning such Exchange Property that have been sold to Exchange Property Investors, in each case of the foregoing clauses (i) through (~~iii~~iv), in form and substance reasonably satisfactory to the Agent;
(e)    promptly following the Agent’s request, after they are filed with the Internal Revenue Service or other applicable Governmental Authority, copies of all income tax returns and amendments thereto of the Borrower and REIT;
(f)    notice of any material audits pending or threatened in writing with respect to any tax returns filed by REIT or any of its Subsidiaries promptly following notice of such audit;
(g)    upon the Agent’s or any Lender’s written request, evidence reasonably satisfactory to the Agent of the timely payment of all real estate taxes for the Unencumbered Pool Assets;
(h)    promptly upon becoming aware thereof, notice of a change in the credit rating of the REIT, the Borrower or any Investment Grade Tenant or any announcement that any rating of the REIT, the Borrower or an Investment Grade Tenant is “under review” or that such rating has been placed on a watch list or that any similar action has been taken by a Rating Agency;
(i)    within five (5) Business Days of receipt, copies of any written claim made with respect to any Non-Recourse Exclusion;
(j)    copies of quarterly and annual fund level reports provided by or on behalf of the REIT or the Borrower to investors and other constituents thereof, in each case, promptly following delivery thereof to such investors or constituents;

(k)    promptly upon the request of Agent, copies of any registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and any annual, quarterly or monthly reports and other statements of REIT which are not publicly available;
(l)    from time to time, promptly following any request therefor, (x) such other financial data and information in the possession of REIT or its Subsidiaries (including without limitation auditors’ management letters, status of litigation or investigations against REIT or any of its Subsidiaries and any settlement discussions relating thereto, property inspection and environmental reports for the Unencumbered Pool Assets (to the extent in Borrower’s possession), and information as to zoning and other legal and regulatory changes affecting the Borrower, any Guarantor or any Subsidiary Owner), or such other information regarding the operations, business affairs and financial condition of the REIT, the Borrower or any Subsidiary or compliance with the terms of this Agreement, as the Agent may reasonably request, and (y) information and documentation requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation.
The Borrower shall cooperate with the Agent in connection with the publication to the Lenders of certain materials and/or information provided by or on behalf of the Borrower. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrower to the Agent and the Lenders (collectively, “Information Materials”) pursuant to this Section. Any material to be delivered pursuant to this Section 6.1 may be delivered electronically directly to the Agent and the Lenders, provided that such material is in a format reasonably acceptable to the Agent, and such material shall be deemed to have been delivered to the Agent and the Lenders upon the Agent’s receipt thereof. Upon the request of the Agent, the Borrower shall deliver paper copies thereof to the Agent and the Lenders. The Borrower and the Guarantors authorize Agent and Arrangers to disseminate any such materials, including without limitation the Information Materials, to the other Lenders through the use of Intralinks, SyndTrak or any other electronic information dissemination system (an “Electronic System”). Any such Electronic System is provided “as is” and “as available.” The Agent and the Arrangers do not warrant the adequacy of any Electronic System and expressly disclaim liability for errors or omissions in any notice, demand, communication, information or other material provided by or on behalf of Borrower that is distributed over or by any such Electronic System (“Communications”). No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by Agent or the Arrangers in connection with the Communications or the Electronic System. In no event shall the Agent, the Arrangers or any of their directors, officers, employees, agents or attorneys have any liability to the Borrower or the Guarantors, any Lender or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental, consequential or punitive damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Guarantor’s, the Agent’s or any Arranger’s transmission of Communications through the Electronic System, and the Borrower and the Guarantors release Agent, the Arrangers and the Lenders from any liability in connection therewith, except as to any of the Agent, the Arrangers or any Lender for any actual damages (but specifically excluding any special, incidental, consequential or punitive damages) to the extent arising from the Agent’s, any such Arranger’s or any such Lender’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods. Borrower acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower, its Subsidiaries or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market related activities with respect to such Persons’ securities. All of the Information Materials delivered by Borrower hereunder shall be deemed to be private information and shall not be shared with such Public Lenders, except for any Information Materials that are (a) filed with a Governmental Authority and are available to the public, or (b) clearly and conspicuously identified by the Borrower as “PUBLIC”, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof. By marking Information Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agent, the Lenders and the Arrangers to treat such Information Materials as not containing any material non-public information with respect to the Borrower, its Subsidiaries, its Affiliates or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Information Materials constitute confidential information, they shall be treated as provided in Section 11.14). Borrower agrees that (i) all Information Materials marked “PUBLIC” by Borrower are permitted to be made available through a portion of any electronic dissemination system designated “Public Investor” or a similar designation, and (ii) the Agent and the Arrangers shall be entitled to treat any Information Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of any electronic dissemination system not designated “Public Investor” or a similar designation.
Section 6.2    Notices
.
(a)    Defaults. The Borrower will promptly upon becoming aware of same notify the Agent in writing of the occurrence of any Default or Event of Default.
(b)    Environmental Events. The Borrower will give notice to the Agent within ten (10) Business Days of becoming aware of (i) any potential or known Release, or threat of Release, of any Hazardous Materials in violation of any applicable Environmental Law; (ii) any violation of any Environmental Law that the Borrower, any Guarantor or any of their respective Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any non-U.S., federal, state, local or provincial environmental agency or (iii) any inquiry, proceeding, investigation, or other action, including a notice from any Governmental Authority of potential environmental liability, of any non-U.S., federal, state, local or provincial environmental Governmental Authority, that in any case under this Section 6.2(b) involves (A) an Unencumbered Pool Asset and could reasonably be expected to result in liability, clean-up, remediation, containment, correction or other costs to Borrower or any Guarantor or any of their respective Subsidiaries of $2,000,000.00 or more, or (B) any other Property and could reasonably be expected to have a Material Adverse Effect.
(c)    Notice of Material Adverse Events. The Borrower will give notice to the Agent within five (5) Business Days of becoming aware of any matter, including (i) breach or non-performance of, or any default under, any provision of any security issued by the REIT, the Borrower or any of their respective Subsidiaries or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound; (ii) any dispute, litigation, investigation, proceeding or suspension between the REIT, the Borrower or any of their respective Subsidiaries and any governmental authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the REIT, the Borrower or any of their respective Subsidiaries, in each case under this clause (c) that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(d)    Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within ten (10) Business Days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower, any Guarantor or any of their respective Subsidiaries or to which the Borrower, any Guarantor or any of their respective Subsidiaries is or is to become a party involving an uninsured claim against the Borrower, any Guarantor or any of their respective Subsidiaries that could either reasonably be expected to cause a Default or could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail reasonably satisfactory to the Agent and each of the Lenders, within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against the Borrower, Guarantors or any of their respective Subsidiaries in an amount in excess of $5,000,000.00.
(e)    Ground Lease. The Borrower will promptly notify the Agent in writing of any material default by a Fee Owner in the performance or observance of any of the terms, covenants and conditions on the part of a Fee Owner to be performed or observed under a Ground Lease related to an Unencumbered Pool Asset. The Borrower will promptly deliver to the Agent copies of all material notices, certificates, requests, demands and other instruments received from or given by a Fee Owner to the Borrower or a Subsidiary Owner under a Ground Lease related to an Unencumbered Pool Asset.
(f)    ERISA. The Borrower will give notice to the Agent within ten (10) Business Days after the REIT, the Borrower, any Subsidiary Owner or any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Guaranteed Pension Plan, Multiemployer Plan or Employee Benefit Plan, or knows that the plan sponsor or plan administrator of any such plan has given or is required to give notice of any such reportable event; (ii) gives a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA; or (iii) receives a copy of any notice issued by the PBGC under Title IV or ERISA of an intent to terminate or appoint a trustee to administer any such plan.
(g)    Notices of Default Under Leases. The Borrower will give notice to the Agent in writing within ten (10) Business Days after the Borrower, any Guarantor or any Subsidiary Owner (i) receives written notice from a Tenant under a Lease (or any guarantor of such Lease) of an Unencumbered Pool Asset of a material default by the landlord under such Lease, or (ii) delivers a written notice to any Tenant under a Lease (or any guarantor of such Lease) of an Unencumbered Pool Asset of a payment or other material default by such Tenant under its Lease (or any guarantor of such Lease).
(h)    Governmental Authority Notices. The Borrower will give notice to the Agent within ten (10) Business Days of receiving any documents, correspondence or notice from any Governmental Authority that regulates the operation of any Unencumbered Pool Asset where such document, correspondence or notice relates to threatened or actual change or development that would be materially adverse to any Unencumbered Pool Asset, its Tenant or the Subsidiary Owner that owns or leases such Unencumbered Pool Asset, or could reasonably be expected to have a Material Adverse Effect on the Borrower or any Guarantor.
Section 6.3    Existence; Maintenance of Properties
.
(a)    Except as permitted under Section 7.4 and Section 7.8, the Borrower and each Guarantor (i) will preserve and keep in full force and effect their legal existence in the jurisdiction of its incorporation or formation, (ii) will cause each of their respective Subsidiaries that are not Guarantors to preserve and keep in full force and effect their legal existence in the jurisdiction of its incorporation or formation except where such failure has not had and could not reasonably be expected to have a Material Adverse Effect, and (iii) in the event the Borrower, any Guarantor or any Subsidiary Owner is a limited liability company, shall not, nor shall any of its members or managers, take any action in furtherance of, or consummate, an LLC Division with respect to such Person. Except as permitted under Section 7.4 and Section 7.8, the

Borrower and each Guarantor will preserve and keep in full force all of their rights and franchises and those of their respective Subsidiaries, the preservation of which is necessary to the conduct of their business (except with respect to Subsidiaries of the Borrower or a Joint Venture Guarantor, in each case, that are not Guarantors, where such failure has not had and could not reasonably be expected to have a Material Adverse Effect). The REIT shall at all times comply with all requirements and Applicable Laws necessary to maintain REIT Status and shall continue to receive REIT Status.
(b)    The Borrower and each Guarantor (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order in all material respects (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof (except to the extent such obligations are required to be complied with by Tenants under the applicable Lease), except with respect to Properties (other than the Unencumbered Pool Assets) to the extent that noncompliance with such covenants could not reasonably be expected to have a Material Adverse Effect.
Section 6.4    Insurance
. The Borrower, the Guarantors and their respective Subsidiaries (as applicable) will procure and maintain or cause to be procured and maintained insurance covering the Borrower, the Guarantors and their respective Subsidiaries (as applicable) and the Properties in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy; it being understood and agreed that the foregoing shall not modify any obligation of a Tenant under a Lease with regard to the placement and maintenance of insurance. The Borrower shall pay all premiums on insurance policies.
Section 6.5    Taxes
. The Borrower and the Guarantors will, and will cause their respective Subsidiaries to, duly pay and discharge all federal, state, local, and foreign Taxes, rates, assessments, fees, and governmental charges upon or against it or its Assets, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor, except to the extent that the failure to do so could not be reasonably expected to have a Material Adverse Effect.
Section 6.6    Inspection of Properties and Books
. The Borrower and the Guarantors will, and will cause their respective Subsidiaries to, permit the Agent and the Lenders, at the Borrower’s expense, upon reasonable prior notice, to visit and inspect any of the properties of the Borrower, each Guarantor or any of their respective Subsidiaries (subject to the rights of Tenants under their Leases and provided that, except after an Event of Default, such visits and inspections shall not include any intrusive or invasive environmental sampling, testing or investigation), to examine the books of account of the Borrower, any Guarantor and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower, any Guarantor and their respective Subsidiaries with, and to be advised as to the same by, their respective officers, partners or members, all at such reasonable times and intervals as the Agent or any Lender may reasonably request, provided that so long as no Default or Event of Default shall then have occurred and be continuing, the Borrower shall not be required to pay for such visits and inspections. In the event that the Agent or a Lender shall visit and inspect a property of a Subsidiary of the Borrower or a Joint Venture Guarantor, in each case, which is not a Guarantor, such visit and inspection shall be made with a representative of the Borrower or such Joint Venture Guarantor, as applicable (and the Borrower or such Joint Venture Guarantor, as applicable, agrees to use reasonable efforts to make such representative available). The Lenders shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the normal business operations of such Persons.
Section 6.7    Compliance with Laws, Contracts, Licenses, and Permits
.
(a)    The Borrower and the Guarantors will, and will cause each of their respective Subsidiaries to, and, to the extent permitted by the terms of the applicable Leases, will use reasonable efforts to cause the Tenants of the Unencumbered Pool Assets to, comply in all material respects (provided that the foregoing qualification shall not limit other provisions of this Agreement) with (i) all Applicable Laws now or hereafter in effect wherever its business is conducted (excluding all Environmental Laws which are exclusively addressed in Section 6.7(b) below), (ii) the provisions of its corporate charter, partnership agreement, limited liability company agreement or declaration of trust, as the case may be, and other formation, governing or charter documents and bylaws, (iii) all material agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by Applicable Laws (excluding all Environmental Laws which are exclusively addressed in Section 6.7(b) below) for the conduct of its business or the ownership, use or operation of its properties, except where (x) in the case of any of the Borrower, any Guarantor or any Tenant of any Unencumbered Pool Asset, failure to so comply with either clause (i), (iii), (iv) or (v) would not result in the material non-compliance with the items described in such clauses, and (y) with respect to any other Person, failure to so comply with clause (i), (ii), (iii), (iv) or (v), as the case may be, would not reasonably be expected to have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower, any Guarantor or their respective Subsidiaries may fulfill any of its obligations hereunder, the Borrower, such Guarantor or such Subsidiary will promptly take or cause to be taken all reasonable steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof. The Borrower shall develop and implement such programs, policies and procedures as are necessary to comply with the Patriot Act (in all material respects) and shall promptly advise the Agent in writing in the event that the Borrower shall determine that any investors in the Borrower are in violation of such act.
(b)    Without limiting Section 6.7(a) above, the Borrower and the Guarantors will, and will cause each of their respective Subsidiaries to, and, to the extent permitted by the terms of the applicable Leases, will use reasonable efforts to cause the Tenants of the Unencumbered Pool Assets to, at all times, do the following to the extent the failure to do so, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect: (i) comply in all material respects with, and maintain each of the Premises in compliance in all material respects with, all applicable Environmental Laws; (ii) require that each Tenant and subtenant, if any, of any of the Premises or any part thereof comply in all material respects with all applicable Environmental Laws; (iii) obtain and maintain in full force and effect all governmental approvals required by any applicable Environmental Law for the operation of their business and each of the Premises; (iv) cure any material violation by it or at any of the Premises of applicable Environmental Laws; (v) not allow the presence or operation at any of the Premises of any (1) landfill or dump or (2) hazardous waste management facility or solid waste disposal facility as defined pursuant to applicable Environmental Law; (vi) not manufacture, use, generate, transport, treat, store, Release, dispose or handle any Hazardous Material (or allow any Tenant or subtenant to do any of the foregoing) at any of the Premises except in the ordinary course of its business, in de minimis amounts, and in compliance with all applicable Environmental Laws; (vii) within ten (10) days notify the Agent in writing of and provide any reasonably requested documents upon learning of any of the following in connection with any Loan Party or any of the Premises: (1) any material Environmental Liability; (2) any material Environmental Claim; (3) any material violation of an Environmental Law or material Release, threatened Release or disposal of a Hazardous Material; (4) any restriction on the ownership, occupancy, use or transferability of any Premises arising from or in connection with any (x) Release, threatened Release or disposal of a Hazardous Material or (y) Environmental Law; or (5) any environmental, natural resource, health or safety condition, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; (viii) conduct at its expense any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other corrective or response action necessary to remove, remediate, clean up, correct or abate any material Release, threatened Release or violation of any applicable Environmental Law, (ix) abide by and observe any restrictions on the use of the Premises imposed by any Governmental Authority as set forth in a deed or other instrument affecting any Loan Party’s or any of its Subsidiary’s interest therein; (x) promptly provide or otherwise make available to the Agent any reasonably requested environmental record concerning the Premises which any Loan Party possesses or can reasonably obtain; and (xi) perform, satisfy, and implement any operation, maintenance or corrective actions or other requirements of any Governmental Authority or Environmental Law, or included in any no further action letter or covenant not to sue issued by any Governmental Authority under any Environmental Law.
Section 6.8    Further Assurances
. The Borrower and each Guarantor will, and will cause each of their respective Subsidiaries to, cooperate with the Agent and the Lenders and execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.
Section 6.9    Records and Accounts
. The Borrower and each Guarantor will (a) keep, and cause each of their respective Subsidiaries to keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of their respective Subsidiaries, contingencies and other reserves. Neither the Borrower, any Guarantor nor any of their respective Subsidiaries shall, without the prior written consent of the Agent, (x) make any material change to the accounting policies/principles used by such Person, except with respect to changes in GAAP as set forth in Section 1.2(k), in preparing the financial statements and other information described in Section 6.1, or (y) change its fiscal year from its present basis as of the date hereof.
Section 6.10    Guarantors.
(a)    Subject to the provisions set forth below, the Borrower shall cause each of its Material Subsidiaries to execute and deliver to the Agent the Subsidiary Guaranty or a joinder thereto. In the event that the Borrower shall request that a Property owned or leased by a Subsidiary of the Borrower be included as an Unencumbered Pool Asset, the Borrower shall, as a condition to the addition of such Unencumbered Pool Asset, in addition to the requirements of Section 2.16, cause each Subsidiary Owner and Indirect Owner in respect thereof to execute and deliver to Agent a joinder to the Subsidiary Guaranty, and such Subsidiary shall thereby become a Subsidiary Guarantor hereunder. In addition, in the event any Subsidiary of the Borrower shall constitute a Material Subsidiary within the meaning of clause (b) or (c) of the definition thereof, the Borrower shall cause such Subsidiary (and, in the case of a Material Subsidiary pursuant to clause (b) of the definition thereof, as a condition to such Subsidiary’s becoming an obligor or guarantor with respect to such other Unsecured Indebtedness described therein) to execute and deliver to Agent a joinder to the Subsidiary Guaranty, and such Subsidiary shall thereby become a Subsidiary Guarantor hereunder. If the Borrower designates a Reverse 1031 Exchange Property that is owned by an Exchange Fee Titleholder to be included as an Unencumbered Pool Asset, then the Subsidiary of the Borrower that is master leasing such Reverse 1031 Exchange Property shall execute and deliver to Agent a joinder to the Subsidiary Guaranty, and such Subsidiary shall thereby become a Subsidiary Guarantor hereunder. If the Borrower designates a Property that is owned by an Exchange Property Owner to be included as an Unencumbered Pool Asset during the Marketing Period therefor, then the Exchange Depositor shall execute and deliver to Agent a joinder to the Subsidiary Guaranty and shall thereby become a Subsidiary Guarantor hereunder. For Unencumbered Pool Assets owned by an Exchange Fee Titleholder, upon completion or termination of the Reverse Exchange, if the Borrower desires the applicable Property to remain (or become) an Unencumbered Pool Asset, a Wholly Owned Subsidiary of the Borrower shall acquire all of the ownership interests of the Exchange Fee Titleholder or title to such Unencumbered Pool Asset and at such time the entity that was previously the Exchange Fee Titleholder but has since become a Wholly Owned Subsidiary of the Borrower, or if fee title is acquired, such Subsidiary acquiring fee title, will execute and deliver to Agent a joinder to the Subsidiary Guaranty and thereby become a Subsidiary Guarantor hereunder. If, following the completion or termination of a Reverse Exchange, the requirements of the immediately preceding sentence have not been satisfied with respect to any Reverse 1031 Exchange Property, then such Reverse 1031 Exchange Property shall not constitute an Unencumbered Pool Asset unless and until such Property satisfies all requirements of this Agreement to qualify as an Unencumbered Pool Asset. Each such Subsidiary described in this Section 6.10(a) shall be specifically authorized, in accordance with its respective organizational documents, to be a Guarantor hereunder. The Borrower shall further cause all representations, covenants and agreements in the Loan Documents with respect to the Subsidiary Guarantors to be true and correct with respect to each such Subsidiary. In connection with the delivery of any joinder to the Subsidiary Guaranty as provided for herein, the Borrower shall deliver to the Agent such customary organizational agreements, resolutions, consents, opinions and other documents and instruments as the Agent may reasonably require.
(b)    In the event that the Borrower shall request that a Property owned or leased, directly or indirectly, by a Qualified Joint Venture be included as an Unencumbered Pool Asset, the Borrower shall, as a condition to the addition of such Unencumbered Pool Asset, in addition to the requirements of Section 2.16 and Section 6.10(a), cause each Qualified Joint Venture Minority Owner of such Qualified Joint Venture to execute and deliver to Agent the Joint Venture Guaranty or a joinder thereto, and such Qualified Joint Venture Minority Owner shall thereby become a Joint Venture Guarantor hereunder. Each such Qualified Joint Venture Minority Owner shall be specifically authorized, in accordance with its respective organizational documents, to be a Guarantor hereunder. The Borrower shall further cause all representations, covenants and agreements in the Loan Documents with respect to the Joint Venture Guarantors to be true and correct with respect to each such Qualified Joint Venture Minority Owner. In connection with the delivery of the Joint Venture Guaranty or any joinder thereto as provided for herein, the Borrower shall deliver, or cause to be delivered, to the Agent (i) to the extent requested by the Agent or any Lender, all information and documentation regarding any such new Joint Venture Guarantor that is required under the Patriot Act and similar “know your customer” requirements, and (ii) such customary organizational agreements, resolutions, consents, opinions and other documents and instruments as the Agent may reasonably require.
(c)    The Borrower may request in writing that the Agent release, and upon receipt of such request the Agent shall release, a Subsidiary Guarantor or a Joint Venture Guarantor from the applicable Guaranty so long as: (i) such Guarantor is not (or simultaneously upon its release as a Guarantor will not be) required to be a party to the Guaranty under the immediately preceding subsection (a) or (b), (ii) no Default or Event of Default shall then be in existence or would occur as a result of such release, (iii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents, and (iv) the Agent shall have received such written request at least five (5) Business Days (or such shorter period as may be acceptable to the Agent) prior to the requested date of release. Delivery by the Borrower to the Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request. Notwithstanding the foregoing, the provisions of this Section 6.10(c) shall not apply to the REIT.
(d)    Notwithstanding the terms of Section 6.10(a) and Section 6.10(c), from and after any date that Agent receives written notice from the Borrower that the Borrower has obtained an Investment Grade Rating, then (i) subject to the terms of this Section 6.10(d), Material Subsidiaries pursuant to clauses (a) and (c) of the definition thereof shall no longer be required to be Guarantors under this Agreement, and (ii) Agent shall promptly release such Material Subsidiaries from the Guaranty; provided, however, that notwithstanding the foregoing, (A) Agent shall not be obligated to release any Material Subsidiary from the Guaranty in the event that a Default or Event of Default shall have occurred and be continuing, and (B) no Material Subsidiary within the meaning of clause (b) of the definition thereof shall be released. If, at any time after the Borrower obtains an Investment Grade Rating, the Borrower no longer has and maintains an Investment Grade Rating, the Borrower shall within thirty (30) days after such occurrence cause all Material Subsidiaries to once again become Guarantors by (x) executing a joinder to the Subsidiary Guaranty (or, if a Subsidiary Guaranty is not in effect at such time, by executing and delivering a Subsidiary Guaranty), and (y) further causing to be satisfied within such thirty (30) day period all of the provisions of Section 6.10(a) that would be applicable to the addition of a new Guarantor. In no event shall the provisions of this Section 6.10(d) entitle the REIT or any Joint Venture Guarantor to be released from the Guaranty. For the avoidance of doubt, if at any time during which the Borrower has an Investment Grade Rating, the provisions of clause (b) of the definition of Material Subsidiary shall be applicable to a Subsidiary of Borrower, the Borrower shall nonetheless be required to cause such Subsidiary to become a Guarantor in accordance with the provisions of Section 6.10(a) regardless of the Borrower having obtained such Investment Grade Rating.
Section 6.11    Current Appraisals
. Borrower shall obtain, or cause its applicable Subsidiary to obtain, (a) a new Current Appraisal for each Unencumbered Pool Asset (other than any Build-to-Suit Property for which the final certificate of occupancy was issued within the previous twelve (12) month period) not less than once in every twelve (12) month period, and (b) in the case of each Ground Leased Asset being converted from an Existing Use to a Subsequent Use, without limiting the foregoing clause (a), a new Current Appraisal for such Ground Leased Asset based on such Subsequent Use within 90 days after the Use Conversion Date (or, in the case of the Bally’s Asset, the Bally’s Conversion Date) applicable thereto. Without limiting the obligations of Borrower under foregoing sentence, the Agent may elect (in its sole and absolute discretion) to obtain, at the sole cost and expense of the Borrower, a Current Appraisal for any Unencumbered Pool Asset (i) if the Borrower fails to deliver a Current Appraisal for such Unencumbered Pool Asset in accordance with this Section 6.11, or (ii) after the occurrence and during the continuance of an Event of Default.
Section 6.12    [Reserved]
.
Section 6.13    Unencumbered Pool Assets
. The Borrower shall comply with the following requirements regarding Unencumbered Pool Assets:
(a)    The Unencumbered Pool Aggregate Asset Value must be equal to or greater than (i) at all times during the period commencing on the Closing Date and ending on September 29, 2022, $197,000,000, (ii) at all times during the period commencing on September 30, 2022 and ending on March 30, 2023, $250,000,000, (iii) at all times during the period commencing on March 31, 2023 and ending on September 29, 2023, $500,000,000, and (iv) at all times thereafter, $1,000,000,000.
(b)    At all times from and after September 30, 2022, there must be at least two (2) Unencumbered Pool Assets.
(c)    At all times from and after September 30, 2023, the weighted average lease term (calculated without regard to any extension options at the Tenant’s direction) of all Leases at Unencumbered Pool Assets, taken as a whole, shall be not less than ten (10) years; provided, however, that the foregoing requirement shall not be applicable at any time the Borrower has obtained and maintains an Investment Grade Rating.
(d)    At all times from and after March 30, 2023:
(i)    No more than five percent (5%) of Unencumbered Pool Aggregate Asset Value may be attributable to Unencumbered Pool Assets that are “dark” (i.e., not being operated or occupied by the applicable Tenant and in respect of which the applicable Tenant is paying in full the rent and other amounts due under its Lease for such Property and is in compliance with its other material obligations under its Lease), and any amount in excess of five percent (5%) shall be disregarded for purposes of determining Unencumbered Pool Aggregate Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder; provided, however, that a Ground Leased Asset shall not be considered “dark” during the period of conversion from an Existing Use to a Subsequent Use so long as the applicable Tenant is paying in full the rent and other amounts due under its ground lease for such Ground Leased Asset;
(ii)    No single Unencumbered Pool Asset shall account for more than (x) if Amazon is the sole Tenant in respect of such Unencumbered Pool Asset, fifty percent (50%), or (y) if otherwise, thirty-five percent (35%), in each case, of Unencumbered Pool Aggregate Asset Value, and any amount in excess of fifty percent (50%) or thirty-five percent (35%), respectively, shall be disregarded for purposes of determining Unencumbered Pool Aggregate Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder;
(iii)    The percentage of Unencumbered Pool Aggregate Asset Value attributable to Unencumbered Net Operating Income from a single Tenant shall not exceed (x) fifty percent (50%) if the Tenant is Amazon, or (y) thirty-five percent (35%) for any other

Tenant, and any amount in excess of fifty percent (50%) or thirty-five percent (35%), respectively, shall be disregarded for purposes of determining Unencumbered Pool Aggregate Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder;
(iv)    No more than ten percent (10%) of Unencumbered Pool Aggregate Asset Value may be attributable to Unencumbered Pool Assets (other than On-Campus Medical Office Buildings) that are ground leased by a Subsidiary Owner, as lessee, under Ground Leases (as opposed to being owned in fee simple by a Subsidiary Owner), and any amount in excess of ten percent (10%) shall be disregarded for purposes of determining Unencumbered Pool Aggregate Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder;
(v)    No more than ten percent (10%) of Unencumbered Pool Aggregate Asset Value may be attributable to Build-to-Suit Properties, and any amount in excess of ten percent (10%) shall be disregarded for purposes of determining Unencumbered Pool Aggregate Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder;
(vi)    No more than (x) thirty percent (30%) of Unencumbered Pool Aggregate Asset Value may be attributable to Unencumbered Pool Assets located in Approved Foreign Countries, and (y) ten percent (10%) of Unencumbered Pool Aggregate Asset Value may be attributable to Unencumbered Pool Assets located in Approved Foreign Countries other than Canada, and any amount in excess of thirty percent (30%) or ten percent (10%), respectively, shall be disregarded for purposes of determining Unencumbered Pool Aggregate Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder;
(vii)    At least fifty percent (50%) of the Unencumbered Pool Aggregate Asset Value shall be attributable to Investment Grade Tenants, provided that any shortfall to such requirement shall not constitute a Default hereunder, but Unencumbered Asset Value attributable to Unencumbered Pool Assets not leased to Investment Grade Tenants shall instead be reduced such that, after giving effect to such reduction, fifty percent (50%) of the Unencumbered Pool Aggregate Asset Value shall be attributable to Investment Grade Tenants;
(viii)    No more than five percent (5%) of Unencumbered Pool Aggregate Asset Value may be attributable to Unencumbered Pool Assets that are owned, or leased pursuant to a Ground Lease, by a Non-Wholly Owned Subsidiary Owner (other than a Qualified Joint Venture), and any amount in excess of five percent (5%) shall be disregarded for purposes of determining Unencumbered Pool Aggregate Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder;
(ix)    No more than twenty-five percent (25%) of Unencumbered Pool Aggregate Asset Value may be attributable to Unencumbered Pool Assets that are owned, or leased pursuant to a Ground Lease, by a Qualified Joint Venture, and any amount in excess of twenty-five percent (25%) shall be disregarded for purposes of determining Unencumbered Pool Aggregate Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder; ~~and~~
(x)    No more than twelve percent (12%) of Unencumbered Pool Aggregate Asset Value may be attributable to Gaming Assets and Entertainment Assets, collectively, and any amount in excess of twelve percent (12%) shall be disregarded for purposes of determining Unencumbered Pool Aggregate Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder;

(xi)    No more than twelve and one-half percent (12.5%) of Unencumbered Pool Aggregate Asset Value may be attributable to Reverse 1031 Exchange Properties, and any amount in excess of twelve and one-half percent (12.5%) shall be disregarded for purposes of determining Unencumbered Pool Aggregate Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder;
(xii)    No more than twelve and one-half percent (12.5%) of Unencumbered Pool Aggregate Asset Value may be attributable to Exchange Properties, and any amount in excess of twelve and one-half percent (12.5%) shall be disregarded for purposes of determining Unencumbered Pool Aggregate Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder; and
(xiii)    No more than twenty percent (20%) of Unencumbered Pool Aggregate Asset Value may be attributable to assets of the type described in clauses (xi) or (xii) above, and any amount in excess of twenty percent (20%) shall be disregarded for purposes of determining Unencumbered Pool Aggregate Asset Value and Unencumbered Net Operating Income, but shall not constitute a Default hereunder.
provided, however, that at any time the Borrower has obtained and maintains an Investment Grade Rating, the limitations set forth in clauses (i), (ii), (iii) and (vii) above shall no longer apply.
Section 6.14    Beneficial Ownership
. Promptly following any change in beneficial ownership of the Borrower that would render any statement in an existing Beneficial Ownership Certification untrue or inaccurate, the Borrower shall furnish to the Agent (for further delivery by the Agent to the Lenders in accordance with its customary practice) an updated Beneficial Ownership Certification for the Borrower.
Section 6.15    Use of Proceeds; Sanctions Laws and Regulations
. The Borrower shall use the proceeds of the Loans and other credit extended under this Agreement solely for the purposes set forth in, or otherwise permitted by, Section 5.4. The Borrower shall not, directly or indirectly, use the proceeds of the Loans or any Letter of Credit or lend, contribute or otherwise make available such proceeds to any Guarantor, Subsidiary, Unconsolidated Affiliate or other Person (i) to fund any activities or business of or with any Designated Person, or in any country or territory, that at the time of such funding is itself the subject of territorial sanctions under applicable Sanctions Laws and Regulations, (ii) in any manner that would result in a violation of applicable Sanctions Laws and Regulations by any party to this Agreement, or (iii) in any manner that would cause the Borrower, any Guarantor or any of their respective Subsidiaries to violate the United States Foreign Corrupt Practices Act. None of the funds or assets of the Borrower or Guarantors that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Designated Persons or countries which are themselves the subject of territorial sanctions under applicable Sanctions Laws and Regulations. Borrower shall maintain policies and procedures designed to achieve compliance with Sanctions Laws and Regulations.
ARTICLE 7
NEGATIVE COVENANTS.
The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any of the Lenders has any obligation to make any Loans or issue any Letter of Credit:

Section 7.1    Restrictions on Indebtedness
and Negative Pledges. The Borrower will not and will not permit any other Loan Party, Subsidiary Owner or Indirect Owner to (x) create, incur, assume or permit to exist any Indebtedness (excluding obligations under the Loan Documents, trade payables and other operating expenses in the ordinary course of business, and completion and similar bonds in the ordinary course of business), and (y) permit any Unencumbered Pool Asset or any Equity Interests of a Subsidiary Owner, a Joint Venture Guarantor or an Indirect Owner to be subject to a Negative Pledge, or otherwise enter into or agree to any negative pledge clauses or similar covenants or restrictions or agreements which would entitle an entity to the benefit of any lien upon the occurrence of any contingency (including, without limitation, pursuant to an “equal and ratable” clause) on any Unencumbered Pool Asset or any Equity Interests of a Subsidiary Owner, a Joint Venture Guarantor or an Indirect Owner (other than Permitted Liens); provided, however, that (a) the foregoing restrictions in (x) shall not apply to (i) Non-Recourse Indebtedness that is secured by Properties (and related assets) other than any Unencumbered Pool Assets or any interest therein, (ii) the Surviving Debt, (iii) any Permitted Pari Passu Debt, (iv) customary limited recourse guaranties, (v) customary environmental indemnities, (vi) Indebtedness to the Lender Hedge Providers in respect of any Hedge Obligations, (vii) current liabilities of the Borrower, the Guarantors or their respective Subsidiaries incurred in the ordinary course of business that are not more than 60 days past due, in each case, so long as not incurred through (1) the borrowing of money, or (2) the obtaining of credit (except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services), (viii) Indebtedness in respect of judgments only to the extent, for the period and for an amount not resulting in an Event of Default and (ix) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business, and (b) clause (y) shall not apply to (i) restrictions and conditions imposed by law or by this Agreement or any other Loan Document, (ii) customary restrictions and conditions contained in agreements relating to the sale of an asset or a Subsidiary pending such sale, provided such restrictions and conditions apply only to the asset or Subsidiary that is to be sold, or (iii) customary provisions in leases, licenses and other contracts restricting the assignment thereof.
Section 7.2    Restrictions on Liens
. The Borrower will not, and will not permit any Guarantor or their respective Subsidiaries to, create, incur, assume or permit to exist any Lien on any (i) Unencumbered Pool Asset or any fixtures or building systems incorporated into such Unencumbered Pool Asset, or any contract rights, insurance proceeds, condemnation awards or other personal property of the Borrower or such Guarantor or Subsidiary pertaining to or used in connection with the ownership, development and/or operation of such Unencumbered Pool Asset (provided, however that this clause (i) does not apply to any leased equipment), whether now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any Unencumbered Pool Asset, except for Permitted Liens, (ii) Equity Interest in any Subsidiary Owner, Joint Venture Guarantor or Indirect Owner or the right to receive any income therefrom or proceeds thereof, or (iii) solely during the Unencumbered Leverage Increase Period resulting from the STORE Acquisition, Equity Interests in STORE Capital Corporation (or in any direct or indirect equity holder thereof) or the right to receive any income therefrom or proceeds thereof.
Section 7.3    Restrictions on Investments
. Neither the Borrower will, nor will it permit any Guarantor or any of their respective Subsidiaries to, make or permit to exist or to remain outstanding any Investment except:
(a)    (i) Investments by the Loan Parties and their Subsidiaries in their respective Subsidiaries outstanding on the date hereof, (ii) Investments (including loans) by any

Loan Party in or to any other Loan Party, and (iii) any future Investments by a Loan Party in any of its non-Loan Party Subsidiaries so long as the Loan Parties remain in pro forma compliance with the Financial Covenants after giving effect to the consummation of any such Investment;
(b)    Investments in cash and Cash Equivalents;
(c)    intercompany advances made in the ordinary course of business from time to time between and among the Borrower, the Guarantors and the Subsidiaries of the Borrower to finance their working capital needs;
(d)    other short term liquid Investments approved in writing by the Agent;
(e)    Investments consisting of advances to officers and employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;
(f)    Investments in Derivatives Contracts not prohibited under this Agreement;
(g)    guaranties of Indebtedness of the Borrower, the Guarantors or any of their respective Subsidiaries to the extent permitted under Section 7.1; and
(h)    Investments consisting of the following items:
(i)    Development Properties;
(ii)    Build-to-Suit Properties;
(iii)    Investments in Unconsolidated Affiliates;
(iv)    Investments in Mortgage Note Receivables; and
(v)    equity and debt securities in publicly traded and private companies that own land, rights in land (including leasehold interests) and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.
Section 7.4    Merger, Consolidation
. Other than with respect to or in connection with any disposition permitted under Section 7.7, the Borrower will not nor will it permit the Guarantors or any of their respective Subsidiaries to dissolve, liquidate, dispose of (including, without limitation, by way of an LLC Division) all or substantially all of its assets or business, merge, reorganize, consolidate or enter into any other business combination to effect any asset acquisition, stock acquisition or other acquisition individually or in a series of transactions which may have a similar effect as any of the foregoing, in each case without the prior written consent of the Agent and the Majority Lenders. Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing immediately before and after giving effect thereto, the following shall be permitted without the consent of the Agent or any Lender:
(a)    any Person may merge or consolidate with or into (i) the Borrower or the REIT, provided that the Borrower or the REIT, as applicable, shall be the continuing or surviving Person and there is no Change in Control, or (ii) any one or more other Subsidiaries, including newly formed Subsidiaries, provided that (x) when any Subsidiary Guarantor is merging or consolidating with or into another Subsidiary that is not a Subsidiary Guarantor, the Subsidiary

Guarantor shall be the continuing or surviving Person and (y) when any Joint Venture Guarantor is merging or consolidating with or into another Person that is not a Joint Venture Guarantor, the Joint Venture Guarantor shall be the continuing or surviving Person; and
(b)    Any Subsidiary that is not a Loan Party or a Subsidiary Owner may merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, pursuant to an LLC Division.
Section 7.5    Sale and Leaseback
. The Borrower and the Guarantors will not, and will not permit their respective Subsidiaries, to enter into any arrangement, directly or indirectly, whereby the Borrower, any Guarantor or any such Subsidiary shall sell or transfer any Property (other than (i) any Exchange Property as contemplated by the Exchange Program and (ii) any Reverse 1031 Exchange Property during the period of time that such Reverse Exchange is pending) owned by it in order that then or thereafter the Borrower or any such Guarantor or Subsidiary shall lease back such Property.
Section 7.6    Distributions
. The Borrower will not, and will not permit any of its Subsidiaries or any Joint Venture Guarantor to, declare or make, or agree to pay or make, directly or indirectly, any Distribution at any time during which an Event of Default is continuing, except (i) to the extent necessary for the REIT to maintain its status as a real estate investment trust, but only so long as no Event of Default under Section 9.1(a), Section 9.1(b), Section 9.1(k) or Section 9.1(l) has occurred and is continuing and no Obligations hereunder have been accelerated in accordance with Section 9.1, and (ii) Distributions by any Subsidiary of Borrower directly or indirectly to Borrower.
Section 7.7    Asset Sales
. The Borrower will not, and will not permit the Guarantors or their respective Subsidiaries to, sell, transfer or otherwise dispose of any material asset other than (a) pursuant to a bona fide arm’s length transaction so long as (i) if such asset is an Unencumbered Pool Asset, then Borrower shall have complied with Section 2.16(b) and (ii) Borrower and the REIT will remain in pro forma compliance with the Financial Covenants and the Unencumbered Pool Covenant after giving effect to such transaction, (b) sales, transfers or other dispositions of obsolete or worn out property, whether now owned or hereafter acquired, (c) as permitted by Section 7.4, (d) sales, transfers or other dispositions otherwise permitted by the Loan Documents, (e) sales to the Borrower or any Guarantor (other than a Joint Venture Guarantor), and (f) sales between Subsidiaries of the Borrower that are not Subsidiary Guarantors and do not own, directly or indirectly, any Unencumbered Pool Assets.
Section 7.8    Restriction on Prepayment of Indebtedness
. The Borrower and the Guarantors will not, and will not permit their respective Subsidiaries to, (a) during the existence of any Default arising from Borrower’s failure to pay any amounts due under the Loan Documents or any Event of Default, optionally prepay, redeem, defease, purchase or otherwise retire the principal amount, in whole or in part, of any Indebtedness other than the Obligations; provided, that the foregoing shall not prohibit the prepayment, redemption, defeasance or other retirement of the principal of Indebtedness secured by a Property (other than an Unencumbered Pool Asset) which is satisfied solely from the proceeds of a sale of such Property securing such Indebtedness; or (b) modify any document evidencing any Indebtedness (other than the Obligations) to accelerate the maturity date or required payments of principal of such Indebtedness during the existence of an Event of Default.

Section 7.9    Financial Covenants.
(a)    Maximum Leverage Ratio. The Borrower will not at any time permit the ratio of (i) the sum of (A) Consolidated Total Indebtedness ~~to~~plus (B) the Master Lease Obligations to (ii) Consolidated Total Asset Value (expressed as a percentage) to exceed sixty percent (60%); provided, however, that the Borrower shall have the option, exercisable not more than three (3) times prior to the latest Maturity Date hereunder by providing written notice thereof to the Agent, to increase the foregoing limit to sixty-five percent (65%) for the two (2) consecutive fiscal quarters following a Material Acquisition (with the first such fiscal quarter being the same fiscal quarter in which the assets acquired in such Material Acquisition are included in the calculation of Consolidated Total Asset Value).
(b)    Minimum Fixed Charge Coverage Ratio. The Borrower will not at any time permit the ratio of Adjusted Consolidated EBITDA for the trailing twelve (12) month period to Consolidated Fixed Charges for such trailing twelve (12) month period to be less than 1.60 to 1.00; provided that such minimum required ratio shall be automatically reduced to 1.50 to 1.00 if, but only for so long as, the Borrower has obtained and maintains an Investment Grade Rating. For the avoidance of doubt, for purposes of calculating Adjusted Consolidated EBITDA for purposes of the foregoing calculation, notwithstanding anything to the contrary set forth in the definition of “Consolidated EBITDA”, Consolidated EBITDA shall not be reduced by the amount of any one-time costs or expenses incurred in connection with the closing of any credit facility or other fundraising.
(c)    Maximum Unencumbered Leverage Ratio. The Borrower will not at any time permit the ratio of Consolidated Total Unsecured Indebtedness to Unencumbered Pool Aggregate Asset Value (expressed as a percentage) to exceed sixty percent (60%); provided, however, that the Borrower shall have the option, exercisable not more than three (3) times prior to the latest Maturity Date hereunder by providing written notice thereof to the Agent, to increase the foregoing limit to sixty-five percent (65%) for the two (2) consecutive fiscal quarters following a Material Acquisition (an “Unencumbered Leverage Increase Period”) (with the first such fiscal quarter being (i) in the case of the STORE Acquisition, the second quarter of 2023, and (ii) in the case of any other Material Acquisition, the same fiscal quarter in which the assets acquired in such Material Acquisition are included in the calculation of Unencumbered Pool Aggregate Asset Value); provided further, that following the expiration of any Unencumbered Leverage Increase Period, the maximum ratio of Consolidated Total Unsecured Indebtedness to Unencumbered Pool Aggregate Asset Value shall not be subsequently increased again to sixty-five percent (65%) as a result of a subsequent Material Acquisition (and a subsequent Unencumbered Leverage Increase Period shall not commence) until Borrower has delivered a Compliance Certificate for one (1) fiscal quarter ending after such Unencumbered Leverage Increase Period evidencing that the ratio of Consolidated Total Unsecured Indebtedness to Unencumbered Pool Aggregate Asset Value was not greater than sixty percent (60%) for such fiscal quarter. For purposes of clarity, the parties acknowledge that the Borrower has provided notice of the STORE Acquisition and as a result (x) the foregoing limit has been increased to 65% for the 2nd and 3rd quarters of 2023, (y) following expiration of such surge period, the Borrower will only have two further opportunities to increase the foregoing limit to 65% in connection with future Material Acquisitions, and (z) there is no further opportunity to increase the foregoing limit in connection with the STORE Acquisition. Additionally, the Borrower acknowledges that it may only take advantage of the surge protection in this paragraph to the extent that the assets acquired in any such Material Acquisition (other than the STORE Acquisition) are included in the calculation of Unencumbered Pool Aggregate Asset Value.
(d)    Unencumbered Debt Service Coverage Ratio. The Borrower will not at any time permit the ratio of the aggregate Unencumbered Net Operating Income of all

Unencumbered Pool Assets for the most recently completed four fiscal quarter period to Unsecured Interest Expense to be less than 1.75 to 1.0.
(e)    Maximum Secured Leverage Ratio. The Borrower will not at any time permit the ratio (expressed as a percentage) of Consolidated Total Secured Indebtedness to Consolidated Total Asset Value to exceed forty percent (40%).
(f)    Maximum Secured Recourse Debt Ratio. The Borrower will not at any time permit the ratio (expressed as a percentage) of Consolidated Total Secured Recourse Indebtedness to Consolidated Total Asset Value to exceed ten percent (10%).
(g)    Minimum Consolidated Tangible Net Worth. The Borrower will not at any time permit Consolidated Tangible Net Worth to be less than the sum of (i) $64,769,654, plus (ii) eighty percent (80%) of the aggregate proceeds received by the Consolidated Group (net of reasonable related fees and expenses and net of any redemption of shares, units or other ownership interest in the Consolidated Group during such period) in connection with any offering of stock or other equity after the date of this Agreement.
Section 7.10    Transactions with Affiliates
. The Borrower shall not, and shall not permit any Guarantor or any of their respective Subsidiaries to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (but not including the Borrower or any Guarantor), except (i) transactions pursuant to the Management Agreement or other property management agreements relating to Properties other than the Unencumbered Pool Assets, (ii) transactions set forth on Schedule 7.10 attached hereto, (iii) transactions in the ordinary course of business pursuant to the reasonable requirements of the business of such Person (including, for the avoidance of doubt, operating leases entered into between or among the Borrower, any Guarantor and any Wholly-Owned Subsidiary of the Borrower or such Guarantor) and upon fair and reasonable terms which are no less favorable to such Person than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate, (iv) reasonable and customary fees paid to, and indemnification arrangements with, members of the board of directors (or similar governing body) of any of Borrower, the Guarantors and their respective Subsidiaries or the issuance of directors’ or nominees’ qualifying shares, (v) compensation and indemnification arrangements for directors (or equivalent), officers and employees of the Borrower, the Guarantors and their respective Subsidiaries, including retirement, health, option and other benefit plans, bonuses, performance-based incentive plans, and other similar forms of compensation, the granting of Equity Interests to directors (or equivalent), officers and employees of the Borrower, the Guarantors and their respective Subsidiaries in connection with the implementation of any such arrangement, and the funding of any such arrangement, and (vi) transactions permitted under Section 7.4 and Section 7.7.
Section 7.11    Changes to Organizational Documents
and Management Agreement.
(a)    The Borrower shall not amend or modify, or permit the amendment or modification of, the articles, bylaws, limited liability company agreements or other formation or organizational documents of the Borrower, any Guarantor or any Subsidiary Owner in a manner that would have a material adverse effect on the rights under the Loan Documents of the Agent, the Lenders or the Issuing Lenders, taken as a whole, without the prior written consent of the Agent.

(b)    No Loan Party shall terminate or cancel the Management Agreement, or amend the Management Agreement in a manner that would have a material adverse effect on the rights under the Loan Documents of the Agent, the Lenders or the Issuing Lenders, taken as a whole, without the prior written consent of the Agent.
(c)    The Borrower shall not amend or modify, or permit the amendment or modification of, the Blue Owl Facility in a manner that would be adverse to the interests of the Agent, the Lenders or the Issuing Lenders, taken as a whole, without the prior written consent of the Agent.
Section 7.12    Changes in Nature of Business
. No Loan Party shall engage in any business or activity if as a result the general nature of the business of such Loan Party would be changed in any material respect from the general nature of the business engaged in by it as of the Closing Date (or, if later, the date such Loan Party first became a Guarantor hereunder).
ARTICLE 8
CLOSING CONDITIONS.
Section 8.1    Initial Conditions Precedent
. The obligation of the Lenders to make the Loans or issue the Letter(s) of Credit shall be subject to the satisfaction of the following conditions precedent:
(a)    The Agent shall have received from each party hereto a duly executed counterpart of this Agreement signed on behalf of such party.
(b)    The Agent shall have received from each Guarantor a counterpart of the applicable Guaranty signed on behalf of such Guarantor.
(c)    If requested by any Lender, the Agent shall have received for such Lender such Lender’s duly executed Notes of the Borrower dated the date hereof.
(d)    The Agent shall have received a customary written opinion addressed to the Lenders and the Agent and dated as of the Closing Date from counsel to the Borrower and each Guarantor.
(e)    The Agent shall have received a certificate of each Loan Party, dated the Closing Date and executed by an Authorized Officer thereof, which shall (A) certify that attached thereto are (i) a true and complete copy of the certificate or articles of incorporation, formation or organization of such Loan Party certified by the relevant authority of its jurisdiction of organization, which certificate or articles of incorporation, formation or organization have not been amended (except as attached thereto) since the date reflected thereon, (ii) a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Loan Party, together with all amendments thereto as of the Closing Date, which by-laws or operating, management, partnership or similar agreement are in full force and effect, (iii) a true and complete copy of the resolutions or written consent of its authorizing body authorizing the execution and delivery of the Loan Documents, which resolutions or consent have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, and (iv) a good standing (or equivalent) certificate for such Loan Party from the relevant authority of its jurisdiction of organization, dated as of a recent date.

(f)    The Agent shall have received a Compliance Certificate, dated as of the Closing Date and signed by a Financial Officer of the REIT, demonstrating compliance with the Financial Covenants and the Unencumbered Pool Covenant on a pro-forma basis based on the most financial statements of the Consolidated Group and giving effect to the transactions contemplated hereby.
(g)    The Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrower hereunder.
(h)    The Agent shall have received a customary certificate, dated as of the Closing Date and signed by an Authorized Officer of the Borrower, certifying as to the matters set forth in clauses (i), (j), (k), (l) and (m) below (as of the Closing Date after giving effect to this Agreement and any borrowings or other extensions of credit hereunder that may be made on the Closing Date).
(i)    The Borrower and each Guarantor shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.
(j)    The representations and warranties made by the Borrower and each Guarantor in the Loan Documents or otherwise made by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries in connection therewith shall be true and correct in all material respects on the Closing Date (although any representations and warranties which expressly relate to a given date or period shall be required only to be true and correct in all material respects as of the respective date or for the respective period, as the case may be) (in each case, without duplication of any materiality qualified contained therein).
(k)    All governmental and third party approvals necessary or, in the discretion of the Agent, advisable in connection with the transactions contemplated by this Agreement and the other Loan Documents and the continuing operations of the REIT, the Borrower and the Subsidiary Guarantors shall have been obtained and be in full force and effect.
(l)    Since December 31, 2021, there shall not have occurred any material adverse change in the financial condition of the REIT, the Borrower and the Subsidiary Guarantors, taken as a whole.
(m)    No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (i) result in a Material Adverse Effect or (ii) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect, the ability of the REIT, the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party.
(n)    The Borrower and each Guarantor shall have provided to the Agent and the Lenders the documentation and other information requested by the Agent or any Lender to comply with its “know your customer” requirements and to confirm compliance with all applicable Sanctions Laws and Regulations, the United States Foreign Corrupt Practices Act and other Applicable Law, and if the Borrower qualifies as a “legal entity customer” within the meaning of the Beneficial Ownership Regulation, the Borrower shall have provided to the Agent (for further delivery by the Agent to the Lenders in accordance with its customary practice) a Beneficial Ownership Certification for the Borrower; in each case delivered at least five (5) Business Days prior to the Closing Date.

(o)    The Agent shall have received such other documents, agreements and instruments, including, without limitation, any real estate diligence in respect of the Unencumbered Pool Assets, as the Agent, or any Lender through the Agent, may reasonably request.
Section 8.2    Conditions to All Borrowings
. The obligations of the Lenders to make any Loan or issue any Letter of Credit, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:
(a)    Each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true and correct in all material respects as of the time of the making of such Loan or the issuance of such Letter of Credit, with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and no Default or Event of Default shall have occurred and be continuing.
(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.
(c)    The Agent shall have received a fully completed Loan Request for such Loan in accordance with Section 2.7, or a fully completed Letter of Credit Request in accordance with Section 2.10, if applicable.
(d)    In the case of each Borrowing of Initial Term Loans, the Borrower shall have delivered to the Agent an executed pro forma Compliance Certificate demonstrating that, upon giving effect to such Borrowing of Initial Term Loans, the Borrower shall continue to comply with the Financial Covenants and the Unencumbered Pool Covenant (based on the information as of the prior quarter).
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 8.2.
ARTICLE 9
EVENTS OF DEFAULT; ACCELERATION; ETC.
Section 9.1    Events of Default and Acceleration
. If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:
(a)    default in the payment when due of all or any part of the principal of or interest on any Loan at the stated maturity thereof;
(b)    default in the payment when due of all or any part of the principal of or interest on any Loan at any other time provided for in this Agreement or of any reimbursement obligation or of any fee or other Obligation payable hereunder or under any other Loan

Document, and, in each case, such failure to pay shall continue unremedied for a period of five (5) Business Days;
(c)    default in the observance or performance of any covenant set forth in Section 6.1, Section 6.2, Section 6.3, Section 6.6 or Section 6.15 or Article 7 of this Agreement;
(d)    default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any Loan Party or (ii) written notice thereof is given to the Borrower by the Agent or any Lender; provided, however, that if such default is susceptible of cure, but cannot reasonably be cured within such thirty (30) day period and provided, further that Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed thirty (30) days;
(e)    any representation or warranty made herein or in any other Loan Document or in any certificate furnished to the Agent or the Lenders pursuant hereto or thereto or in connection with any transaction contemplated hereby or thereby proves untrue in any material respect as of the date of the issuance or making or deemed making thereof;
(f)    (i) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, (ii) any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void, or (iii) any Loan Party takes any action for the purpose of terminating, repudiating or rescinding any Loan Document executed by it or any of its obligations thereunder except as expressly permitted by the terms hereof;
(g)    default shall occur under any Material Indebtedness issued, assumed or guaranteed by any Loan Party or any Subsidiary of a Loan Party, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness (whether or not such maturity is in fact accelerated), or any such Indebtedness shall not be paid when due (whether by demand, lapse of time, acceleration or otherwise);
(h)    (i) any judgment or judgments, writ or writs or warrant or warrants of attachment, or any similar process or processes, shall be entered or filed against any Loan Party or any Subsidiary of a Loan Party or against any of their respective Property, in an aggregate amount for all such Persons in excess of $50,000,000 (except to the extent covered by insurance pursuant to which the insurer has not disputed coverage), and which remains undischarged, unvacated, unbonded or unstayed for a period of 30 days, or any action shall be legally taken by a judgment creditor to attach or levy upon any Property of any Loan Party to enforce any such judgment, or (ii) any Loan Party shall fail within thirty (30) days to discharge one or more non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments or orders, in any such case, are not stayed on appeal or otherwise being appropriately contested in good faith by proper proceedings diligently pursued;
(i)    (i) an ERISA Event occurs or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA, in each case, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(j)    any Change of Control shall occur;
(k)    the REIT, the Borrower, any Joint Venture Guarantor or any Material Subsidiary within the meaning of clause (a) or (c) of the definition thereof shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing in a legal proceeding its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take partnership, membership or corporate action authorizing any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 9.1(k); or
(l)    a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the REIT, the Borrower, any Joint Venture Guarantor or any Material Subsidiary within the meaning of clause (a) or (c) of the definition thereof, or any substantial part of any of its Assets, or a proceeding described in Section 9.1(k)(v) shall be instituted against the REIT, the Borrower, any Joint Venture Guarantor or any such Material Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days;
then, and in any such event, the Agent may, and, upon the request of the Majority Lenders, shall by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes, the Letters of Credit and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event any Event of Default specified in Section 9.1(k) or Section 9.1(l) shall occur with respect to the Borrower, REIT or any other Guarantor, all such amounts shall become immediately due and payable automatically and without any requirement of presentment, demand, protest or other notice of any kind from any of the Lenders or the Agent, the Borrower hereby expressly waiving any right to notice of intent to accelerate and notice of acceleration. Upon demand by the Agent or the Required Dollar Revolving Credit Lenders in their absolute and sole discretion after the occurrence and during the continuance of an Event of Default, and regardless of whether the conditions precedent in this Agreement for a Dollar Revolving Credit Loan have been satisfied, the Dollar Revolving Credit Lenders will cause a Dollar Revolving Credit Loan to be made in the undrawn amount of all Dollar Letters of Credit. Upon demand by the Agent or the Required Alternative Currency Revolving Lenders in their absolute and sole discretion after the occurrence and during the continuance of an Event of Default, and regardless of whether the conditions precedent in this Agreement for an Alternative Currency Loan have been satisfied, the Alternative Currency Revolving Lenders will cause an Alternative Currency Loan to be made in the undrawn amount of all Alternative Currency Letters of Credit (in equivalent currency). The proceeds of any such Revolving Credit Loans will be pledged to and held by the Agent as security for any amounts that become payable under the applicable Letters of Credit and all other Obligations and Hedge Obligations. In the alternative, if demanded by the Agent in its absolute and sole discretion after the occurrence and during the continuance of an Event of Default, the Borrower will deposit into the Collateral Account and pledge to the Agent cash in an amount equal to the amount of all undrawn Letters of Credit. Such amounts will be pledged to and held by the Agent for the benefit of the applicable Revolving Credit Lenders and the Lender Hedge Providers as security for any amounts that become payable under the Letters of Credit and all other Obligations and Hedge Obligations. Upon any draws under Letters of Credit, at the Agent’s sole discretion, the Agent may apply any such amounts to the repayment of amounts drawn thereunder and upon the expiration of the Letters of Credit any remaining amounts will be applied to the payment of all other Obligations and Hedge Obligations or if there are no outstanding Obligations and Hedge Obligations and the Revolving Credit Lenders have no further obligation to make Revolving Credit Loans or issue Letters of Credit or if such excess no longer exists, such proceeds deposited by the Borrower will be released to the Borrower.
If any Default shall occur solely as a result of circumstances affecting certain Unencumbered Pool Assets or the owner(s) thereof (such that such Default would be cured by the removal of such Unencumbered Pool Asset(s)), then the Borrower may elect to cure such Default (so long as no other Default or Event of Default would arise as a result) by electing to remove such Unencumbered Pool Assets from the calculation of the Unencumbered Pool Aggregate Asset Value in accordance with the terms of Section 2.16(b) and, to the extent required hereunder in connection with such removal, by reducing the outstanding Loans and Letters of Credit or other Unsecured Indebtedness of REIT and its Subsidiaries so that no Default exists under this Agreement, in which event such removal and reduction shall be completed within ten (10) Business Days after the earlier of (i) the date on which such Default shall first become known to any Loan Party or (ii) the delivery of written notice thereof to the Borrower from the Agent or any Lender.
Section 9.2    Termination of Commitments
. If any one or more Events of Default specified in Section 9.1(k) or Section 9.1(l) shall occur, then immediately and without any action on the part of the Agent or any Lender any unused portion of the credit hereunder shall terminate and the Lenders shall be relieved of all obligations to make Loans or issue Letters of Credit to the Borrower. If any other Event of Default shall have occurred, the Agent may, and upon the election of the Majority Lenders, shall, by notice to the Borrower terminate all Commitments to make Loans to and issue Letters of Credit for the Borrower. No termination under this Section 9.2 shall relieve the Borrower or the Guarantors of their obligations to the Lenders arising under this Agreement or the other Loan Documents.
Section 9.3    Remedies
. In case any one or more Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to Section 9.1, the Agent, on behalf of the Lenders may, and upon the direction of the Majority Lenders, shall proceed to protect and enforce their rights and remedies under this Agreement, the Notes and/or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, including to the full extent permitted by Applicable Law the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents, the obtaining of the ex parte appointment of a receiver, and, if any amount shall have become due, by declaration or otherwise, the enforcement of the payment thereof. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. Notwithstanding the provisions of this Agreement providing that the Loans may be evidenced by multiple Notes in favor of the Lenders, the Lenders acknowledge and agree that only the Agent may exercise any remedies arising by reason of a Default or Event of Default. If the Borrower or any Guarantor fails to perform any agreement or covenant contained in this Agreement or any of the other Loan Documents beyond any applicable period for notice and cure, the Agent may itself perform, or cause to be performed, any agreement or covenant of such Person contained in this Agreement or any of the other Loan Documents which such Person shall fail to perform, and the out-of-pocket costs of such performance, together with any reasonable expenses, including reasonable attorneys’ fees actually incurred (including attorneys’ fees incurred in any appeal) by the Agent in connection therewith, shall be payable by the Borrower upon demand and shall constitute a part of the Obligations and shall if not paid within thirty (30) days after demand bear interest at the Default Rate. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorney’s fees.
Section 9.4    Distribution of Proceeds
. In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the assets of the Borrower or the Guarantors, such monies shall be distributed for application as follows:
(a)    First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of, that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agent) then due and payable to the Agent in its capacity as such;
(b)    Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) then due and payable to the Lenders and Issuing Lenders (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Lenders, ratably among them in proportion to the respective amounts described in this clause (b) payable to them;
(c)    Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on (i) the Loans, (ii) reimbursement obligations under any outstanding Letters of Credit and (iii) other Obligations, in each case, then due and payable, ratably among the Lenders and the Issuing Lenders in proportion to the respective amounts described in this clause (c) payable to them;
(d)    Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, disbursements under Letters of Credit, and Hedge Obligations, ratably among the Lenders and Lender Hedge Providers in proportion to the respective amounts described in this clause (d) held by them;
(e)    Fifth, to all other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause (e) held by them; and
(f)    Sixth, the excess, if any, after all of the Obligations then due and payable have been paid in full, shall be returned to the Borrower or as otherwise required by law.
Section 9.5    Collateral Account
.
(a)    As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities and the other Obligations and Hedge Obligations, the Borrower hereby pledges and grants to the Agent, for the ratable benefit of the Agent ~~and~~, the Lenders and the Lender Hedge Providers as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Section 9.5.
(b)    Amounts on deposit in the Collateral Account shall be invested and reinvested by the Agent in such Cash Equivalents as the Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Agent for the ratable benefit of the Lenders and the Lender Hedge Providers. The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.
(c)    If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower and the Lenders authorize the Agent to use the monies deposited in the Collateral Account to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment.
(d)    If an Event of Default exists, the Required Revolving Credit Lenders may, in their discretion, at any time and from time to time, instruct the Agent to liquidate any such investments and reinvestments and apply proceeds thereof to the Obligations and Hedge Obligations in accordance with Section 9.4.
(e)    So long as no Default or Event of Default exists, and to the extent amounts on deposit in the Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing and the pro rata share of any Letter of Credit Liabilities of any Defaulting Lender after giving effect to Section 2.13(c), the Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within 10 Business Days after the Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such of the balances in the Collateral Account as exceed the aggregate amount of the Letter of Credit Liabilities at such time.
(f)    The Borrower shall pay to the Agent from time to time such fees as the Agent normally charges for similar services in connection with the Agent’s administration of the Collateral Account and investments and reinvestments of funds therein. The Borrower authorizes the Agent to file such financing statements as the Agent may reasonably require in order to perfect the Agent’s security interest in the Collateral Account, and the Borrower shall promptly upon demand execute and deliver to the Agent such other documents as the Agent may reasonably request to evidence its security interest in the Collateral Account.
ARTICLE 10
THE AGENT.
Section 10.1    Authorization
. The Agent is authorized to take such action on behalf of each ~~of the Lenders~~Lender (in its capacities as a Lender and, as applicable, on behalf of itself and its Affiliates as Lender Hedge Providers) and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably ~~incident~~incidental thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of the Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lender (neither in its capacities as a Lender nor on behalf of itself and its Affiliates as a Lender Hedge Providers) or to create an agency or fiduciary relationship. The Agent shall act as the contractual representative of ~~the Lenders~~each Lender hereunder (in its capacities as a Lender and, as applicable, on behalf of itself and its Affiliates as Lender Hedge Providers), and notwithstanding the use of the term “Agent”, it is understood and agreed that the Agent shall not have any fiduciary duties or responsibilities to any Lender (neither in its capacities as a Lender nor on behalf of itself and its Affiliates as a Lender Hedge Providers) by reason of this Agreement or any other Loan Document and is acting as an independent contractor, the duties and responsibilities of which are limited to those expressly set forth in this Agreement and the other Loan Documents. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind ~~the Lenders~~any Lender (in its capacities as a Lender and, as applicable, on behalf of itself and its Affiliates as Lender Hedge Providers) pursuant to this Agreement and the other Loan Documents.
Section 10.2    Employees and Agents
. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable and documented fees and out-of-pocket expenses of any such Persons shall be paid by the Borrower.
Section 10.3    No Liability
. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable for (a) any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence as determined by a final non-appealable judgment of a court of competent jurisdiction or (b) any action taken or not taken by the Agent with the consent or at the request of the Majority Lenders, the Required Initial Term Loan Lenders, the Required Revolving Credit Lenders, the Required Alternative Currency Revolving Lenders or the Required Dollar Revolving Credit Lenders, as applicable. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent has received notice from a Lender or the Borrower referring to the Loan Documents and describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default”.
Section 10.4    No Representations
. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein, or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any of the other Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the

Borrower, the Guarantors or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the creditworthiness or financial condition of the Borrower, the Guarantors or any of their respective Subsidiaries, or the value of any collateral or any other assets of the Borrower, any Guarantor or any of their respective Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents.
Section 10.5    Payments
.
(a)    A payment by the Borrower or any Guarantor to the Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent agrees to distribute to each Lender not later than one (1) Business Day after the Agent’s receipt of good funds, determined in accordance with the Agent’s customary practices, such Lender’s pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, each payment by the Borrower hereunder shall be applied in accordance with Section 2.13(d).
(b)    If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court. In the event that the Agent shall refrain from making any distribution of any amount received by it as provided in this Section 10.5(b), the Agent shall endeavor to hold such amounts in an interest bearing account and at such time as such amounts may be distributed to the Lenders, the Agent shall distribute to each Lender, based on their respective Commitment Percentages, its pro rata share of the interest or other earnings from such deposited amount.
Section 10.6    Holders of Notes
. The Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.
Section 10.7    Indemnity
. The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower and the Guarantors as required by Section 11.1), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent’s willful misconduct or gross negligence as determined by a final non-appealable judgment of a court of competent jurisdiction. The agreements in this Section 10.7 shall survive the payment of all amounts payable under the Loan Documents.
Section 10.8    The Agent as Lender
. In its individual capacity, KeyBank shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.
Section 10.9    Resignation
. The Agent may resign at any time by giving thirty (30) calendar days’ prior written notice thereof to the Lenders and the Borrower. Any such resignation may at the Agent’s option also constitute the Agent’s resignation as the Issuing Lender. Upon any such resignation, the Majority Lenders, subject to the terms of Section 11.2, shall have the right to appoint as a successor Agent and, if applicable, Issuing Lender, any Lender or any bank whose senior debt obligations are rated not less than “A” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent and, if applicable, Issuing Lender, shall be reasonably acceptable to the Borrower. If no successor Agent shall have been appointed and shall have accepted such appointment within ten (10) days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be any Lender or any bank whose senior debt obligations are rated not less than “A2” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00. Upon the acceptance of any appointment as the Agent and, if applicable, the Issuing Lender, hereunder by a successor Agent and, if applicable, Issuing Lender, such successor Agent and, if applicable, Issuing Lender, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and, if applicable, Issuing Lender, and the retiring Agent and, if applicable, Issuing Lender, shall be discharged from its duties and obligations hereunder as the Agent and, if applicable, the Issuing Lender. After any retiring Agent’s resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent and the Issuing Lender. If the resigning Agent shall also resign as the Issuing Lender, such successor Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Issuing Lender, in either case, to assume effectively the obligations of the current Agent with respect to such Letters of Credit. Upon any change in the Agent under this Agreement, the resigning Agent shall execute such assignments of and amendments to the Loan Documents as may be necessary to substitute the successor Agent for the resigning Agent.
Section 10.10    Duties in the Case of Enforcement
. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent may and, if (a) so requested by the Majority Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances in accordance with their respective Commitment Percentages against expenses and liabilities as the Agent may reasonably request, shall proceed to exercise all or any legal and equitable and other rights or remedies as it may have; provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders. Without limiting the generality of the foregoing, if the Agent reasonably determines payment is in the best interest of all the Lenders, the Agent may without the approval of the Lenders pay taxes and insurance premiums and spend money for maintenance, repairs or other expenses which may be necessary to be incurred, and the Agent shall promptly thereafter notify the Lenders of such action. Each Lender shall, within thirty (30) days of request therefor, pay to the Agent its Commitment Percentage of the reasonable costs incurred by the Agent in taking any such actions hereunder to the extent that such costs shall not be promptly reimbursed to the Agent by the Borrower or the Guarantors within such period. The Majority Lenders may direct the Agent in writing as to the method and the extent of any such exercise, the Lenders hereby agreeing to indemnify and hold the Agent harmless in accordance with their respective Commitment Percentages from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent’s compliance with such direction to be unlawful in any applicable jurisdiction or commercially unreasonable under the UCC as enacted in any applicable jurisdiction.
Section 10.11    Bankruptcy
. In the event a bankruptcy or other proceeding under any Insolvency Law is commenced by or against the Borrower or any Guarantor with respect to the Obligations, the Agent shall have the sole and exclusive right to file and pursue a joint proof claim on behalf of all Lenders. Any votes with respect to such claims or otherwise with respect to such proceedings shall be subject to the vote of the Majority Lenders or all of the Lenders as required by this Agreement. Each Lender irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings unless the Agent fails to file such claim within thirty (30) days after receipt of written notice from the Lenders requesting that the Agent file such proof of claim.
Section 10.12    Reliance by the Agent
. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by an Authorized Officer. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan or issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, the Agent (or Issuing Lender, as applicable) may presume that such condition is satisfactory to such Lender unless the Agent (or Issuing Lender, as applicable) shall have received notice to the contrary from such Lender prior to the making of such Loan or issuance of such Letter of Credit. The Agent may consult with legal counsel (who may be counsel for the Borrower and/or the Guarantors), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 10.13    Approvals
. If consent is required for some action under this Agreement, or except as otherwise provided herein an approval of the Lenders, the Majority Lenders, the Required Initial Term Loan Lenders, the Required Revolving Credit Lenders, the Required Alternative Currency Revolving Lenders or the Required Dollar Revolving Credit Lenders is required or permitted under this Agreement, each Lender agrees to give the Agent, within ten (10) Business Days of receipt of the request for action from the Agent together with all reasonably requested information related thereto (or such lesser period of time required by the terms of the Loan Documents), notice in writing of approval or disapproval (collectively, “Directions”) in respect of any action requested or proposed in writing pursuant to the terms hereof. To the extent that any Lender does not approve any recommendation of the Agent, such Lender shall in such notice to the Agent describe the actions that would be acceptable to such Lender. If consent is required for the requested action, any Lender’s failure to respond to a request for Directions within the required time period shall be deemed to constitute a Direction to take such requested action. In the event that any recommendation is not approved by the requisite number of Lenders and a subsequent approval on the same subject matter is requested by the Agent, then for the purposes of this paragraph each Lender shall be required to respond to a request for Directions within five (5) Business Days of receipt of such request. The Agent and each Lender shall be entitled to assume that any officer of the other Lenders delivering any notice, consent, certificate or other writing is authorized to give such notice, consent, certificate or other writing unless the Agent and such other Lenders have otherwise been notified in writing.
Section 10.14    The Borrower Not Beneficiary
. Except for the provisions of Section 10.9 relating to the appointment of a successor Agent, the provisions of this Article 10 are solely for the benefit of the Agent and the Lenders, may not be enforced by the Borrower or any Guarantor, and except for the provisions of Section 10.9, may be modified or waived without the approval or consent of the Borrower.
Section 10.15    Reliance on Hedge Provider
. For purposes of applying payments received in accordance with Section 9.1, Section 9.4 and Section 9.5 or any other provision of the Loan Documents, the Agent shall be entitled to rely upon the trustee, paying agent or other similar representative (each, a “Representative”) or, in the absence of such a Representative, upon the holder of the Hedge Obligations for a determination (which each holder of the Hedge Obligations agrees (or shall agree) to provide upon request of the Agent) of the outstanding Hedge Obligations owed to the holder thereof. Unless it has actual knowledge (including by way of written notice from such holder) to the contrary, the Agent, in acting hereunder, shall be entitled to assume that no Hedge Obligations are outstanding.
Section 10.16    Erroneous Payments
.
(a)    If the Agent (x) notifies a Lender, Issuing Lender or any Person who has received funds on behalf of a Lender or Issuing Lender (any such Lender, Issuing Lender or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Agent) received by such Payment Recipient from the Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent pending its return or repayment as contemplated below in this Section 10.16(a) and held in trust for the benefit of the Agent, and such Lender or Issuing Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as the Agent may, in its sole discretion, specify in writing), return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Lender, Issuing Lender or any Person who has received funds on behalf of a Lender or Issuing Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender, Issuing Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender or Issuing Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 10.16(b).
For the avoidance of doubt, the failure to deliver a notice to the Agent pursuant to this Section 10.16(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.16(a) or on whether or not an Erroneous Payment has been made.
(c)    Each Lender or Issuing Lender hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Lender under any Loan Document, or otherwise payable or distributable by the Agent to such Lender or Issuing Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Agent has demanded to be returned under immediately preceding clause (a).
(d)    (i)    In the event that an Erroneous Payment (or portion thereof) is not recovered by the Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender or Issuing Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Agent’s notice to such Lender or Issuing Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender or Issuing Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant class of Loans with respect to which such Erroneous

Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance Agreement (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance Agreement by reference pursuant to an approved electronic platform as to which the Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Lender shall deliver any Notes evidencing such Loans to the Borrower or the Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Agent as the assignee Lender shall become a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Lender shall cease to be a Lender or Issuing Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Lender, (D) the Agent and the Borrower shall each be deemed to have waived any consent required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(ii)    Subject to Section 11.2 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender or Issuing Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Agent shall retain all other rights, remedies and claims against such Lender or Issuing Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Agent) and (y) may, in the sole discretion of the Agent, be reduced by any amount specified by the Agent in writing to the applicable Lender from time to time.
(e)    The parties hereto agree that (x) irrespective of whether the Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or an Issuing Lender, to the rights and interests of such Lender or Issuing Lender, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that, the Borrower’s and Guarantors’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Agent under an Erroneous Payment Deficiency Assignment), and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any

Guarantor; provided that this Section 10.16(e) shall not be interpreted to increase (or accelerate the due date for) or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Agent; provided, further, that for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower or any Guarantor for the purpose of making such Erroneous Payment.
(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(g)    Each party’s obligations, agreements and waivers under this Section 10.16 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
Section 10.17    Certain ERISA Matters
.
(a)    Each Lender represents as of the date such Person became a Lender party hereto, and covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Facility Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement.

(b)    In addition, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
ARTICLE 11
MISCELLANEOUS.
Section 11.1    Expenses
and Indemnification.
(a)    The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of outside counsel for the Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Lenders in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Agent, any Issuing Lender or any Lender, including (and, in the case of attorney’s fees, limited to) the fees, charges and disbursements of one firm of counsel for the Agent and one firm of counsel for the other Lenders as a group (and, in the case of an actual or reasonably perceived conflict of interest, one additional counsel) in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    The Borrower shall indemnify the Agent, each Issuing Lender, each Titled Agent, each Lender and each of their respective Affiliates and directors, officers, employees, and trustees of any of the foregoing (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or by any other Loan Document, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned, leased or operated by any Borrower or any Subsidiary Owner, or any Environmental Liability related in any way to any Borrower or any Subsidiary Owner, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnitee, or (y) result from disputes solely among such Indemnitees (other than any claims against an Indemnitee acting in its capacity as Agent, Arranger or any other agent or titled role hereunder) and have not arisen out of any act or omission of any Loan Party, any Subsidiary of a Loan party or any of their respective Affiliates.
Section 11.2    Successors and Assigns.
(a)    Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to one or more banks or other entities (but not to any natural person) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage of any Class of Commitment, any Loans at the time owing to it and the Notes held by it); provided that (a) the Agent, the Issuing Lender and, so long as no Default or Event of Default exists hereunder, the Borrower shall have each given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed, and if the Borrower does not respond to any such request for consent within ten (10) Business Days, the Borrower shall be deemed to have consented (provided that no consent shall be required under this clause (a) for any assignment to another Lender, to a Related Fund, to a lender or an Affiliate of a Lender which controls, is controlled by or is under common control with the assigning Lender or to a wholly-owned Subsidiary of such Lender), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement with respect to the applicable Class of Commitment in the event an interest in any Class of Revolving Credit Loans is assigned, or of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement with respect to the applicable Class of Term Loans and the Term Loan Commitment in the event an interest in such Term Loans is assigned, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined) an assignment and acceptance agreement in the form of Exhibit G attached hereto (an “Assignment and Acceptance Agreement”), together with any Notes subject to such assignment, (d) in no event shall any assignment be to any natural person or any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower or any Guarantor or be to a Defaulting Lender or an Affiliate of a Defaulting Lender, (e) such assignee shall acquire an interest in the Loans of not less than $10,000,000.00 and integral multiples of $1,000,000.00 in excess thereof (or if less, the remaining Loans and/or Class of Commitments, as applicable, of the assignor), unless waived by the Agent, and so long as no Default or Event of Default exists hereunder, the Borrower and (f) if after giving effect to such assignment, the amount of the Commitment held by such assigning Lender or the outstanding principal balance of the Loans of such assigning Lender, as applicable, would be less than $5,000,000 in the case of a Revolving Credit Commitment or Revolving Credit Loans of any Class or $5,000,000 in the case of a Term Loan Commitment or Term Loans, then such assigning Lender shall assign the entire amount of such Class of Commitment and/or Loans at the time owing to it. Upon execution, delivery, acceptance and recording of such Assignment and Acceptance Agreement, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Lenders and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder (including the obligations in Section 4.3(g)), (ii) the assigning Lender shall, upon payment to the Agent of the registration fee referred to in Section 11.2(b) below, be released from its obligations under this Agreement arising after the effective date of such assignment with respect to the assigned portion of its interests, rights and obligations under this Agreement, and (iii) the Agent may unilaterally amend Schedule 1.1 to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Lender as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower and/or any Guarantor and whether such assignee is a Defaulting Lender or an Affiliate of a Defaulting Lender. In connection with any assignment of rights and obligations of any Defaulting Lender, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its applicable Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(b)    Register. The Agent, acting for this purpose as a non-fiduciary agent for Borrower, shall maintain on behalf of the Borrower a copy of each assignment delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment Percentages of and principal amount (and stated interest) of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $4,500.00.
(c)    Participations. Each Lender may, without the consent of Agent or Borrower, sell participations to one or more Lenders or other entities (but not to any natural person) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, rights granted to the Lenders under Section 4.3, Section 4.8, Section 4.9, Section 4.10 and Section 11.10, (c) such participation shall not entitle the participant to the right to approve waivers, amendments or modifications, (d) such participant shall have no direct rights against the Borrower, (e) such sale is effected in accordance with all Applicable Laws, and (f) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower and/or any Guarantor and shall not be a Defaulting Lender or an Affiliate of a Defaulting Lender; provided, however, such Lender may agree with the participant that it will not, without the consent of the participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender (other than pursuant to an extension of the Revolving Credit Maturity Date pursuant to Section 2.12), (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon or (v) release any Guarantor (except as otherwise permitted under this Agreement). Any Lender which sells a participation shall promptly notify the Agent of such sale and the identity of the purchaser of such interest. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the

“Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Pledge by Lender. Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. §341, any other central bank having jurisdiction over such Lender, or to such other Person as the Agent may approve to secure obligations of such Lender. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.
(e)    No Assignment by the Borrower. The Borrower shall not assign or transfer any of its rights or obligations under this Agreement or the Loan Documents without the prior written consent of each of the Lenders.
(f)    Mandatory Assignment. In the event the Borrower requests that certain amendments, modifications or waivers be made to this Agreement or any of the other Loan Documents which request requires approval of all of the Lenders or all of the Lenders directly affected thereby or another group of requisite Lenders and is approved by the Majority Lenders, but is either (x) expressly disapproved by one or more of the Lenders, or (y) any such Lender fails to respond to such request within thirty (30) days after Agent provides notice to such Lender (which notice shall be delivered by Agent promptly upon request by Borrower thereof) that such Lender shall be subject to the Non-Consenting Lender provisions of this Section 11.2(f) if it fails to respond to such request within such thirty (30) day period (any such non-consenting Lender shall hereafter be referred to as the “Non-Consenting Lender”), then, within thirty (30) Business Days after the Borrower’s receipt of notice of such disapproval, or such failure to respond within the thirty (30) day period prescribed in clause (y) above, by such Non-Consenting Lender, the Borrower shall have the right as to such Non-Consenting Lender, to be exercised by delivery of written notice delivered to the Agent and the Non-Consenting Lender within thirty (30) Business Days of receipt of such notice, to elect to cause the Non-Consenting Lender to transfer its Loans and Commitment. The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Loans and Commitment, pro rata based upon their relevant Commitment Percentages, of the Non-Consenting Lender (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent). In the event that the Lenders do not elect to acquire all of the Non-Consenting Lender’s Loans and Commitment, then the Agent shall endeavor to find a new Lender or Lenders to acquire such remaining Loans and Commitment. Upon any such purchase of the Loans and Commitment of the Non-Consenting Lender, the Non-Consenting Lender’s interests in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Non-Consenting Lender shall promptly execute and deliver any and all documents reasonably requested by the Agent to surrender and transfer such interest, including, without limitation, an Assignment and Acceptance Agreement and such Non-Consenting Lender’s original Note. If such Non-Consenting Lender does not execute and deliver to the Agent a duly completed Assignment and Acceptance Agreement and/or such other documentation reasonably requested by the Agent to surrender and transfer such interest to the purchaser or assignee thereof within a period of time deemed reasonable by the Agent after the later of (i) the date on which such purchaser or assignee executes and delivers such Assignment and Acceptance Agreement and/or such other documentation and (ii) the date on which the Non-Consenting Lender receives all payments required to be paid to it by this Section 11.2(f), then such Non-Consenting Lender shall, to the extent permissible by Applicable Law, be deemed to have executed and delivered such Assignment and Acceptance Agreement and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Acceptance Agreement and/or such other documentation on behalf of such Non-Consenting Lender. Notwithstanding anything in this Section 11.2(f) to the contrary, any Lender or other Lender assignee acquiring some or all of the assigned Loans and Commitment of the Non-Consenting Lender must consent to the proposed amendment, modification or waiver. The purchase price for the Non-Consenting Lender’s Loans and Commitment shall equal any and all amounts outstanding and owed by the Borrower to the Non-Consenting Lender, including principal and all accrued and unpaid interest or fees, plus any applicable amounts payable pursuant to Section 4.7 which would be owed to such Non-Consenting Lender if the Loans were to be repaid in full on the date of such purchase of the Non-Consenting Lender’s Loans and Commitment (provided that the Borrower may pay to such Non-Consenting Lender any interest, fees or other amounts (other than principal) owing to such Non-Consenting Lender).
(g)    Titled Agents. The Titled Agents shall not have any additional rights or obligations under the Loan Documents, except for those rights, if any, as a Lender.
Section 11.3    Amendments.
(a)    Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or the Guarantors of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Lenders; provided, however, that (i) each Fee Letter may be amended or otherwise modified, or rights or privileges thereunder waived, in a writing executed by the parties thereto only, and (ii) any term of this Agreement or of any other Loan Document relating to the rights or obligations of the Alternative Currency Revolving Lenders, and not any other Lenders, may be amended, and the performance or observance by the Borrower or the Guarantors of any such terms may be waived with, and only with, the written consent of the Required Alternative Currency Revolving Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party party thereto). Notwithstanding the foregoing, none of the following may occur without the written consent of each Lender adversely affected thereby: (a) a reduction in the rate of interest on any Loan or other Obligation hereunder; provided, however, that (A) only the consent of the Majority Lenders shall be necessary to amend the definition of “Default Rate”, to waive any obligation of the Borrower to pay interest at the Default Rate or to retract the imposition of interest at the Default Rate, and (B) only the consent of the Majority Lenders shall be necessary to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or Letter of Credit or to reduce any fee payable based on such financial covenant; (b) an increase in the amount of the Commitments of the Lenders (except as provided in Section 2.11 and Section 11.2); (c) a forgiveness, reduction or waiver of the principal of any unpaid Loan or any interest thereon (other than a reduction or waiver of default interest) or fee payable under the Loan Documents; provided that only the consent of the Term Loan Lenders or the Revolving Credit Lenders, as the case may be, shall be necessary for any such amendment or waiver that on its face only applies to the Term Loans or the Revolving Credit Loans and Revolving Credit Commitments, respectively; (d) a change in the amount of any fee payable to a Lender hereunder; (e) the postponement of any date fixed for any payment of principal of or interest on the Loan; (f) an extension of the a Term Loan Maturity Date or the Revolving Credit Maturity Date (except as provided in Section 2.12); (g) a change in the manner of distribution of any payments to the Lenders or the Agent; (h) the release of the Borrower or any Guarantor except as otherwise provided in this Agreement; (i) an amendment of the definition of Majority Lenders, Required Revolving Credit Lenders, Required Dollar Revolving Credit Lenders, Required Initial Term Loan Lenders, Required Alternative Currency Revolving Lenders or of any requirement for consent by all of the Lenders; (j) any modification to require a Revolving Credit Lender to fund a pro rata share of a request for an advance of the Revolving Credit Loan made by the Borrower other than based on its Commitment Percentage as applicable to such Class of Revolving Credit Loan; (k) an amendment to this Section 11.3(a); or (l) an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Lenders, the Majority Lenders, Required Revolving Credit Lenders, Required Dollar Revolving Credit Lenders, Required Alternative Currency Revolving Lenders or the Required Initial Term Loan Lenders to require a lesser number of Lenders to approve such action. The provisions of Article 10 may not be amended without the written consent of the Agent. Any provision of this Agreement or the Loan Documents which requires the approval of all of the Revolving Credit Lenders, the Required Revolving Credit Lenders, the Required Dollar Revolving Credit Lenders or the Required Alternative Currency Revolving Lenders may not be amended or waived to require a lesser number of Revolving Credit Lenders to approve such action without the written consent of all affected Revolving Credit Lenders. Any provision of this Agreement or the Loan Documents which requires the approval of all of the Term Loan Lenders may not be amended or waived to require a lesser number of Term Loan Lenders to approve such action without the written consent of all of the Term Loan Lenders. There shall be no amendment, modification or waiver of any provision in the Loan Documents with respect to Letters of Credit without the consent of the Issuing Lender. The definition of “Alternative Currency” may not be amended without the written consent of all of the Alternative Currency Revolving Lenders. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) the Commitment of any Defaulting Lender may not be increased without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender. There shall be no amendment, modification or waiver of any provision in the Loan Documents which results in a modification of the conditions to funding with respect to any Class of Commitment without the written consent of the Required Dollar Revolving Credit Lenders, the Required Alternative Currency Revolving Lenders or the Required Initial Term Loan Lenders, as applicable. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon any of the Borrower or the Guarantors shall entitle the Borrower or any Guarantor to other or further notice or demand in similar or other circumstances.
(b)    If the Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.
Section 11.4    Notices; Electronic Communications.

(a)    Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 11.4 referred to as “Notice”) must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telecopy, and addressed as follows:
If to the Agent or KeyBank:

KeyBank National Association
127 Public Square, 8th Floor
Mailcode: OH-01-270844
Cleveland, Ohio 44114
Attention: Joshua Mayers

With a copy to:

Jones Day
555 California Street, 26th Floor
San Francisco, CA 94104-1500
Attn: David Paulson, esq.
Telecopier: 415-963-6883
Telephone: 415-875-5794

If to the Borrower:

~~OakTrust~~Blue Owl NLT Operating Partnership ~~L.P.~~LP
30 N. LaSalle St., Suite 4140
Chicago, IL 60602
Attention: Michael Reiter
Email: michael.reiter@blueowl.com
Telephone: 312-414-0944

With a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Ave
New York, NY, 10017
Attn: Justin Lungstrum
Email: jlungstrum@stblaw.com

if to any other Lender which is a party hereto, at the address for such Lender set forth in the information form for such Lender on file with the Agent, and to any Lender which may hereafter become a party to this Agreement, at such address as may be designated by such Lender. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by telecopy (if permitted hereunder), upon being sent and confirmation of receipt. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior

Notice thereof, the Borrower, a Lender or the Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.
(b)    Loan Documents and notices under the Loan Documents may, with Agent’s approval, be transmitted and/or signed by facsimile and by signatures delivered in “PDF” format by electronic mail. The effectiveness of any such documents and signatures shall, subject to Applicable Law, have the same force and effect as an original copy with manual signatures and shall be binding on the Borrower, the Guarantors, Agent and Lenders. Agent may also require that any such documents and signature delivered by facsimile or “PDF” format by electronic mail be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver any such manually-signed original shall not affect the effectiveness of any facsimile or “PDF” document or signature.
(c)    Notices and other communications to the Agent, the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent (it being understood and agreed that Agent has approved communications of the information described in Section 7.4(a) and Section 7.4(b) being provided at http://globalnetlease.com/), provided that the foregoing shall not apply to notices to any Lender or Issuing Lender pursuant to Article 2 if such Lender or Issuing Lender, as applicable, has notified the Agent that it is incapable of receiving notices under such Section by electronic communication. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
Section 11.5    Survival
. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent, an Issuing Lender or any Lender may have had notice or knowledge of any Default, Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 4.3, Section 4.8, Section 4.10 and Section 11.1 and Article 10 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

Section 11.6    No Fiduciary Relationship
. Neither the Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower, any Guarantor or their respective Subsidiaries arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Lender and the Agent, and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.
Section 11.7    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent, any Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.
(c)    The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 11.4. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
(e)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 11.8    Counterparts; Electronic Signatures.

(a)    This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.
(b)    Delivery of an executed counterpart of a signature page to this Agreement or any other Loan Document by facsimile or as an attachment to an electronic mail message in .pdf, .jpeg, .TIFF or similar electronic format shall be effective as delivery of a manually executed counterpart of this Agreement of such other Loan Document for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Agent to accept electronic signatures in any form or format without its prior written consent. For the purposes hereof, “Electronic Signatures” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. Each of the parties hereto represents and warrants to the other parties hereto that it has the corporate capacity and authority to execute this Agreement and the other Loan Documents to which it is a party through electronic means and there are no restrictions for doing so in that party’s constitutive documents. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among any of the Agent or the Lenders and any of the Borrower or Guarantors, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of any Loan Document based solely on the lack of paper original copies of such Loan Document, including with respect to any signature pages thereto.
Section 11.9    Headings
. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 11.10    Right of Setoff
. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 2.13 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees to notify the Borrower and the Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 11.11    Entire Agreement
. This Agreement and the Loan Documents is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the Loan Documents. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement and the Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement and the Loan Documents. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 11.3.
Section 11.12    Dealings with the Borrower and the Guarantors
. The Agent, the Lenders and their affiliates may accept deposits from, extend credit to, invest in, act as trustee under indentures of, serve as financial advisor of, and generally engage in any kind of banking, trust or other business with the Borrower, the Guarantors and their respective Subsidiaries or any of their Affiliates regardless of the capacity of the Agent or the Lender hereunder. The Lenders acknowledge that, pursuant to such activities, KeyBank or its Affiliates may receive information regarding such Persons (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them. Borrower acknowledges, on behalf of itself and its Affiliates, that the Agent and each of the Lenders and their respective Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) in which Borrower and its Affiliates may have conflicting interests regarding the transactions described herein and otherwise. Neither the Agent nor any Lender will use confidential information described in Section 11.14 obtained from Borrower by virtue of the transactions contemplated hereby or its other relationships with Borrower and its Affiliates in connection with the performance by the Agent or such Lender or their respective Affiliates of services for other companies, and neither the Agent nor any Lender nor their Affiliates will furnish any such information to other companies. Borrower, on behalf of itself and its Affiliates, also acknowledges that neither the Agent nor any Lender has any obligation to use in connection with the transactions contemplated hereby, or to furnish to Borrower, confidential information obtained from other companies. Borrower, on behalf of itself and its Affiliates, further acknowledges that one or more of the Agent and Lenders and their respective Affiliates may be a full service securities firm and may from time to time effect transactions, for its own or its Affiliates’ account or the account of customers, and hold positions in loans, securities or options on loans or securities of Borrower and its Affiliates.
Section 11.13    Severability
. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.
Section 11.14    Confidentiality

. Each of the Agent, the Issuing Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees, agents and consultants, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case the Agent, such Issuing Lender or such Lender, as applicable, shall, to the extent not inconsistent with applicable law, use reasonable efforts to promptly inform the Borrower thereof), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or (other than any Ineligible Institution) any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Agent, any Issuing Lender or any Lender on a non-confidential basis from a source other than the Borrower or any Loan Party that is not known to the Agent, Issuing Lender or such Lender, as applicable to be subject to a confidentiality agreement with the Borrower or any Loan Party. For the purposes of this Section, “Information” means all information received from the Borrower, any Loan Party or any Subsidiary relating to the Borrower, any Loan Party or any Subsidiary or its respective businesses (including without limitation the identities of their venture partners), other than any such information that is available to the Agent, any Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrower and other than information set forth in this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 11.15    [Reserved]
.
Section 11.16    Third Party Beneficiaries
. This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Borrower, the Guarantors, the Lenders, the Agent, the Arrangers and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. All conditions to the performance of the obligations of the Agent and the Lenders under this Agreement, including the obligation to make Loans and issue Letters of Credit, are imposed solely and exclusively for the benefit of the Agent and the Lenders and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Agent and the Lenders will refuse to make Loans or issue Letters of Credit in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Agent and the Lenders at any time if in their sole discretion they deem it desirable to do so. In particular, the Agent and the Lenders make no representations and assume no obligations as to third parties concerning the quality of any the construction by the Borrower, the Guarantors or any of their respective Subsidiaries of any development or the absence therefrom of defects.
Section 11.17    Patriot Act
. Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the Guarantors that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantors, which information includes names and addresses and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower and the Guarantors in accordance with the Patriot Act.
Section 11.18    Acknowledgement and Consent to Bail-In of Affected Financial Institutions
. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 11.19    Automatic Alternative Currency Conversion
. If an Automatic Alternative Currency Conversion Trigger shall occur, the amount of all Outstanding Alternative Currency Loans denominated in an Alternative Currency and Alternative Currency Letter of Credit Liabilities shall, automatically and with no further action required, be converted into the Dollar Equivalent of such amounts, determined by the Agent on the basis of the Spot Rate determined on the Automatic Alternative Currency Conversion Date, and on and after such date all amounts accruing and owed to the Alternative Currency Revolving Lenders in respect of such Alternative Currency Loans and Alternative Currency Letter of Credit Liabilities shall accrue and be payable in Dollars at the rate otherwise applicable hereunder.
Section 11.20    Judgment Currency

. For the purposes of obtaining judgment in any court if it is necessary to convert a sum due from the Borrower hereunder or under any other Loan Document in one Currency expressed to be payable herein (the “Specified Currency”) into another Currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Specified Currency with such other currency at the Agent’s main Cleveland, Ohio office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due hereunder shall, notwithstanding any judgment in a Currency other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by any Lender (including the Agent), as the case may be, of any sum adjudged to be so due in such other Currency such Lender (including the Agent), as the case may be, may in accordance with normal, reasonable banking procedures purchase the Specified Currency with such other Currency. If the amount of the Specified Currency so purchased is less than the sum originally due to such Lender (including the Agent), as the case may be, in the Specified Currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender (including the Agent), as the case may be, against such loss, and to pay such additional amounts upon demand from Agent. All of the Borrower’s obligations under this Section 11.20 shall survive termination of this Agreement and repayment of all other Obligations hereunder.
Section 11.21    Acknowledgment Regarding any Supported QFCs
. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for a Derivatives Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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~~SCHEDULE 1.1~~
~~LENDERS AND COMMITMENTS~~

~~Lender Name~~	~~Dollar Revolving Credit Commitment~~	~~Dollar Revolving Credit Commitment Percentage~~	~~Alternative Currency Revolving Commitment~~	~~Alternative Currency Revolving Commitment Percentage~~	~~Unfunded Initial Term Loan Commitment~~	~~Funded Initial Term Loans~~
~~KeyBank National Association~~	~~$55,384,615.40~~	~~20.74330165%~~	~~$34,615,384.60~~	~~23.07692307%~~	~~$0.00~~	~~$210,000,000.00~~
~~Bank of America, N.A.~~	~~$55,384,615.38~~	~~20.74330164%~~	~~$34,615,384.62~~	~~23.07692308%~~	~~$0.00~~	~~$210,000,000.00~~
~~BMO Harris Bank N.A.~~	~~$27,692,307.69~~	~~10.37165082%~~	~~$17,307,692.31~~	~~11.53846154%~~	~~$0.00~~	~~$105,000,000.00~~
~~Morgan Stanley Senior Funding, Inc.~~	~~$9,230,769.23~~	~~3.45721694%~~	~~$5,769,230.77~~	~~3.84615385%~~	~~$0.00~~	~~$35,000,000.00~~
~~PNC Bank, National Association~~	~~$46,153,846.15~~	~~17.28608470%~~	~~$28,846,153.85~~	~~19.23076923%~~	~~$0.00~~	~~$175,000,000.00~~
~~S&T Bank~~	~~$4,500,000.00~~	~~1.68539326%~~	~~$0.00~~	~~0.00000000%~~	~~$0.00~~	~~$10,500,000.00~~
~~Synovus Bank~~	~~$7,500,000.00~~	~~2.80898876%~~	~~$0.00~~	~~0.00000000%~~	~~$0.00~~	~~$17,500,000.00~~
~~Texas Capital Bank~~	~~$15,000,000.00~~	~~5.61797753%~~	~~$0.00~~	~~0.00000000%~~	~~$0.00~~	~~$35,000,000.00~~
~~Truist Bank~~	~~$46,153,846.15~~	~~17.28608470%~~	~~$28,846,153.85~~	~~19.23076923%~~	~~$0.00~~	~~$175,000,000.00~~
~~TOTAL~~	~~$267,000,000.00~~	~~100.000000000%~~	~~$150,000,000.00~~	~~100.000000000%~~	~~$0.00~~	~~$973,000,000.00~~

~~SCHEDULE 1.2~~
~~DOLLAR LETTER OF CREDIT COMMITMENTS~~

~~Name~~	~~Dollar Letter of Credit Commitment~~	~~Percentage~~

~~KeyBank National Association~~	~~$10,012,500~~	~~25.00%~~
~~Bank of America, N.A.~~	~~$10,012,500~~	~~25.00%~~
~~PNC Bank, National Association~~	~~$10,012,500~~	~~25.00%~~
~~Truist Bank~~	~~$10,012,500~~	~~25.00%~~
~~Total~~	~~$40,050,000~~	~~100.00%~~

~~ALTERNATIVE CURRENCY LETTER OF CREDIT COMMITMENTS~~

~~Name~~	~~Alternative Currency Letter of Credit Commitment~~	~~Percentage~~

~~KeyBank National Association~~	~~$5,625,000~~	~~25.00%~~
~~Bank of America, N.A.~~	~~$5,625,000~~	~~25.00%~~
~~PNC Bank, National Association~~	~~$5,625,000~~	~~25.00%~~
~~Truist Bank~~	~~$5,625,000~~	~~25.00%~~
~~Total~~	~~$22,500,000~~	~~100.00%~~